Exhibit 99(a)(1)(i)

OFFER DOCUMENT

OFFER TO PURCHASE FOR CASH

Any and All Outstanding Class A Shares and Class B Shares
(And Class B Shares Held as American Depositary Shares)

of

Quilmes Industrial (Quinsa), Société Anonyme
Registered Office: 84, Grand Rue, L-1660 Luxembourg
Registered Number: RCS B 32 501

at

A Purchase Price of
$3.35 per Class A Share
$33.53 per Class B Share
($67.07 per American Depositary Share)

by

BEVERAGE ASSOCIATES HOLDING LTD. - OFFEROR,
A WHOLLY OWNED SUBSIDIARY OF
COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME (WHICH IS 11:00 P.M. LUXEMBOURG TIME), ON FEBRUARY 28, 2007
UNLESS THE OFFER IS EXTENDED OR REOPENED.

Beverage Associates Holding Ltd., a Bahamas corporation with its registered office located at Mareva House, 4 George Street, Nassau, Bahamas (“BAH” or the “Offeror” or “we” or “us”), a wholly owned subsidiary of Companhia de Bebidas das Américas - AmBev, a Brazilian corporation with registered offices in São Paulo, SP, Brazil (registration number with the São Paulo Commercial Registry 35,300,157,770) (“AmBev”), is offering to purchase any and all outstanding Class A shares and Class B shares (and Class B shares held as American Depositary Shares (“ADSs”)) of Quilmes Industrial (Quinsa), Société Anonyme, a Luxembourg public limited company (“Quinsa” or the “Company”), that are not owned by us or our affiliates at a purchase price of $3.35 per Class A share or $33.53 per Class B share and $67.07 per ADS, net to the seller in cash (less any amounts withheld under applicable tax laws), without interest (the “Offer”), upon the terms and subject to the conditions set forth in this Offer Document as it may be amended or supplemented from time to time (the “Offer Document”) and in the related Letters of Transmittal (as defined below) as they may be amended or supplemented from time to time. The Offer Document together with the Letters of Transmittal shall be known as the “Offer Documentation”. You may participate in the Offer by tendering your Class B shares of the Company in the form of either shares or ADSs. Since each ADS represents two Class B shares, the tender of an ADS will be equivalent to the tender of two underlying Class B shares and, upon the terms and subject to the conditions of this Offer, we will purchase each ADS properly tendered and not properly withdrawn at a purchase price equal to twice the purchase price of a Class B share (or $67.07 per ADS).

THE OFFER IS CONDITIONED ON A MINIMUM NUMBER OF CLASS B SHARES AND/OR ADSs BEING TENDERED. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE “THE OFFER — SECTION 5”.

Class A shares and Class B shares are listed and traded on the Luxembourg Stock Exchange (the “LSE”), and the Reuter codes for Class A shares is “QUIN.LU” and for Class B shares is QUIN_p.LU. ADSs are listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “LQU”. On January 24, 2007, the last full trading day before the announcement of the Offer, the last reported sale price on the LSE of the Class A shares and Class B shares was $3.25 per Class A share and $32.60 per Class B share, and the last reported sale price on the NYSE of the ADSs was $66.00 per ADS. You are urged to obtain current market quotations for Class A shares, Class B shares and ADSs. See “The Offer — Section 5”.

The Offeror intends, as soon as practicable following the consummation of the Offer, to acquire the remaining Class A shares and Class B shares (and Class B shares held as ADSs) pursuant to the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law (as defined below) on the same terms as the Offer. Following the consummation of the Offer and the exercise of the squeeze-out right, AmBev intends to cause the Company to apply to delist all ADSs from the NYSE including the remaining non-tendered ADSs and all Class A shares and Class B shares from the LSE including the remaining non-tendered Class A shares and Class B shares, to terminate the ADS facility and the registration of the Class B shares under the Exchange Act (as defined below).

The Company’s Board of Directors unanimously determined that the Offer is fair to the Company’s shareholders other than AmBev and its affiliates and decided to recommend that shareholders tender their shares in the Offer. See “Special Factors — Section C”. Neither the Offeror’s nor AmBev’s Board of Directors nor the Dealer Manager nor any other agent acting on our behalf make any recommendation to you as to whether you should tender or refrain from tendering your Class A shares or Class B shares or ADSs. You must make your own decision as to whether to tender your Class A shares or Class B shares or ADSs and, if so, how many Class A shares or Class B shares or ADSs to tender. In so doing, you should read carefully the information in this Offer Document and in the related Letters of Transmittal, including our reasons for making the Offer.

THIS OFFER IS MADE IN ACCORDANCE WITH THE APPLICABLE FEDERAL SECURITIES LAWS OF THE UNITED STATES AND THE APPLICABLE LAWS OF LUXEMBOURG. THE OFFER DOCUMENTATION HAS BEEN PREPARED AND THE OFFER IS MORE PARTICULARLY MADE PURSUANT TO THE LAW OF THE GRAND DUCHY OF LUXEMBOURG OF 19 MAY 2006 TRANSPOSING DIRECTIVE 2004/25/EC OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL OF 21 APRIL 2004 ON TAKEOVER BIDS (THE “LUXEMBOURG TAKEOVER LAW”) AND WAS APPROVED BY THE LUXEMBOURG COMMISSION FOR THE SUPERVISION OF THE FINANCIAL SECTOR COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER (“CSSF”) ON JANUARY 25, 2007.

THIS TRANSACTION HAS NOT YET BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC” OR THE “COMMISSION”) OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY SUCH COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THERE WILL BE ONLY ONE OFFER. UPON APPROVAL OF THE CSSF OF THE OFFER DOCUMENTATION THE OFFER WILL OPEN IN LUXEMBOURG AND THE U.S.. AT THAT POINT THE OFFER DOCUMENT WILL BE FILED WITH THE SEC. THE REVIEW OF THE SEC IS A SIMULTANEOUS REVIEW CARRIED OUT DURING THE LIFE OF THE OFFER ITSELF. SHOULD THE SEC REQUIRE ANY MODIFICATIONS OF THE OFFER DOCUMENTATION, WE WILL BE REQUIRED TO FILE A SUPPLEMENT WITH THE CSSF REFLECTING SUCH CHANGE.

Every significant new factor, material mistake or inaccuracy relating to the information included in the Offer Document which is capable of affecting the assessment of the securities and which arises or is noted between the time when the Offer Document is approved and the end of the Offer shall be mentioned in a supplement to this Offer Document which will be published in accordance with the applicable regulations.

The distribution of the Offer Document and any separate documentation relating to the Offer (e.g., Letters of Transmittal, various notices, the form of withdrawal request and press releases) and the making of the Offer may, in some jurisdictions, be restricted or prohibited by applicable law. The Offer is not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the Offer or the acceptance of the Offer would not be in compliance with the laws of that jurisdiction. Persons who come into possession of the Offer Document or other documentation relating to the Offer should inform themselves of and observe all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. None of the Offeror or any of its officers, directors, employees, advisors, affiliates or agents assume any responsibility for any violation by any person of any of these restrictions. Any holder of Class A shares or Class B shares or ADSs of the Company who is in any doubt as to his or her position should consult an appropriate professional adviser without delay.

The Dealer Manager for the Offer is:

CREDIT SUISSE SECURITIES (USA) LLC

Offer Document dated January 25, 2007

IMPORTANT

TENDERING ADSs.

If you want to tender all or part of your ADSs, you must do one of the following before the Offer expires:

•	if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your ADSs for you;
•
if you hold American Depositary Receipts (“ADRs”) evidencing ADSs in your own name, complete and sign the Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) according to its instructions and deliver it, together with any required signature guarantees, the ADRs evidencing your ADSs and any other documents required by the ADS Letter of Transmittal, to The Bank of New York, the ADS Tender Agent for the Offer; or

•
if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer Document, tender your ADSs according to the procedure for book-entry transfer described in “The Offer - Section 2” of this Offer Document.

If you want to tender ADSs but the ADRs evidencing your ADSs are not immediately available or cannot be delivered to the ADS Tender Agent within the required time or you cannot comply with the procedure for book-entry transfer, or your other required documents cannot be delivered to the ADS Tender Agent by the Expiration Date (as defined below) of the Offer, you may still tender your ADSs if you comply with the guaranteed delivery procedure described in “The Offer - Section 2” of this Offer Document.

TENDERING CLASS A SHARES AND CLASS B SHARES.

If you want to tender all or part of your Class A shares or Class B shares, you must do one of the following before the Offer expires:

•
if your Class A shares or Class B shares are registered in your name on the Company’s share register, complete and sign the Letter of Transmittal to Tender Shares (the “Share Letter of Transmittal”) according to its instructions and deliver it, together with any registered share certificate(s) or other written evidence of your ownership of the tendered Class A shares or Class B shares that you may have, to The Bank of New York, London, the Share Tender Agent for the Offer, or if in Luxembourg, to The Bank of New York (Luxembourg) S.A.. You do not have to submit share certificates or other written confirmation of your registered ownership of the tendered registered shares in order to make a valid tender. The Company will confirm the share ownership of each tendering holder by examining the Company’s share register and the notations in the Company’s share register will determine legal ownership of Class A shares or Class B shares. Your tender of Class A shares or Class B shares registered in your name will not be valid until the Share Tender Agent receives written confirmation from the Company that you are recorded as the registered owner of the tendered shares in the Company’s share register;

•
if you hold your Class A shares or Class B shares in the form of bearer share certificate(s), complete and sign the Share Letter of Transmittal according to its instructions and deliver it, together with your bearer share certificate(s), to the Share Tender Agent; or

•
if your Class A shares or Class B shares are held in a clearing system such as Euroclear or Clearstream, Luxembourg, which we refer to as the “clearing systems”, you should contact the financial institution through which you hold your shares and instruct that financial institution to take appropriate steps to (1) complete and sign or have completed and signed the Share Letter of Transmittal according to its instructions and deliver or cause the completed and signed Share Letter of Transmittal to be delivered to the Share Tender Agent at its address set forth on the back cover of this Offer Document, (2) block or cause the blocking of such tendered Class A shares or Class B shares within the clearing system, and (3) transfer or cause the transfer to the Share Tender Agent, after the Expiration Date of the tendered Class A shares or Class B shares that we purchase pursuant to the Offer at its address set forth on the back cover of this Offer Document. Such tender of Class A shares or Class B shares will not be valid until the Share Tender Agent receives a Share Letter of Transmittal relating to such Class A shares or Class B shares which is properly completed and executed and confirmation from the clearing system that your shares have been blocked. You should consult the financial institution through which you hold your Class A shares or Class B shares to determine how, and by what time, you must deliver tender, blocking and transfer instructions to them.

FOR ALL TENDERS.

Questions and requests for assistance may be directed to Innisfree M&A Incorporated, the Information Agent for the Offer, or to Credit Suisse Securities (USA) LLC, the Dealer Manager for the Offer, at their respective addresses and telephone numbers set forth on the back cover page of this Offer Document. Requests for additional copies of this Offer Document, the Letters of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent, the ADS Tender Agent or the Share Tender Agent at those addresses and telephone numbers.

We are not making this Offer to, and will not accept any tendered Class A shares or Class B shares or ADSs from, holders of Class A shares or Class B shares or ADS holders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to make this Offer to holders of Class A shares or Class B shares or ADS holders in any such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES OR CLASS B SHARES OR ADSs IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFER DOCUMENT OR ANY OTHER DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER DOCUMENT OR IN THE RELATED LETTERS OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER OR ANY OTHER AGENT WORKING FOR US.

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. It highlights certain material information in this Offer Document, but you should realize that it does not describe all of the details of this Offer to the same extent described elsewhere in this Offer Document. We urge you to read this entire Offer Document and the related Letters of Transmittal because they contain the full details of the Offer. We have included references to the sections of this Offer Document where you will find a more complete discussion.

WHO IS OFFERING TO PURCHASE MY CLASS A SHARES, CLASS B SHARES AND/OR ADSs?

The Offeror, a wholly owned subsidiary of AmBev, is offering to purchase up to 6,872,480 Class A shares and up to 8,661,207 Class B shares (including Class B shares held as ADSs) of the Company, which represent the outstanding Class A shares and Class B shares (and Class B shares held as ADSs) not owned by us or our affiliates. You may participate in this Offer by tendering either Class A shares, Class B shares and/or ADSs.

HOW MUCH ARE YOU OFFERING TO PAY FOR MY CLASS A SHARES, CLASS B SHARES AND/OR ADSs AND WHAT IS THE FORM OF PAYMENT? WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

You may participate in the Offer by tendering your Class A shares or Class B shares (in the form of either shares or ADSs) of the Company.

We are offering to pay $3.35 per Class A share and $33.53 per Class B share, net to the seller in cash (less any amounts withheld under applicable tax laws), without interest, upon the terms and subject to the conditions set forth in this Offer Document and in the related Letters of Transmittal, in U.S. Dollars. Since each ADS represents two Class B shares, the tender of an ADS will be equivalent to the tender of two underlying Class B shares and, upon the terms and subject to the conditions of this Offer, we will purchase each ADS properly tendered and not properly withdrawn at a purchase price equal to twice the purchase price of a Class B share (or $67.07 per ADS). You will receive this payment either from one or more of the Offeror or from one of AmBev’s subsidiaries. If you hold your Class A shares and/or Class B Shares and/or ADSs registered in your own name and you tender your Class A shares or Class B shares (and Class B shares held as ADSs) to us in the Offer, you will not have to pay brokerage fees, commissions or similar expenses. If you own your Class A shares or Class B shares or ADSs through a broker or other nominee, and your broker tenders your Class A shares or Class B shares or ADS on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See “The Offer — Section 1”.

WHAT WILL BE THE FORM OF PAYMENT OF THE PURCHASE PRICE?

You will be paid the purchase price for your Class A shares or Class B shares or ADSs that we purchase pursuant to the Offer, net in cash in U.S. Dollars (less any amounts withheld under applicable tax laws), without interest. We will not pay for your Class A shares or Class B shares or ADSs in any currency other than U.S. Dollars. If you do not have a U.S. Dollar-denominated account or if, for any other reason, you wish to receive the purchase price in a currency other than U.S. Dollars, you should consult with your custodian to determine the applicable exchange rate and whether any charges will apply. Subject to the conditions of this Offer, we will pay the purchase price promptly after the expiration of the Offer period (and in no case later than 5 days after the expiration of the offer period). See “The Offer — Section 1”.

HOW MANY CLASS A SHARES, CLASS B SHARES AND/OR ADSs ARE YOU OFFERING TO PURCHASE?

We are offering to purchase up to 6,872,480 Class A shares and up to 8,661,207 Class B shares (including Class B shares held as ADSs) of the Company, which represent the outstanding Class A shares and Class B shares (and Class B shares held as ADSs) not owned by us or our affiliates. See “The Offer — Section 1”. The Offer is conditioned on a minimum number of Class B shares and/or ADSs being tendered and to other conditions. See “The Offer — Section 5”.

HOW WILL YOU PAY FOR THE CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs?

We will use general corporate funds made available to us by a capital contribution by our sole shareholder, AmBev, to pay for the Class A shares, Class B shares and ADSs tendered in the Offer. See “The Offer — Section 7”. The Offer is not subject to the receipt of financing. The Offer is conditioned on a minimum number of Class B shares and/or ADSs being tendered and to other conditions. See “The Offer — Section 5”.

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER?

Because the form of payment in the Offer consists solely of cash, we do not think our or AmBev’s financial condition beyond our ability to pay the purchase price out of cash on hand is material to your decision whether to tender in the Offer. Additionally, the Offer is not subject to any financing condition. See “The Offer — Section 7”.

HOW LONG DO I HAVE TO TENDER MY CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs?

The Offer will commence on January 25, 2007. You may tender your Class A shares and/or Class B shares and/or ADSs until the Offer expires. The Offer will expire on February 28, 2007, at 5:00 p.m., New York City time (which is 11:00 p.m. Luxembourg time), unless we extend or reopen the Offer. We may choose to extend or reopen the Offer for any reason in accordance with applicable law. We cannot assure you that the Offer will be extended or reopened or, if extended or reopened, for how long. See “The Offer — Section 13”.

DO FINANCIAL INSTITUTIONS AND CLEARING SYSTEMS THROUGH WHICH I HOLD MY CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs HAVE AN EARLIER DEADLINE?

For Class A shares and/or Class B shares and/or ADSs held through a financial institution, a clearing system or the Book-Entry Transfer Facility, there is likely to be a deadline prior to the expiration of the Offer by which these institutions or systems must be instructed to take the steps necessary to tender your Class A shares and/or Class B shares and/or ADSs into the Offer. The Book-Entry Transfer Facility has advised us that it will not transfer tendered ADSs into the ADS Tender Agent’s account after 5 p.m., New York City time, on February 28, 2007. The Depository Trust Company will accept tenders up to the Expiration Time.

CAN THE OFFER BE EXTENDED, REOPENED, AMENDED OR TERMINATED, AND UNDER WHAT CIRCUMSTANCES?

Subject to compliance with applicable law (including the Luxembourg Takeover Law) and Rule 240.14(d)-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we can extend, reopen or amend the Offer in our sole discretion. If we extend or reopen the Offer, we will delay the acceptance of any Class A shares or Class B shares that have been tendered (including those tendered as ADSs). We can terminate the Offer under certain circumstances. See “The Offer — Sections 5 and 13”.

HOW WILL I BE NOTIFIED IF YOU EXTEND OR REOPEN THE OFFER OR AMEND THE TERMS OF THE OFFER?

We will issue a press release by 11:00 p.m. Luxembourg time (which is 5:00 p.m. New York City time), on the business day prior to the previously scheduled expiration date if we decide to extend the Offer, except in the case of an extension which results in the entire period of the Offer exceeding ten weeks, in which case we will announce our intention to extend the Offer at least two weeks prior to the Expiration Date. We will announce any amendment to the Offer by making a public announcement of the amendment. See “The Offer — Section 13”.

We will issue a press release by 11:00 p.m. Luxembourg time (which is 5:00 p.m. New York City time), on the business day after the previously scheduled expiration date if we decide to reopen the Offer.

WHAT IS THE PURPOSE OF THE OFFER?

We are making the Offer for the purpose of acquiring any and all of the remaining Class A shares and Class B shares of Company (and Class B shares held as ADSs) that are not owned by us or our affiliates. We intend, as soon as practicable following the consummation of the Offer, to acquire the remaining Class A shares and Class B shares (and Class B shares held as ADSs) pursuant to the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer. Following the consummation of the Offer and the exercise of such squeeze-out right, AmBev intends to cause the Company to apply to delist the remaining non-tendered ADSs from the NYSE and the remaining non-tendered Class A shares and Class B shares from the LSE and to terminate the ADS facility and the registration of the Class B shares under the Exchange Act. The consummation of the Offer would allow public shareholders of the Company to realize a premium over the historical market price of their shares. In addition, it will enable AmBev to simplify and rationalize AmBev’s corporate structure. See “Special Factors — Section A”.

WHAT DOES THE COMPANY’S BOARD OF DIRECTORS RECOMMEND REGARDING THE TENDER OFFER?

The Company’s Board of Directors unanimously determined that the Offer is fair to the Company’s shareholders other than AmBev and its affiliates, and decided to recommend that shareholders tender their shares in the Offer. See “Special Factors — Section C”.

IF I DO NOT TENDER MY SHARES BUT THE OFFER IS CONSUMMATED, WHAT WILL HAPPEN TO MY SHARES?

If the Offer is consummated we will acquire the remaining Class A shares and Class B shares (and Class B shares held as ADSs) pursuant to the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer. Hence, if you decide not to tender your Class A shares or Class B shares (and Class B shares held as ADSs) and the Offer is consummated, you will receive the same amount of cash that you would have received had you tendered your Class A shares or Class B shares (and Class B shares held as ADSs) in the Offer, without any interest being paid on such amount, subject to any appraisal right properly exercised under applicable law. See “Special Factors — Section A”.

ARE THERE ANY CONDITIONS TO THE OFFER?

Yes. Our obligation to accept and pay for your tendered Class A shares and/or Class B shares and/or ADSs depends on a number of conditions, including:

(1)  there being validly tendered and not validly withdrawn at least 3,939,387 Class B shares (including Class B shares held as ADSs), as of the date the Class B shares of the Company are accepted for payment pursuant to the Offer, which we refer to as the “minimum tender condition”;

(2) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, United States or non-United States, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the Offer or the acquisition of some or all of the Class A shares or Class B shares or ADSs pursuant to the Offer or otherwise relates in any manner to the Offer or (ii) in our reasonable judgment, could materially and adversely affect our or our subsidiaries’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise could materially impair in any way the contemplated future conduct of the business of us or our subsidiaries, taken as a whole, or could materially impair our ability to purchase any and all outstanding Class A shares or Class B shares (including those tendered as ADSs) of the Company in the Offer;

(3) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, could directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Class A shares or Class B shares or ADSs illegal or otherwise restrict or prohibit completion of the Offer, (ii) delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the Class A shares and/or Class B shares and/or ADSs, or (iii) materially and adversely affect our or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of us or our affiliates; or

(4) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Luxembourg, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks having a business relationship with the parties involved, in the United States, Bahamas, Luxembourg, Brazil or any of the other countries where we or our affiliates (other than Quinsa’s subsidiaries) do business, (iii) the commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, Bahamas, Luxembourg, Brazil or any of the other countries where we or our affiliates (other than Quinsa’s subsidiaries) do business or any of their respective territories, including, but not limited to, an act of terrorism, (iv) any change in the general political, market, economic or financial conditions in the United States, Bahamas, Brazil or any of the other countries where we or our affiliates (other than Quinsa and its subsidiaries) do business that could, in our reasonable judgment, have a material adverse effect on our or our affiliates’ (other than Quinsa and its subsidiaries) business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, that could have, in our reasonable judgment, such a material adverse effect, or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof. In any of the circumstances set out in this condition 4(iv) and condition 4(v) (to the extent that it applies to the circumstances set out in 4(iv) above) the approval of the CSSF shall have been obtained prior to the withdrawal of the Offer.

FOLLOWING THE OFFER, WILL QUINSA CONTINUE AS A PUBLIC COMPANY?

No. Following the consummation of the Offer and the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer, AmBev intends to cause the Company to apply to delist the remaining non-tendered ADSs from the NYSE and the remaining non-tendered Class A shares and Class B shares from the LSE and to terminate the ADS facility and the registration of the Class B shares under the Exchange Act. See “Special Factors — Section A”.

HOW DO I TENDER MY ADSs?

To tender your ADSs, prior to 5:00 p.m. New York City time (which is 11:00 p.m. Luxembourg time), on February 28, 2007, unless the Offer is extended or reopened:

•
you must deliver your ADRs evidencing your ADSs (unless you plan to cause the ADSs to be delivered by book-entry transfer to the ADS Tender Agent’s account at The Depository Trust Company and are able to comply with any deadlines earlier than the expiration of the Offer that may be imposed by the Book-Entry Transfer Facility) and a properly completed and duly executed ADS Letter of Transmittal to The Bank of New York, the ADS Tender Agent, at the address appearing on the back cover page of this Offer Document; or

•
the ADS Tender Agent must receive a confirmation of receipt of your ADSs by book-entry transfer and a properly completed and duly executed ADS Letter of Transmittal or an agent’s message, in the case of a book-entry transfer; or

•	you must comply with the guaranteed delivery procedure outlined in “The Offer — Section 2”.

HOW DO I TENDER MY CLASS A SHARES AND/OR CLASS B SHARES?

To tender your Class A shares or Class B shares, prior to 11:00 p.m. Luxembourg time (which is 5:00 p.m. New York City time), on February 28, 2007, unless the Offer is extended or reopened:

•
if your Class A shares or Class B shares are registered in your name on the Company’s share register, you must deliver a properly completed and duly executed Share Letter of Transmittal to the Share Tender Agent, at the address appearing on the back cover of this Offer Document. You do not have to submit share certificates or other written confirmation of your registered ownership of your tendered shares in order to validly tender your shares. The Company will confirm the share ownership of each holder that tenders registered shares by examining the Company’s share register and the notations in the share register will determine legal ownership of the Class A shares or Class B shares. Nevertheless, we suggest that you deliver to the Share Tender Agent any share certificates or other written confirmation of your ownership of your Class A shares or Class B shares that you may have and that you indicate in the appropriate places in the Share Letter of Transmittal whether you have any share certificates or other written confirmation of your registered ownership, and whether you are submitting those documents with your Share Letter of Transmittal; or

•
if you hold your Class A shares or Class B shares in the form of bearer share certificate(s), you must deliver the bearer share certificate(s) and a properly completed and duly executed Share Letter of Transmittal to the Share Tender Agent, at the address appearing on the back cover of this Offer Document; or

•
if your Class A shares or Class B shares are held in a clearing system, you should contact the financial institution through which you hold your shares and instruct that financial institution to take appropriate steps to (1) complete and sign or have completed and signed the Share Letter of Transmittal according to its instructions and deliver or cause the completed and signed Share Letter of Transmittal to be delivered to the Share Transfer Agent at its address set forth on the back cover of this Offer Document, (2) block or cause the blocking of your tendered Class A shares or Class B shares within the clearing system, and (3) transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, of your tendered Class A shares or Class B shares that we purchase pursuant to the Offer.

CAN I SURRENDER MY ADSs FOR CLASS B SHARES AND THEN TENDER THE CLASS B SHARES?

Yes. To surrender your ADSs for Class B shares, you must comply with the requirements of the Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary under the agreement) and the holders and beneficial owners from time to time of ADRs. You should contact the ADR Division of The Bank of New York at (212) 815-2231 to determine these requirements. You must pay certain fees and charges in connection with any such surrender, including a surrender fee of a maximum of $5 per 100 ADSs surrendered (or portion thereof). To tender the Class B shares you receive following surrender of your ADSs, you must comply with all of the procedures set forth in this Offer Document and the Share Letter of Transmittal. See “The Offer — Sections 1 and 2” and the instructions to the Share Letter of Transmittal.

CAN I CHANGE MY MIND AFTER I HAVE TENDERED CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs IN THE OFFER?

Yes. You may withdraw any Class A shares and/or Class B shares and/or ADSs you have tendered at any time before the expiration of the Offer, which will occur at 5:00 p.m. New York City time (which is 11:00 p.m. Luxembourg time), on February 28, 2007 (the “Expiration Date”), unless we extend or reopen it. If we have not accepted for payment the Class A shares and/or Class B shares and/or ADSs you have tendered to us, you may also withdraw your Class A shares and/or Class B shares and/or ADSs after 9:00 a.m. New York City time (which is 3:00 p.m. Luxembourg time, on March 1, 2007). See “The Offer — Section 3”.

HOW DO I WITHDRAW ADSs I PREVIOUSLY TENDERED?

You must deliver on a timely basis an original signed notice of your withdrawal to the ADS Tender Agent at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of ADSs to be withdrawn and the name of the registered holder of such ADSs. Some additional requirements apply if the ADRs evidencing the ADSs to be withdrawn have been delivered to the ADS Tender Agent or if your ADSs have been tendered under the procedure for book-entry transfer set forth in “The Offer - Section 2”. See “The Offer — Section 3”.

HOW DO I WITHDRAW CLASS A SHARES AND/OR CLASS B SHARES PREVIOUSLY TENDERED?

You must deliver, or cause to be delivered, on a timely basis an original signed notice of withdrawal to the Share Tender Agent at the address appearing on the back cover page of this Offer Document. Your notice of withdrawal must specify the name of the tendering holder, the number of Class A shares or Class B shares to be withdrawn and, if you delivered bearer certificates to the Share Tender Agent, the bearer certificate number of each share to be withdrawn. Some additional requirements apply if you delivered to the Share Tender Agent registered share certificate(s) or other written evidence of your ownership of the Class A shares or Class B shares to be withdrawn or if you tendered under the procedure for transfer through a clearing system set forth in “The Offer — Section 2”. See “The Offer — Section 3”.

WILL YOU PURCHASE ALL OF THE TENDERED CLASS A SHARES AND CLASS B SHARES (INCLUDING THOSE TENDERED AS ADSs)?

Subject to the conditions set forth in this Offer Document, we will purchase any and all Class A Shares and Class B shares (including those tendered as ADSs) from all holders who properly tender and have not properly withdrawn their Class A shares or Class B shares (including those tendered as ADSs). See “The Offer — Sections 1 and 6”.

WILL THE OFFEROR’S OR THE COMPANY’S DIRECTORS AND OFFICERS TENDER CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs IN THE OFFER?

Our and AmBev’s directors and executive officers do not own any Class A shares or Class B shares (including those owned in the form of ADSs). See “The Offer — Section 10”.

WHEN AND HOW WILL YOU PAY FOR THE CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs I TENDER?

We will pay the purchase price for the Class A shares and Class B shares (including those tendered as ADSs) we purchase, net in cash in U.S. Dollars (less any amounts withheld under applicable tax laws), without interest, promptly after the expiration of the Offer and the acceptance of the Class A shares or Class B shares (including those tendered as ADSs) for payment (and in no case later than 5 days after the expiration of the offer period). We will pay for the Class A shares and Class B shares tendered in the form of shares and accepted for purchase by depositing the aggregate purchase price for the Class A shares or Class B shares with The Bank of New York, the Share Tender Agent for the Offer, promptly after the expiration of the Offer. We will pay for the Class B shares tendered in the form of ADSs and accepted for purchase by depositing the aggregate purchase price for the ADSs with The Bank of New York, the ADS Tender Agent for the Offer, promptly after the expiration of the Offer. The Share Tender Agent and the ADS Tender Agent will act as your agents and will transmit to you the payment for all of your Class A and Class B shares (including those tendered as ADSs) accepted for payment. See “The Offer — Section 4”.

WHAT IS THE RECENT MARKET PRICE FOR THE CLASS A SHARES, THE CLASS B SHARES AND ADSs?

On January 24, 2007, the last full trading day before the announcement of the Offer, the last reported sale price on the LSE of the Class A shares and Class B shares was $3.25 per Class A share and $32.60 per Class B shares and the last reported sale price on the NYSE of the ADSs was $66.00 per ADS. You are urged to obtain current market quotations for Class A shares, Class B shares and ADSs. See “The Offer — Section 6”.

WILL I HAVE TO PAY BROKERAGE FEES AND COMMISSIONS IF I TENDER MY CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs?

If you hold your Class A shares and/or Class B shares and/or ADSs registered in your own name and you tender your Class A shares and/or Class B shares and/or ADSs directly to the Share Tender Agent or the ADS Tender Agent, respectively, you will not be obligated to pay brokerage commissions or solicitation fees on our purchases of your Class B shares and/or ADSs. If you hold your Class A shares and/or Class B shares and/or ADSs through a broker, bank, financial institution or other nominee and your broker tenders Class A shares and/or Class B shares and/or ADSs on your behalf, your broker, bank, financial institution or nominee may charge you a fee for doing so. We urge to consult your broker, bank, financial institution or nominee to determine whether any charges will apply. See “The Offer — Section 4”.

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IF I TENDER MY CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs?

Generally, if you are a United States holder you will be subject to United States federal income taxation when you receive cash from us in exchange for the Class A shares and/or Class B shares and/or ADSs you tender. A United States holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized in exchange for the Class A shares and/or Class B shares and/or ADSs and its adjusted tax basis in such shares or ADSs. See “Special Factors — Section D”.

WHAT ARE THE LUXEMBOURG INCOME TAX CONSEQUENCES IF I TENDER MY CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs?

If you are a resident of Luxembourg, you may be subject to Luxembourg income taxation on part of the cash you receive from us in exchange for the Class A shares and/or Class B shares and/or ADSs you tender. The receipt of cash for the holder’s tendered Class A shares and/or Class B shares and/or ADSs will be treated for Luxembourg income tax purposes as a sale eligible for capital gain or loss treatment. If you are a non-resident of Luxembourg, you may, in certain circumstances, be subject to Luxembourg income taxation on part of the cash you receive from us in exchange for the Class A shares and/or Class B shares and/or ADSs you tender. See “Special Factors — Section E”.

WILL I HAVE TO PAY STOCK TRANSFER TAX IF I TENDER MY ADSs?

If you instruct the ADS Tender Agent in the ADS Letter of Transmittal to make the payment for the ADSs to the registered ADS holder, you will not incur any stock transfer tax. See “The Offer — Section 4”.

WILL I HAVE TO PAY STOCK TRANSFER TAX OR DUTIES IF I TENDER MY CLASS A SHARES AND/OR CLASS B SHARES?

You will not incur any Luxembourg stock transfer tax, capital duty or stamp duty on the purchase by us of your Class A shares and/or Class B shares tendered in the Offer. See “The Offer — Section 4”.

WHO CAN I TALK TO IF I HAVE QUESTIONS?

The Information Agent and the Dealer Manager can help answer your questions. The Information Agent is Innisfree M&A Incorporated, the Dealer Manager is Credit Suisse Securities (USA) LLC, the ADS Tender Agent is The Bank of New York and the Share Tender Agent is The Bank of New York, London. In Luxembourg, please contact The Bank of New York (Luxembourg) S.A. Their contact information is set forth on the back cover page of this Offer Document.

RISK FACTORS

This section sets out certain risks relating to the Offer.

The Offeror’s right to withdraw from and terminate the Offer

In certain limited circumstances pursuant to applicable law, the Offeror has the right to withdraw and terminate the Offer at any time until the settlement date of the Offer, including during the period between the end of the acceptance period and the settlement date. We have the right to withdraw and terminate the Offer upon the failure of any of the conditions to the Offer. See “The Offer - Section 5”.

Whether the minimum tender condition is satisfied and any decision to invoke or waive this condition will be announced by press release and, at the latest, in the press release publishing the results of the Offer. Any decision to withdraw from the Offer due to the failure of any of the other conditions will be announced by press release as soon as possible following the relevant event or action.

In particular, the holders of the Class A shares, Class B shares and/or the ADSs will not be able to withdraw tendered securities following the expiration of the acceptance period unless and until we terminate the Offer as referred to above; during this period the holders of the Class A shares, Class B shares and/or the ADSs will not be able to dispose of such securities. The holders of the Class A shares, Class B shares and/or the ADSs will bear the risk of any decrease in value during this time. We will not compensate or indemnify the holders of the Class A shares, Class B shares and/or the ADSs for such losses or reduction in value of their securities or their inability to sell their securities.

Reduced Liquidity and Squeeze Out proceedings

If the Offer is successful the Offeror intends to exercise its squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer in order to effect a prompt and orderly transfer of ownership of the Company from the public shareholders to the AmBev group and to provide shareholders with cash for all of their Class A shares and/or Class B shares (and Class B shares held as ADSs) properly tendered and not properly withdrawn in accordance with this Offer Document. Under Article 15 of the Luxembourg Takeover Law, those holders of the Class A shares, Class B shares and/or the ADSs who have not tendered their shares to the offer will be required, once squeeze out proceedings commence (See “ Special Factors - Purpose of the Offer; Certain Effects of the Offer”) to sell their shares to the Offeror, on the same terms as the Offer.

If for any reason the squeeze-out of the remaining holders of the Class A shares, Class B shares and/or the ADSs is not immediately undertaken, as is intended, the liquidity of the Class A shares, Class B shares and the ADSs not tendered in the Offer may be significantly reduced.

FORWARD-LOOKING STATEMENTS

This Offer Document, the documents incorporated by reference, (See- “Documentation Incorporated by Reference”) and the documents to which we refer you contain statements that are not historical facts and constitute projections, forecasts or forward-looking statements. Words such as “estimate”, “project”, “plan”, “believe”, “expect”, “anticipate”, “intend”, “planned”, “potential”, “should”, “may” and similar expressions may identify forward-looking statements. These forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, AmBev’s future performance and results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include statements regarding the intent, belief or current expectations of AmBev or its directors or executive officers with respect to, but not limited to:

•	the declaration or payment of dividends;

•	the direction of future operations;

•	the implementation of principal operating strategies, including existing, potential acquisition or joint venture transactions or other investment opportunities;

•	the implementation of AmBev’s financing strategy and capital expenditure plans;

•	the utilization of AmBev’s subsidiaries’ income tax losses;

•	the factors or trends affecting AmBev’s financial condition, liquidity or results of operations;

•	the implementation of the measures required under AmBev’s performance agreement entered into with the Conselho Administrativo de Defesa Econômica; and

•	the implementation of the measures required by Argentina’s Comisión Nacional de Defensa de la Competencia under AmBev’s agreements with Beverages Associates (BAC) Corp. (“BAC”) and the Company.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions because they relate to future events and therefore depend on circumstances that may or may not occur in the future. The future results and shareholder values of AmBev may differ materially from those expressed in or suggested by these forward-looking statements. Many of the factors that will determine these results and values are beyond AmBev’s ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. You should understand that the following important factors, in addition to those discussed in this Offer Document, could affect the future results of AmBev and could cause results to differ materially from those expressed in such forward-looking statements:

•	general economic conditions in the principal geographic markets of AmBev, such as the rates of economic growth, fluctuations in exchange rates or inflation;

•	governmental intervention, resulting in changes to the economic, tax or regulatory environment in Brazil or other countries in which AmBev operates;

•
industry conditions, such as the strength of product demand, the intensity of competition, pricing pressures, the introduction of new products by AmBev, the introduction of new products by competitors, changes in technology or in the ability of AmBev to obtain products and equipment from suppliers without interruption and at reasonable prices, and the financial conditions of the customers and distributors of AmBev; and

•	operating factors, such as the continued success of sales, manufacturing and distribution activities of AmBev and the consequent achievement of efficiencies.

Please refer to AmBev’s Annual Report on Form 20-F for the year ended December 31, 2005, as well as AmBev’s other filings with the Commission, for a more detailed discussion of these risks and uncertainties and other factors. Due to extensive and rapid changes in laws as well as economic and business conditions in the principal geographic markets of AmBev, it is difficult to predict the impact of such changes on AmBev’s financial condition. You should not place undue reliance on such statements, which speak only as of the date that they were made. AmBev’s independent public accountants have not examined or compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any update or revisions to forward-looking statements contained in this Offer Document to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

DOCUMENTATION INCORPORATED BY REFERENCE

•	On June 30, 2006, the Company filed with the Commission its annual report on Form 20-F for the year ended December 31, 2005, which we hereby incorporate into this Offer Document by reference.

•
On August 15, 2006, August 30, 2006, September 15, 2006, October 12, 2006, November 13, 2006 and November 14, 2006, the Company furnished to the Commission its current reports on Form 6-K, which we also hereby incorporate into this Offer Document by reference.

•	On August 23, 2006, AmBev filed with the Commission AmBev’s annual report on Form 20-F for the year ended December 31, 2005, which we hereby incorporate into this Offer Document by reference.

•
On August 24, 2006, September 1, 2006, September 5, 2006, September 8, 2006, September 12, 2006, September 15, 2006, September 19, 2006, September 26, 2006, October 5, 2006, October 6, 2006, October 11, 2006, October 12, 2006, October 18, 2006, October 23, 2006, November 9, 2006, November 13, 2006, November 14, 2006, November 15, 2006, December 1, 2006, December 8, 2006, December 12, 2006, December 19, 2006, January 5, 2007, and January 8, 2007, AmBev furnished to the Commission its current reports on Form 6-K, each of which we also hereby incorporate into this Offer Document by reference.

•	On November 9, 2006, the Offeror and AmBev filed with the Commission their tender offer statement on Schedule TO-C, which we hereby incorporate into this Offer Document by reference.

•	The articles of incorporation of the Company.

For further information on the documents incorporated by reference, see “The Offer - Section 8A” and in “The Offer - Section 8B”.

DOCUMENTATION FORMING PART OF THE OFFER DOCUMENT

•	The Letters of Transmittal.

•	Notice of Withdrawal for Class A shares and Class B shares.

•	Notice of Guaranteed Delivery.

•	Letter from Dealer Manager to Brokers, Dealers, Commercial Banks etc.

•	Letter to clients for use by Brokers, Dealers etc.

•	Opinion of Citigroup Global Markets Inc. to the Board of Directors of the Company and its Presentation to the Board of Directors of the Company on the December 15, 2006.

INTRODUCTION

TO THE HOLDERS OF CLASS A SHARES, CLASS B SHARES AND ADSs:

We invite the Company’s shareholders to tender Class A shares, Class B shares and ADSs for purchase by us. Upon the terms and subject to the conditions set forth in this Offer Document, in the related ADS Letter of Transmittal and in the related Share Letter of Transmittal (the ADS Letter of Transmittal and the Share Letter of Transmittal, together, the “Letters of Transmittal”, which collectively with the Offer Document, as they may be amended and supplemented from time to time, constitute the Offer), we are offering to purchase any and all outstanding Class A shares and Class B shares (including those held as ADSs) of the Company that are not owned by us or our affiliates for a purchase price of $3.35 per Class A share or $33.53 per Class B share ($67.07 per ADS), net to the seller in cash (less any amounts withheld under applicable tax laws), without interest, promptly after the expiration of the Offer. Since each of the Company’s ADSs represents two Class B shares, the tender of an ADS will be equivalent to the two underlying Class B shares and, upon the terms and subject to the conditions of the Offer, we will purchase each ADS tendered in the Offer at a purchase price equal to twice the purchase price of each Class B share (or $67.07 per ADS). Each of the Company’s ADSs is evidenced by an ADR executed and delivered by The Bank of New York, pursuant to that certain Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary for the ADSs) and the holders and beneficial owners from time to time of ADRs (the “Deposit Agreement”). The Bank of New York is also the ADS Tender Agent in connection with this Offer.

The Offer will expire at 5:00 p.m. New York City time (which is 11:00 p.m. Luxembourg time), on February 28, 2007, unless extended or reopened (such date and time, as the same may be extended, the “Expiration Date”). We may, in our sole discretion (subject to applicable law), extend the period of time in which the Offer will remain open or reopen the Offer.

Tendering shareholders who hold Class A shares and/or Class B shares and/or ADSs registered in their own name and who tender their Class A shares or Class B shares directly to the Share Tender Agent and/or tender their ADSs directly to the ADS Tender Agent will not be obligated to pay brokerage commissions, solicitation fees and/or, subject to the instructions to the ADSs Letter of Transmittal, stock transfer taxes on our purchase of Class A shares and Class B shares (including those tendered as ADSs) pursuant to the Offer. Shareholders holding Class A shares and/or Class B shares and/or ADSs through brokers, dealers, commercial banks, trust companies, financial institutions or other nominees should consult such brokers, dealers, commercial banks, trust companies, financial institutions or other nominees to determine whether transaction costs apply. We will pay all charges and expenses of the Dealer Manager, the ADS Tender Agent, the Share Tender Agent and the Information Agent incurred in connection with the Offer.

The Offer is conditioned upon a minimum number of Class B shares and/or ADSs being tendered. The Offer is also subject to certain other conditions. See “The Offer — Section 5”.

The Company’s Board of Directors unanimously determined that the Offer is fair to the Company’s shareholders other than AmBev and its affiliates and decided to recommend that shareholders tender their shares in the Offer. See “Special Factors — Section C”. Neither the Offeror’s nor AmBev’s Board of Directors nor the Dealer Manager nor any other agent acting on our behalf makes any recommendation to you as to whether you should tender or refrain from tendering your Class A shares and/or Class B shares and/or ADSs. You must make your own decision as to whether to tender your Class A shares and/or Class B shares and/or ADSs and, if so, how many Class A shares and/or Class B shares and/or ADSs to tender.

We will pay the purchase price for the Class A shares and Class B shares (including those tendered as ADSs) that we purchase in U.S. Dollars, net to the tendering shareholders in cash (less any amounts withheld under applicable tax laws), without interest. Tendering shareholders who hold Class A shares or Class B shares or ADSs registered in their own name and who tender their Class A shares or Class B shares directly to the Share Tender Agent and/or their ADSs directly to the ADS Tender Agent will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 7 of the related ADS Letter of Transmittal, stock transfer taxes on our purchase of Class A shares and/or Class B shares and/or ADSs pursuant to the Offer. Shareholders holding Class A shares and/or Class B shares and/or ADSs through brokers, dealers, commercial banks, trust companies, financial institutions or other nominees are urged to consult such persons to determine whether transaction costs apply. Also, any payments made with respect to the Offer made within the United States or through certain United States related financial intermediaries may be subject to U.S. federal income tax backup withholding of 28% of such payments if you fail to complete, sign and return to the ADS Tender Agent the Substitute Form W-9 included with the ADS Letter of Transmittal (or such other IRS form as may be applicable) or otherwise establish that you are exempt from backup withholding. For complete details, see “The Offer — Section 2”. Also see “Special Factors — Sections D and E”, respectively, regarding certain United States income tax and Luxembourg income tax consequences of the Offer.

On January 24, 2007, the last full trading day before the announcement of the Offer, the last reported sale price on the LSE of the Class A shares and Class B shares was $3.25 per Class A share and $32.60 per Class B share and the last reported sale price on the NYSE of the ADSs was $66.00 per ADS. You are urged to obtain current market quotations for Class A shares, Class B shares and ADSs. See “The Offer — Section 6”.

SPECIAL FACTORS

A.	PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER.

Purpose of the Offer. The purpose of the Offer is to acquire any and all of the outstanding Class A shares and Class B shares of the Company (and Class B shares held as ADSs) that are not owned by the Offeror or by any of AmBev’s subsidiaries. Following consummation of the Offer (and, if necessary, the exercise of the squeeze-out right described below), the Company will become an indirect wholly owned subsidiary of AmBev. The acquisition transaction has been structured as a cash tender offer. The Offeror and AmBev intend, as soon as practicable following the consummation of the Offer, to acquire the remaining Class A shares and Class B shares (and Class B shares held as ADSs) pursuant to the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer, in order to effect a prompt and orderly transfer of ownership of the Company from the public shareholders to the AmBev group and to provide shareholders with cash for all of their Class A shares and/or Class B shares (and Class B shares held as ADSs) properly tendered and not properly withdrawn in accordance with this Offer Document.

Reasons for the Offer and Certain Effects. After analysis conducted by AmBev’s management and evaluation by its board of directors, AmBev and the Offeror determined that there were several potential advantages to the Offeror and the Company if the Offeror were to purchase the publicly-held shares of the Company.

The Offeror believes that the Company should also benefit from being an indirect wholly owned subsidiary of AmBev in that maintaining the Company as a public entity is expensive both in terms of the actual direct costs, including retaining independent directors, maintaining directors’ and officers’ liability insurance, complying with the Sarbanes-Oxley Act, the SEC and Luxembourg law reporting requirements and the NYSE and LSE listing rules and the time and attention required of management, whose energies might be better spent on other matters. The Offeror believes that the benefits of eliminating the costs associated with public company status are particularly significant in that the Company has not pursued two of the primary benefits of public company status; i.e., it has not accessed the capital markets by issuing additional shares and has not used its shares as the consideration in effecting acquisitions. It is unlikely that the Company will engage in either course of action in the foreseeable future. The Offeror also believes that the Company may benefit from financing opportunities that may be available to it as an integrated part of the AmBev group.

Finally, consummation of the Offer would allow public shareholders of the Company to realize a premium over the historical market price of their shares.

The Company’s Board of Directors unanimously determined that the Offer is fair to the Company’s shareholders other than AmBev and its affiliates and decided to recommend that shareholders tender their shares in the Offer. See “Special Factors — Section C”. Neither the Offeror’s nor AmBev’s Board of Directors nor the Dealer Manager nor any other agent acting on our behalf makes any recommendation to you as to whether you should tender or refrain from tendering your Class A shares and/or Class B shares and/or ADSs. You must make your own decision as to whether to tender your Class A shares or Class B shares or ADSs and, if so, how many Class A shares or Class B shares or ADSs to tender. In so doing, you should read carefully the information in this Offer Document and in the related Letters of Transmittal, including our reasons for making the Offer.

Plans for the Company. The Company’s Class A shares and Class B shares are listed and traded on the LSE (Reuters codes “QUIN.LU” and “QUIN_p.LU”, respectively). Such status may be terminated upon a decision to apply to delist all ADSs from the NYSE including the remaining non-tendered ADSs and all Class A shares and Class B shares from the LSE including the remaining non-tendered Class A shares and Class B shares by the Board of Directors of the Company and the submission of a reasoned request to the Board of Directors of the LSE. Termination of the Company’s reporting issuer status in Luxembourg would eliminate the requirement that certain information be furnished by the Company to its security holders resident in Luxembourg and to the LSE.

The Offeror and AmBev intend, as soon as practicable following the consummation of the Offer, to acquire the remaining Class A shares and Class B shares (and Class B shares held as ADSs) pursuant to the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer.

Following the consummation of the Offer and, if necessary, the exercise of the squeeze-out right, AmBev intends to cause the Company to apply to delist the remaining non-tendered ADSs from the NYSE and the remaining non-tendered Class A shares and Class B shares from the LSE and to terminate the ADS facility and the registration of the Class B shares under the Exchange Act.

Except as otherwise described in this Offer Document, neither Offeror nor AmBev has current plans, proposals or negotiations which relate to or would result in (i) any significant change in the working conditions of the employees of the Company and its subsidiaries, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company, (iii) any purchase, sale or transfer of a material amount of assets of the Company, (iv) any material change in the Company’s present dividend policy, or (v) any other material change in the Company’s business. AmBev is represented on the Board of Directors of the Company and has been involved in the management of the Company since 2003. There are no plans to materially alter the future business of the Company or the conditions of employment of any employees or management following the Offer and subsequent application to delist all ADSs from the NYSE including the remaining non-tendered ADSs and all Class A shares and Class B shares from the LSE including the remaining non-tendered Class A shares and Class B shares. Further there are no strategic plans which might have material repercussions on the employment and locations of the places of business of the Company or any of its subsidiaries. The Offeror is a holding company located in the Bahamas and currently has no employees. For this reason there will be no material changes to the conditions of employment in relation to the Offeror as a result of this Offer. Notwithstanding the foregoing, the Offeror reserves the right to change our plans and intentions at any time, as we deem appropriate.

B.	POSITION OF THE OFFEROR REGARDING FAIRNESS OF THE OFFER.

The Offeror believes that the price offered to shareholders of the Company pursuant to the Offer of $3.35 per Class A share or $33.53 per Class B share ($67.07 per ADS), net to the seller in cash (less any amounts withheld under applicable tax laws), without interest, upon the terms and subject to the conditions set forth in the Offer Document, is fair to such unaffiliated shareholders. The Offeror bases its belief on the following factors, each of which, in its judgment, supports its views as to the fairness of the Offer:

•
As of November 7, 2006, to the Offeror’s knowledge, the Offer price represented the highest price per share ever paid for the Company’s stock in an open market transaction on either the New York Stock Exchange or the Luxembourg Stock Exchange or in a privately negotiated transaction since the Company has been listed on the LSE and the NYSE;

•	As of November 7, 2006, the Offer price represented a 12.4% premium over the highest reported price for the ADSs on the New York Stock Exchange (US$59.65 on November 6, 2006);

•
As of November 7, 2006, the Offer price represented a 24.7% premium over the highest trading price ever recorded for the Company’s Class B shares on the Luxembourg Stock Exchange (US$26.90 on September 5, 2006);

•
As of November 7, 2006, the Offer price represented a 17.7% premium over the highest trading price ever recorded for the Company’s Class A shares on the Luxembourg Stock Exchange (US$2.85 on November 3, 2006);

•	The Class A shares and Class B shares are trading at a valuation (as shown by the ratio of firm value to EBITDA) that is materially higher than during most periods over the past three years;

•
The Offer provides the Company’s shareholders who are considering selling their Class A shares or Class B shares with the opportunity to sell their shares at the offer price without incurring the transaction costs typically associated with market sales;

•	The consideration to be paid to the Company’s shareholders consists entirely of cash;

•
The Offer is conditioned upon there being validly tendered and not validly withdrawn at least 3,939,387 Class B shares (and Class B shares held as ADSs), as of the date the Class B shares of the Company are accepted for payment pursuant to the Offer, which we refer to as the “minimum tender condition”. The Offeror believes that the Company’s shareholders are therefore able to evaluate the terms of the Offer and its fairness without coercion. The effect of the minimum tender condition is that the Offer will not be consummated unless the holders of the outstanding Class B shares and ADSs (not owned by the Offeror or its affiliates) have validly tendered and not validly withdrawn at least 3,939,387 Class B shares, which amounts to a “public referendum” on the Offer; and

•
The Board of Directors of the Company, after considering the financial analysis conducted by its management and the financial presentation of Citigroup, among other factors, determined that the Offer is fair to the Company’s shareholders other than AmBev and its affiliates.

The foregoing discussion of the information and factors considered and given weight by the Offeror is not intended to be exhaustive but does include all the material factors considered by it. While the Offeror believes that the Offer is substantively and procedurally fair to the shareholders of the Company, in setting the price of the Offer the Offeror acted primarily in its own economic interest and not to the interest of such shareholders. The Offeror’s views as to the fairness of the Offer to shareholders of the Company should not be construed as a recommendation to shareholders as to whether they should tender their Class A shares or Class B shares or ADSs in the Offer. The Offeror makes no recommendation with respect to whether shareholders should tender their Class A shares or Class B shares or ADSs in the Offer.

Neither the Offeror nor any of their affiliates found it practicable to assign, and neither of them did assign, relative weights to the individual factors considered in reaching their conclusion as to fairness. With respect to its determination of the fairness of Offer, the Offeror did not consider the Company’s liquidation value. The Offeror does not believe this to be relevant because substantial value results from the Company continuing as a going concern, any liquidation would destroy that value, and the Offeror and AmBev do not have any present intention to liquidate the Company in the foreseeable future. Therefore, no appraisal of liquidation value was sought for purposes of valuing Class A shares or Class B shares, and the Offeror believes that the liquidation value of the Company is irrelevant to a determination as to whether the Offer is fair to the shareholders of the Company. The Offeror did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company’s net book value as of December 31, 2005, calculated by dividing shareholders’ equity by the number of shares outstanding, was $0.45 per Class A share and $4.53 per Class B share. This value is only 13.5% of the price of the Class A shares and 13.5% of the price of the Class B shares in the Offer. The Offeror did not consider going concern value because they do not believe that going concern value is a viable method of valuation for a transaction such as the Offer. Going concern value is a method of valuation that incorporates a premium for control of the entity being sold, but the Offeror already controls the Company. In addition, the Offeror is interested only in acquiring the publicly held shares of the Company and had no intention to sell its stake in the Company. The Offeror does not believe that the trading price of the Class A shares and the Class B shares immediately following announcement of the Offeror’s proposal is indicative of the fair value of the Company and they did not consider it in making its fairness assessment.

C.	POSITION OF THE COMPANY REGARDING FAIRNESS OF THE OFFER.

The information set forth in this Section C was prepared by the Company for inclusion in this Offer Document, and neither the Offeror, AmBev nor the Dealer Manager takes any responsibility for the accuracy or completeness of any information regarding meetings or discussions (or the conclusions reached therein) to the extent that their representatives did not participate in those meetings or discussions.

The November 10 Meeting

Promptly after receiving notice of AmBev’s intention to make the Offer (subject to the approval of the CSSF), the Board of Directors of the Company began a process to put itself in a position to advise its shareholders on the Offer and to recommend whether shareholders should tender their shares in the Offer.

On Friday, November 10, 2006, the Board met to review the terms of the Offer disclosed in AmBev’s announcement. All of the directors other than Gustavo Ferrari, F. Horacio Crespo and Jacques Louis de Montalembert were present or represented by proxy. The Board of Directors of the Company had a preliminary discussion of the Offer and decided to have further discussions at a later meeting.

The November 13 Meeting

On November 13, 2006, the Board met again to review the Offer. All of the directors were present. The Board discussed the terms of the Offer (again as reflected in AmBev’s press release dated November 8, 2006) and reached a preliminary conclusion that, subject to the continuation of market, economic and business conditions substantially similar to those in effect at the time of the meeting, the price of the Offer is fair, from a financial point of view, to the Company’s shareholders other than AmBev and its affiliates. The Board emphasized, however, that this conclusion was only preliminary and decided, for the reasons described below to engage a financial advisor to advise it on the Offer.

The Board of Directors of the Company reached its preliminary conclusion after reviewing a presentation prepared by the Company’s management (“Management”). This presentation is summarized below.

Summary of the financial analysis conducted by Management:

•
Management reviewed with the Board of Directors of the Company certain summary consolidated financial results of the Company and its consolidated subsidiaries for the nine months ended September 30, 2006 as well as Management’s projections of certain summary consolidated financial results for the year ended December 31, 2006. Specifically, Management advised the Board of Directors that as of September 30, 2006, the Company’s unaudited consolidated net sales were US$777.0 million, gross profit was US$488.7 million, operating profit was US$213.4 million, EBITDA was US$283.9 million and net profit was US$118.6 million. Management then informed the Board that the year end projections for these financial results were net sales of US$1,140.2 million, gross profit of US$722.2 million, operating profit of US$338.3 million, EBITDA of US$433.3 million and net profit of US$200.2 million.

•
Management advised the Board of Directors of the Company that all of the financial results for the period ended September 30, 2006 and all of the projected 2006 year end numbers were prepared in conformity with International Financial Reporting Standards (“IFRS”) and were derived from, or by reference to the Company’s internal monthly financial reports. Management noted that none of the numbers in such reports are audited or otherwise reviewed by the Company’s independent accountants except in connection with the annual audit of the Company’s financial statements because the Company is not required by applicable laws or stock exchange regulations to prepare or publish interim financial statements. Finally, Management informed the Board of Directors of the Company that financial projections used by Management are predictions of, or indicate, future events and future trends which do not relate to historical matters and are based on current plans, estimates and projections, and therefore undue reliance should not be placed upon them. Such financial projections involve inherent risks, uncertainties and assumptions. If these risks or uncertainties ever materialize or the assumptions prove incorrect, or if a number of important factors occur or do not occur, actual results may differ materially from those expressed or implied. Nevertheless, Management concluded that, in its view, the 2006 year end estimates were reasonable.

•
With respect to the EBITDA figures included in its presentation, Management explained that, while analyzing the multiple of a company’s cash flow or EBITDA at which a company’s stock trades is a standard company valuation methodology, the term EBITDA is not defined or used in precisely the same manner by all companies. Management advised that, in preparing the presentation, it had adjusted the Company’s traditional internal method of reporting EBITDA so as to allow for a better comparison of the Company’s EBITDA to EBITDA of other publicly traded companies. The adjustments made were to exclude the result of any sales of fixed assets and include certain operating expenses.

Management reviewed the historic trading prices of the Company’s stock and the price paid by AmBev on August 8, 2006 to increase its voting interest in the Company from approximately 40% to approximately 97% and analyzed the Offer price in reference to the AmBev purchase price and these historic trading prices. Management informed the Board of Directors of the Company that:

1.
To Company’s knowledge, the Offer price is the highest price per share ever paid for the Company’s stock in open-market or private transaction since the Company’s listing on the NYSE and the LSE prior to the announcement by AmBev of its intention to make an offer.

2.
The Offer price represents a premium of approximately 12.4% over the highest reported price for the ADSs on the NYSE prior to the announcement by AmBev of its intention to make an offer (US$59.65 on November 6, 2006).

3.
The Offer price represents a premium of approximately 24.7% over the highest trading price ever recorded on the LSE for the Class B shares prior to the announcement by AmBev of its intention to make an offer (US$26.90 on September 5, 2006).

4.	The Offer price represents a premium of approximately 17.7% over the highest trading price ever recorded on the LSE for the Class A shares prior to AmBev’s announcement (US$2.85 on November 3, 2006).

5.
The Offer price represents a premium of approximately 17.7% over the closing price of the Class A shares on November 3, 2006 and approximately 25.3% over the closing price of the Class B shares on the LSE, respectively on November 7, 2006, the last trading day each class of share was quoted on the LSE prior to the announcement by AmBev of its intention to make an offer.

6.
The Offer price represents a premium of approximately 41.9% and approximately 36.9% to the average closing prices for the Class A shares and the Class B shares, respectively, for the six month period ending on November 7, 2006.

7.
The Offer price represents a premium of approximately 15.6% over the closing price of the ADSs on November 7, 2006, the last trading day the ADSs were quoted on the NYSE prior to the announcement by AmBev of its intention to make an offer, and a premium of approximately 29.2% over the average closing price of the ADSs during the six month period ending on November 7, 2006.

For purposes of comparing the Company’s historic stock performance with that of peer companies, Management selected Interbrew/InBev, AmBev, Anheuser-Busch and Heineken as the companies most closely similar to the Company due to their relative size, profitability and market leadership in each of the markets in which they operate. Even though these companies operate in the same line of business as the Company, shareholders should understand that the Company operates in a smaller and more volatile geographic region and that, as a result, none of these companies is identical or directly comparable to the Company.

Management also performed a publicly traded company analysis, which attempts to provide a range of implied per share values for a company’s shares by comparing that company to the multiple of cash flow or EBITDA at which other publicly traded companies are trading and then compared this implied range of values to the consideration to be received by holders of the subject company’s shares in a proposed transaction. The companies selected by Management were:

Brewing companies

•	AmBev
•	Femsa
•	Modelo
•	CCU
•	Molson
•	Anheuser-Busch
•	Carlsberg
•	Foster’s
•	Heineken
•	InBev
•	Lion Nathan

Soft drink bottling companies

•	Coca-Cola Femsa
•	Arca
•	Continental
•	Andina
•	Coca-Cola Enterprises
•	Coca-Cola HBC
•	Coca-Cola Amatil
•	Pepsi Bottling Group
•	Cott

These companies were selected, among other reasons, because they share similar business characteristics to the Company and they operate in similar industries to the Company (i.e., the brewing and soft drink bottling industries). However, as noted above, none of these companies are identical or directly comparable to the Company.

The table set forth below sets forth the FV/EBITDA multiples for the above companies, as published in Morgan Stanley’s Latin America Equity Research Beverage Sector Valuation Table, based on closing stock prices on October 27, 2006 and EBITDA as estimated for the year ended December 31, 2006:

Company	FV/EBITDA
AmBev	9.6
Femsa	8.4
Modelo	10.5
CCU	8.4
Quinsa	8.4
Molson	8.2
Anheuser-Busch	10.3
Carlsberg	8.8
Foster’s	12.9
Heineken	8.9
InBev	10.7
Lion Nathan	10.2
Coca-Cola Femsa	6.8
Arca	5.8
Continental	6.0
Andina	8.5
Coca-Cola Enterprises	7.5
Coca-Cola HBC	9.2
Coca-Cola Amatil	9.3
Pepsi Bottling Group	7.4
Cott	9.2

According to Morgan Stanley’s report, the FV/EBITDAs for the bottling companies ranged from 5.8 to 9.3 and the FV/EBITDAs for the brewing companies ranged from 8.2 to 12.9.

While the companies listed above are, in Management’s view, the companies most comparable to the Company, Management noted that several aspects of the Company’s business make it difficult to find directly comparable companies. First, approximately 66% of the Company’s business is derived from Argentina and all of the Company’s revenues are derived from the southern cone of Latin America. Management reminded the Board of Directors of the Company that this geographic profile is different from that of many of the companies on the list and that it therefore might also be appropriate to review the Company’s position in comparison to those companies on the list whose business is heavily focused on Latin America. Second, Management explained that many of the companies on the list are predominantly brewing companies or predominantly bottling companies but that the Company is a mixed company that expects to derive approximately 61% of its 2006 sales from brewing and 39% of its 2006 sales from the soft drink bottling business. As a result, Management informed the Board of Directors of the Company that, in its view, the Company’s FV/EBITDA should be viewed as a blended ratio of the bottling company FV/EBITDAs and the brewing company FV/EBITDAs and suggested that a weighted average (weighted in proportion to the sales of the two business lines) would be appropriate.

The table below shows the implied price per Company share derived by applying to the Company’s expected 2006 EBITDA to (a) the low, average and high FV/EBITDAs for all the bottling companies listed above, all of the brewing companies listed above, all of the Latin American bottling companies listed above and all of the Latin American brewing companies listed above and (b) the weighted average (combining proportionally the brewing business and the bottling business as described above) of the low, average and high FV/EBITDAs for all bottling and brewing companies and for all Latin American bottling and brewing companies.

Company Category	Implied Price per Class B Share
	Low	Average	High
All bottling companies	$19.46	$25.04	$31.68
All brewing companies	$27.84	$32.72	$44.24
All Latin American bottling companies	$19.46	$22.95	$28.88
All Latin American brewing companies	$28.53	$30.98	$35.86
Weighted average of all bottling and brewing companies	$24.69	$29.73	$39.34
Weighted average of all Latin American bottling and brewing companies	$25.83	$27.85	$35.86

Applying the weighted average approach suggested by Management to reflect the mixed nature of the Company’s business, this publicly traded companies analysis indicates a range of equity values of the Company of between US$24.69 and US$39.34 per Class B share when the Company is compared to all companies listed above and a range of equity values of between US$25.83 and US$35.86 per Class B share when the Company is compared to the Latin American companies listed above. In each of these cases, the Offer price of US$33.53 per Class B share (or US$3.35 per Class A share or US$67.07 per ADS) falls within the high end of the valuation range.

Even if Management’s weighted average analysis is not applied, the Offer price still exceeds or falls within the valuation ranges outlined above – US$19.46 to US$31.68 for all bottling companies, US$27.84 to US$44.24 for all brewing companies, US$19.46 to USS$28.88 for all Latin American bottling companies and US$25.83 to US$35.86 for all Latin American brewing companies.

Management further explained that this analysis shows that the Offer price implies a FV/EBITDA for the Company of 9.84 times and that this FV/EBITDA multiple falls within the range of FV/EBITDA multiples for every category of companies listed in the chart above and exceeds the high end of the valuation range for the Latin American bottlers and brewers combined once these companies’ average FV/EBITDA are adjusted to reflect the mix of the Company’s business.

Management analyzed the 9.84 FV/EBITDA multiple implied by the Offer price against the Company’s FV/EBITDA multiples for 2003, 2004 and 2005, calculated, in each case, as of the end of such years and based on actual EBITDA and net debt (both net of minority interest), actual Class B shares equivalents outstanding (net of treasury stock) and average daily closing share prices for each of the years. The implied 9.84 multiple is substantially higher than the 2003 FV/EBITDA multiple of 5.95, the 2004 FV/EBITDA multiple of 5.18 and the 2005 FV/EBITDA multiple of 5.12.

The following factors were also noted by Management for the Board’s consideration at the meeting:

•
On November 3, 2006, the last full trading day before the announcement of the Offer on which the Class A shares were quoted, the price of Class A shares on the LSE closed at $2.85 per share and appreciated by 91.3% in the twelve months prior to November 3, 2006, by 270.1% in the three years prior to November 3, 2006 and by 391.4% in the five years prior to November 3, 2006. On November 7, 2006, the last full trading day before the announcement by AmBev of its intention to make the Offer on which the Class B shares were quoted, the price of Class B shares on the LSE closed at $26.75 per share and appreciated by 78.3% in the twelve months prior to November 7, 2006, by 249.7% in the three years prior to November 7, 2006 and by 435.0% in the five years prior to November 7, 2006.

•
The Offer price is the highest price paid for purchases of the Company’s shares during the 12 months preceding the announcement by AmBev of its intention to make the Offer (which is also the highest price ever paid for the Class A shares and Class B shares of the Company since the Company’s listing on the NYSE and LSE) and represents a premium of 59.0% over the average closing price of Class A shares and a premium of 57.3% over the average closing price of Class B shares on the LSE during that period.

Following the presentation and further discussion of the terms of the Offer and its financial aspects, the Board of Directors of the Company considered some of the non-financial terms of the Offer, notably the proposed conditions to the Offer. In particular, the Board focused on the fact that AmBev proposed to make the closing of the Offer subject to conditions that there shall not have occurred material adverse changes in political or market conditions or in the Company’s business. After some discussion, the Board of Directors determined that, in view of AmBev’s existing ownership interest in the Company, AmBev should be required to complete the Offer regardless of a change in these conditions. Accordingly, the Board of Directors of the Company designated a representative to negotiate this issue with AmBev.

After reviewing and discussing Management’s presentation and reaching its preliminary conclusion, the Board decided to retain an independent financial adviser to provide it with additional advice on the Offer and to reconvene after the financial advisor completes its analysis.

The December 15 Meeting

On December 15, 2006, the Board of Directors of the Company met again to consider the Offer. All of the directors were present at the meeting. At this meeting, Citigroup Global Markets Inc. (“Citigroup”), the financial institution selected by the Board to act as its financial advisor in connection with the Offer, made a presentation to the Board reflecting the valuation analysis that Citigroup had done for purposes of evaluating the Offer and delivering to the Board an opinion with respect to the fairness, from a financial point of view, of the consideration proposed to be paid in the Offer. After completing its presentation, Citigroup delivered to the Board its written opinion, dated December 15, 2006, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in the opinion, (i) the consideration offered to holders of Class A shares in the Offer is fair, from a financial point of view, to the holders of Class A shares and (ii) the consideration offered to holders of Class B shares in the Offer is fair, from a financial point of view, to the holders of Class B shares, in each case other than AmBev and its affiliates. A summary of Citigroup’s written opinion is set forth below.

Recommendation of the Board of Directors of the Company

After careful consideration and discussion, at the December 15, 2006 meeting, the Company’s Board of Directors unanimously:

(a)	determined that the Offer is fair to the Company’s shareholders other than AmBev and its affiliates; and

(b)	decided to recommend that shareholders tender their shares in the Offer.

Reasons for the Board’s recommendation

In unanimously determining that the Offer is fair and recommending that shareholders tender their shares in the Offer, the Company’s Board of Directors considered a number of factors, including, but not limited to, the factors described below:

•
Citigroup’s financial presentation, including its opinion, dated December 15, 2006, to the Board of Directors as to the fairness from a financial point of view (as of the date of the opinion) of the consideration offered to holders of Class A shares and Class B shares in the Offer, as more fully described in the section below under the heading “Opinion of Citigroup Global Markets Inc.”.

•
Each of the factors considered by the Board at its meeting held on November 13, 2006 before reaching a preliminary view with respect to the Offer, all of which are described in the section above under the heading “The November 13 Meeting”.

•
While the Offer price falls in the middle of the range of fair value (US$30.84 to US$35.82) determined by Citigroup using its discounted cash flow valuation methodology, certain of Citigroup’s assumptions were overly optimistic in terms of the Company’s future. Specifically, Citigroup’s analysis assumed a weighted average cost of capital for the Company ranging from 9.5% to 11.5% and the Board concluded that, in view of the current political situation in Bolivia (which during 2006 is expected to contribute almost 25% of the Company’s EBITDA), the Company’s actual weighted average cost of capital would be at the high end of this range. In addition, the Board viewed as very aggressive Citigroup’s assumption that, over the 10-year period covered by the Company forecasts provided to Citigroup, the Argentine peso would be revalued vis-à-vis the U.S. dollar by 26%. As a result of disagreeing with these assumptions, the Board concluded that the Offer price falls closer to the high end of the range of fair value determined by applying a discounted cash flow valuation methodology.

•
The Board observed that the Offer price falls outside of the range of fair value (US$34.66 to US$42.39) determined by Citigroup by applying a precedent transaction analysis but noted that Citigroup itself had acknowledged that the transactions underlying the precedent transaction analysis were different, in a meaningful respect, from the Offer. Each of the precedent transactions involved a change of control of the relevant company while the Offer does not involve a change of control of the Company. The Board concluded that it was not reasonable to evaluate the Offer in the same manner as a change of control transaction for two reasons. First, the Offer does not involve a change of control and thus logically should not demand a control premium. Second, the price proposed by AmBev is the same price as the highest price paid by AmBev to BAC in a series of transactions resulting in a change of control (the “BAC Transaction”). Therefore the proposed price already effectively reflects the same control premium that was paid to the Company’s former controlling shareholder. Accordingly, the Board concluded that any precedent transaction analysis should be done side by side with an analysis based on current trading multiples to derive an appropriate adjustment to the valuation range to remove the effect of the control premium from the precedent transaction analysis. The Board then compared the median EBITDA multiple of 11.6 times trailing EBITDA implicit in Citigroup’s precedent transaction analysis with the current median trading multiples for Latin American major brewers of 8.4 times 2007 estimated EBITDA derived from Morgan Stanley’s Latin America Equity Research Beverage Sector Valuation Table. The Board concluded therefore that at least 25% of Citigroup’s valuation range was attributable to a change of control premium and that an appropriate adjusted valuation range would be $25.99 to $31.80 and noted that the Offer price exceeds this range.

•
The Board noted that Citigroup’s squeeze-out premium precedent analysis led to different ranges of fair value depending on the reference period selected for the Company’s stock price. If the selected reference period was a period just prior to the announcement of the BAC Transaction, Citigroup’s conclusion was that the Offer price is “fair”. If the selected reference period was a period just prior to the announcement of the Offer, Citigroup’s conclusion was the contrary. The Board noted, however, that, had Citigroup taken the second approach but selected the 4 week period prior to the announcement of the Offer instead of the 24 day period prior to this announcement, the range of fair value would have been $32.48 to $35.19 and that the Offer price is within this range. Moreover, the Board pointed out that, ever since the announcement of the BAC Transaction, the Company has received inquiries from shareholders, and has been made aware of speculation in the marketplace, as to whether a transaction such as the Offer was intended to be implemented. Noting that the trading price of the Company’s stock has increased significantly since the announcement of the BAC Transaction, the Board concluded that it is probable that, since the date of that announcement, the market price has been affected by this speculation. The Board concluded that the fact of the long delay between the announcement of the BAC Transaction and the announcement of the Offer and the probability that much of what otherwise might have been a squeeze out premium has already been realized in the form of an increase in the trading price of the Company’s stock make it difficult to accurately compare the Offer to other publicly announced squeeze out transactions because these other transactions may or may not have had similar characteristics.

•	The members of the Company’s board of directors who are not employees of AmBev and its affiliates have unanimously agreed with the actions taken by the Board as a whole.
•
The Board retained counsel not affiliated with AmBev to represent it in connection with its consideration of the Offer and the directors who are not employees of AmBev or its affiliates were given opportunities to discuss the Offer with counsel without the presence of the remaining directors of the Company.

•
AmBev has indicated that it does not intend to sell any stock of the Company that it currently holds. AmBev’s beneficial interest (including the participation of the Offer in the Company) totals approximately 97% of the Company’s outstanding voting shares and approximately 91% of the Company’s total equity capital. The Board therefore concluded that the Offer represents a good opportunity for shareholders to take advantage of this liquidity opportunity and to tender their shares in the Offer.

•
The Offer provides the Company’s shareholders who are considering selling their Class A shares or Class B shares with the opportunity to sell their shares at the Offer price without incurring the transaction costs typically associated with market sales.

•	The consideration to be paid to the Company’s shareholders consists entirely of cash.

When assessing the conclusions and recommendations of the Board of Directors of the Company contained in this Offer Document, shareholders should be aware that the Board of Directors of the Company is comprised of nine persons all of whom have been appointed by AmBev. Of these directors, (i) five are related to AmBev (either as employees of AmBev or directors or subsidiaries of AmBev), (ii) three are independent (as such term is defined under the Sarbanes Oxley Act of 2002) and (iii) one director is a director formerly appointed by BAC. All of these directors participated in the analysis and review of the Offer and voted in favor of determining that the price of the Offer is fair, from a financial point of view, to the Company’s shareholders other than AmBev and its affiliates and recommending that its shareholders tender their shares in the Offer. The Board of Directors of the Company did not establish a special committee for the purposes of evaluating the fairness of the Offer or engaging in any negotiations with AmBev. No such action is required by Luxembourg law.

The directors of the Company who are employees or nominees of AmBev, may have divided loyalties. As directors their obligation is to act in the best interest of the Company and its shareholders. However, as AmBev employees or nominees, these directors may have loyalties to AmBev as well. Shareholders should take this potential for divided loyalties into account in assessing the Board’s recommendation with respect to the Offer.

When evaluating the Offer and the recommendation the Board of Directors of the Company with respect to it, shareholders also should be aware that, while the Company retained counsel different from counsel representing AmBev to provide separate legal advice to the Company and its directors in connection with the Offer, this counsel did not report to the independent directors or to persons unaffiliated with AmBev and this counsel did not engage, on behalf of the Company’s minority shareholders, in any independent negotiations with AmBev or AmBev’s counsel regarding the transaction or the Offer price. Moreover, no other person engaged in any negotiations with AmBev, except that the Board authorized Agustín García Mansilla, the Chief Executive Officer of the Company through December 31, 2006 to negotiate with AmBev with respect to the elimination of certain conditions to the closing of the Offer. Mr. García Mansilla was successful in convincing AmBev to eliminate conditions relating to the absence of material adverse changes in the Company’s business and material adverse changes in market, political and other similar conditions. The Offer price, however, was determined by AmBev without consultation with the Board of Directors of the Company and was not negotiated.

The Board of Directors of the Company considered the fact of the absence of a special committee of directors, the facts relating to the legal representation of the Company and the Board of Directors of the Company and the absence of negotiations with AmBev (other than as stated above) before reaching its conclusion as to the fairness of the Offer and making its recommendations to shareholders. The Board of Directors of the Company concluded that, in view of the Offer price and considering the information available to the Board of Directors of the Company as set out above, it did not need to take any of these additional steps in order to reach its conclusion as to the fairness of the Offer.

The Company is not aware of any plans by the Offeror to materially alter the future business of the Company or the conditions of employment of any employees following the Offer and subsequent application to delist all ADSs from the NYSE including the remaining non-tendered ADSs and all Class A shares and Class B shares from the LSE including the remaining non-tendered Class A shares and Class B shares. Nor is the Company aware of any strategic plans of the Offeror which might have material repercussions on the employment and locations of the places of business of the Company. Notwithstanding the foregoing, the Offeror has reserved the right to change its plans and intentions at any time.

The Company has at all times duly complied with its obligations vis-à-vis employees or representatives in the countries in which its subsidiaries do business. In particular, the Company has complied with all local notification and consultation procedures required by labour law.

The foregoing discussion of the factors considered by the Board of Directors of the Company in connection with the transaction is not intended to be exhaustive but is believed to include all material factors considered by it. The Board of Directors of the Company did not assign any specific weights to the factors listed above. Rather, its fairness determination and recommendation to shareholders was made after consideration of all of the foregoing factors as a whole.

Certain Projections

Summary Financial Projections - In Nominal US$ Million

The table below sets forth a summary of the financial projections prepared by Management for fiscal years 2006 through 2015. These projections were provided by Management to Citigroup to assist Citigroup in its analysis.

Projected Fiscal Year Ending December 31,										06E-15E CAGR(%)
2006	2007	2008	2009	2010	2011	2012	2013	2014	2015

Net Revenues	$1,102.0	$1,232.8	$1,289.1	$1,341.5	$1,394.0	$1,454.4	$1,517.6	$1,585.6	1,656.8	$1,731.3	5.15%
COGS	480.4	569.6	600.3	623.5	646.0	670.2	695.4	722.3	750.1	779.4	5.52
SG&A	214.6	206.6	221.1	228.7	235.6	243.0	250.8	258.9	267.3	276.0	2.83
EBITDA	$407.00	$456.6	$467.7	$489.3	$512.4	$541.2	$571.4	$604.5	639.4	$675.9	5.80
Depreciation and Amortization	91.8	89.4	84.0	94.3	103.4	111.8	120.0	128.3	137.2	146.6	5.34
EBIT	$315.2	$367.2	$383.7	$395.0	$409.0	$429.4	$451.4	$476.2	$502.2	$529.3	5.93
Capex	128.9	165.7	162.7	148.9	124.3	126.6	120.0	128.3	137.2	146.6	1.44
Revenue Growth	15.5%	11.9%	4.6%	4.1%	3.9%	4.3%	4.3%	4.5%	4.5%	4.5%

EBITDA Growth	5.7	12.2	2.4	4.6	4.7	5.6	5.6	5.8	5.8	5.7
EBIT Growth	10.2	16.5	4.5	2.9	3.5	5.0	5.1	5.5	5.5	5.4
EBITDA Margin	36.9	37.0	36.3	36.5	36.8	37.2	37.7	38.1	38.6	39.0
EBIT Margin	28.6	29.8	29.8	29.4	29.3	29.5	29.7	30.0	30.3	30.6
Cash & Equivalents	$109.2	$91.2	$96.6	$126.1	$39.5	$11.8	$(0.3)	$18.5	$38.1	$58.5
Loans and Financing	293.7	208.3	172.9	142.2	60.0	30.0	0.0	0.0	0.0	0.0
Net Debt	184.5	117.1	76.4	16.1	20.5	18.2	0.3	(18.5)	(38.1)	(58.5)
Shareholders’ Equity	482.3	594.8	698.0	806.2	817.4	829.3	842.0	855.5	869.8	884.9
Total Assets	1,426.1	1,514.5	1,613.7	1,710.1	1,656.6	1,657.4	1,659.6	1,693.6	1,729.1	1,766.1

Shareholders should be aware that financial projections used or prepared by Management are predictions of, or indicate, future events and future trends which do not relate to historical matters and are based on current plans, estimates and projections, and therefore undue reliance should not be placed upon them. Such financial projections involve inherent risks, uncertainties and assumptions. If these risks or uncertainties ever materialize or the assumptions prove incorrect, or if a number of important factors occur or do not occur, actual results may differ materially from those expressed or implied.

Opinion of Citigroup Global Markets Inc.

Citigroup was retained by the Company to act as financial advisor to the Company’s board of directors in connection with the Offer. In connection with this engagement, at a meeting of the Company’s board of directors held on December 15, 2006 to evaluate the transaction, Citigroup rendered its oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, (i) the consideration offered to holders of Class A shares in the Offer is fair, from a financial point of view, to the holders of Class A shares and (ii) the consideration offered to holders of Class B shares in the Offer is fair, from a financial point of view, to the holders of Class B shares, in each case other than AmBev and its affiliates.

The full text of Citigroup’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is included as Annex I to this Offer Document. The summary of Citigroup’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Class A shares and Class B shares are urged to read the Citigroup opinion carefully and in its entirety.

Citigroup’s opinion was limited solely to the fairness of the consideration from a financial point of view as of the date of the opinion. Neither Citigroup’s opinion nor the related analyses constituted a recommendation of the Offer to the Company’s board of directors. Citigroup makes no recommendation to any shareholder regarding how such shareholder should vote or act with respect to the transaction.

In arriving at its opinion, Citigroup:

•	reviewed a draft Offer Document filed with the CSSF;
•	held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company;
•	examined certain publicly available business and financial information relating to the Company;
•	examined certain financial forecasts and other information and data relating to the Company, which were provided to or discussed with Citigroup by the Company’s management;
•
reviewed the financial terms of the Offer and the transactions related thereto including the squeeze-out to be consummated under Article 15 of the Luxembourg Takeover Law, which collectively we refer to as the acquisition transaction (the “acquisition transaction”), as set forth in the draft Offer Document in relation to, among other things, current and historical market prices and trading volumes of Class A shares and Class B shares, and the Company’s historical and projected earnings and other operating data, capitalization and financial condition;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the acquisition transaction;
•
analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of the Company; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

In rendering its opinion, Citigroup assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and upon the assurances of the Company’s management that they were not aware of any relevant information that was omitted or that remained undisclosed to Citigroup. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with Citigroup, Citigroup was advised by the Company’s management that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. Citigroup assumed, with the Company’s consent, that the acquisition transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Offer and the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law, respectively, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the acquisition transaction as described in the draft Offer to Document. Citigroup has assumed that there are no distinctions between the Class A shares and Class B shares (other than that each Class B share equals 10 Class A shares), and with the Company’s consent has not conducted any investigation with respect to the relative rights applicable to the different classes of shares.

Citigroup did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of the Company, and did not make any physical inspection of the properties or assets of the Company. Citigroup was not requested to, and it did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company, nor was Citigroup requested to consider, and its opinion does not address, the relative merits of the acquisition transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Citigroup’s opinion is necessarily based upon information available to Citigroup, and financial, stock market and other conditions and circumstances existing, as of the date of the opinion.

In preparing its opinion, Citigroup performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Citigroup’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citigroup arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citigroup believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Citigroup considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company. No company, business or transaction used in those analyses as a comparison is identical to the Company or the acquisition transaction, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The estimates contained in Citigroup’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Citigroup’s analyses are inherently subject to substantial uncertainty.

Citigroup’s opinion was only one of many factors considered by the Company’s board of directors in its evaluation of the acquisition transaction and should not be viewed as determinative of the views of the Company’s board of directors or the Company’s management with respect to the acquisition transaction or the consideration payable in the Offer.

The following is a summary of the material financial analyses presented to the Company’s board of directors in connection with Citigroup’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citigroup’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citigroup’s financial analyses.

Fifty-Two Week Trading Range

Citigroup reviewed the historical trading price for the ADRs during the 12-month period ended November 7, 2006, one day prior to the announcement by AmBev that its board of directors had approved a plan to make a voluntary offer for any and all Class A shares and Class B shares of Quinsa, during which period the range of closing per ADR prices in Class B shares equivalent was $16.35 to $29.43. Citigroup noted that the consideration of $33.53 for each Class B share exceeded this range, and represented a premium of 15.6% over the closing per ADR price in Class B shares equivalent on November 7, 2006, which was $29.01, and premiums of 105.1% and 13.9%, respectively, over the low and high closing per ADR prices in Class B shares equivalent during the 12-month period.

Comparable Companies Analysis

Citigroup compared financial, operating, stock market information and forecasted financial information for the Company with selected publicly traded companies that operate in the brewing sector. The selected comparable companies considered by Citigroup were:

Latin American Companies

•	AmBev
•	Grupo Modelo
•	CCU
•	Femsa

International Companies

•	Scottish & Newcastle
•	InBev
•	Carlsberg
•	Anheuser Busch
•	SABMiller
•	Heineken

Citigroup derived firm value as a multiple of estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for 2007 for the Company and each of the comparable companies. Citigroup calculated firm value as (a) equity value, based on the per share price and fully diluted shares outstanding as reflected on each company’s latest publicly available information, assuming the exercise of all in-the-money options, warrants and convertible securities outstanding, less the proceeds from such exercise; plus (b) non-convertible indebtedness; plus (c) non-convertible preferred stock; plus (d) minority interests; minus (e) cash and cash equivalents.

Estimated financial data for the selected companies were based on mean estimates as of November 14, 2006 from the Institutional Brokerage Estimate System, a data service that compiles Wall Street research analysts’ estimates, Bloomberg and other publicly available information of the selected companies. Estimated financial data for the Company were based on estimates prepared internally by the Company’s management, referred to as the management estimates, for 2007.

The following chart sets forth the firm value/EBITDA multiples derived by Citigroup, as of November 14, 2006:

Firm Value/ 2007E EBITDA
AmBev	9.0x
Grupo Modelo	8.7x
CCU	8.2x
Femsa	7.7x
Latin American mean	8.4x
Scottish & Newcastle	12.3x
InBev	10.3x
Carlsberg	8.9x
Anheuser Busch	8.8x
SABMiller	8.6x
Heineken	8.3x
International mean	9.5x

E = Estimated

Based on the information for comparable companies, Citigroup calculated a range of implied firm values of $3,653 million to $4,110 million and an implied equity value range of $3,219 million to $3,676 million. This analysis resulted in an implied equity value per Class B share equivalent for the Company of $29.70 to $33.91. Citigroup noted that the consideration of $33.53 per Class B share was within this range.

Premiums Paid Analysis

Citigroup reviewed publicly available information for 18 pending or completed negotiated (i.e., non-hostile) minority squeeze-out transactions involving publicly traded companies announced from January 1, 2001 through November 15, 2006, with transaction values above $100 million in the United States. For each selected precedent transaction, Citigroup derived the implied premium paid per share of common stock of the target company relative to: (a) the closing per share price of the target company common stock one day prior to the announcement of the transaction and (b) the closing per share price of the target company common stock four-weeks prior to the announcement of the transaction.

The selected transactions reviewed by Citigroup were (in each case, the target company is listed first, followed by the acquirer):

•	Net Ratings/VNU

•	ev3 Inc./Micro Therapeutics Inc.
•	New Valley Corp./Vector Group
•	7-Eleven Inc./IYG Holdings & SEJ
•	Tipperary Corp./Santos Ltd.
•	Eon Labs Inc./Novartis AG
•	Genencor International/Danisco A/S
•	Cox Communications/Cox Enterprises
•	AMC Entertainment/Investor Group
•	barnesandnoble.com Inc./Barnes & Noble Inc.
•	Ribapharm/ICN Pharmaceuticals
•	International Specialty Prods/Samuel J. Heyman
•	Travelocity.com/Sabre Holdings
•	TD Waterhouse/TD Bank
•	NCH Corp./Investor Group
•	Liberty Financial/Liberty Mutual Ins.
•	Unigraphic Solutions/EDS
•	Westfield America/Westfield America Trust

The following table sets forth the results of these analyses:

	Precedent Transaction Premiums
	Mean	Median
1 Day Prior to Announcement	26.5%	24.9%
4 Weeks Prior to Announcement	28.5%	24.7%

Based on these data and its judgment and experience, Citigroup applied a premium range of approximately 20% to 30% to the closing per ADR price in Class B shares equivalent on November 7, 2006 of $29.01 and to the closing price per ADR price for Class B shares equivalent four weeks prior to the announcement of the proposed acquisition transaction of $27.07, and derived an average range of approximately $33.65 to $36.45 for the implied equity value per share of a Class B share equivalent. Citigroup also applied a premium range of approximately 20% to 30% to the closing per ADR price in Class B shares equivalent on April 12, 2006, the day prior to the announcement by AmBev that it had entered into an agreement to acquire control of the Company, of $18.83 and to the closing price per ADR price for Class B shares equivalent four weeks prior to April 13, 2006 and derived an average range of approximately $24.03 to $26.03 for the implied equity value per share of a Class B share equivalent.

Based on these premiums paid analyses, Citigroup noted that although the consideration of $33.53 per Class B share was below the range derived by Citigroup for the implied equity value per Class B shares equivalent based on the day the proposed merger was announced on November 8, 2006, it exceeded the range based on the day that AmBev announced it had entered into an agreement to acquire control of the Company.

Precedent Transaction Analysis

Citigroup reviewed and compared the purchase price and financial multiples paid in transactions involving acquisitions of control in Latin America:

Year	Target	Acquirer	Transaction Value (in millions)	Firm Value/ LTM EBITDA
July 2005	Bavaria	SABMiller	$7,800	10.1x
June 2005	Kaiser	FEMSA Cerveza	$128.0	n/a
June 2003	UPC Backus & Johnston	Bavaria	$567.8	10.7x
June 2003	CCU	Heineken	$389.2	11.8x
May 2003	Centralcer	S&N	$575.3	10.5x
February 2002	Kaiser	Molson	$765.0	12.0x
February 2002	Quilmes	AmBev	$496.4	7.7x
November 2001	CHSA	SAB	$553.6	13.3x
November 2001	Cerv. Nacional	Bavaria	$288.0	11.7x
November 2001	Cerv Hondureña	SAB	$537.0	11.0x

Citigroup derived the ratio of the firm value of each target based on the consideration paid in the transaction to such targets’ EBITDA, in each case, for the last twelve-month period prior to the announcement of the transaction, using information available in public documents, company press releases and information published in selected Wall Street analysts’ reports.

For the transactions reviewed, the mean and median of the transaction value as a multiple of the then trailing twelve months EBITDA was 11.0x and 11.0x, respectively. From the observed multiples for the selected transactions, Citigroup derived a reference range of multiples that was used to calculate ranges of implied prices per Class B share equivalent using the Company’s EBITDA for the twelve months ended June 30, 2006. Based on a range of multiples of transaction value to EBITDA of 10.0x to 12.0x, Citigroup calculated a range of implied transaction values of $4,191 million to $5,029 million and an implied equity value of $3,757 million to $4,595 million. This analysis resulted in an implied equity value per Class B share equivalent of $34.66 to $42.39.

Citigroup noted that the consideration of $33.53 per Class B share was below the range of the implied share prices of $34.66 to $42.39 that resulted from this analysis. Citigroup also noted, however, that all the precedent transactions considered in this analysis involved a change of control unlike the proposed transaction between the Company and AmBev.

Discounted Cash Flow Analysis

Citigroup performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company could generate based on the Company’s 2006 budget and on operating and financial projections of the Company’s management for fiscal years 2007 through 2015. The Company operating projections were prepared for each of the countries in which the Company operates, except no projections were prepared for Eco de los Andes and Salus. Estimated terminal values for the Company were calculated by applying to the Company’s fiscal year 2015 EBITDA, based on management’s estimates, a range of EBITDA terminal value multiples of 9.0x. The unlevered, after-tax free cash flows and terminal values were then discounted to present value using discount rates ranging from 9.5% to 11.5%, which discount range was derived taking into account the estimated weighted average cost of capital for the Company utilizing selected data of the Company and certain of the publicly held companies in the brewing sector referred to above under “Comparable Companies Analysis.” This analysis indicated the following range of implied equity value per Class B share equivalent of the Company:

Implied Price Per Class B share equivalent……………………$30.84-$35.82

Citigroup noted that the consideration of $33.53 per Class B share was within the range of implied share prices that resulted from this analysis.

Miscellaneous

Under the terms of Citigroup’s engagement letter, dated December 11, 2006, the Company has agreed to pay Citigroup a fee of $200,000 for delivering its opinion, which fee was payable upon delivery of Citigroup’s opinion. The Company also has agreed to indemnify Citigroup and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Citigroup has in the past provided services to AmBev unrelated to the acquisition transaction, for which services Citigroup received compensation, including, without limitation, (1) providing to AmBev a valuation report meeting the requirements of applicable Brazilian corporation law in connection with AmBev’s acquisition from BAC of Class A shares of the Company in August 2006 and (2) the services described in Annex A to the opinion included as Annex I to this Offer Document. In the ordinary course of business, Citigroup and its affiliates may actively trade or hold the securities of the Company and AmBev for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Citigroup and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with the Company, AmBev and their respective affiliates.

The Company selected Citigroup as its financial advisor in connection with the acquisition transaction based on Citigroup’s reputation, experience and familiarity with the Company and its business. Citigroup is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

D.	United States Federal Income Tax Consequences.

The following describes the material U.S. federal income tax consequences to holders, as defined below, of the tender of their Class A shares or Class B shares or ADSs pursuant to the Offer. This discussion is based on the tax laws of the United States currently in effect, including the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations, administrative pronouncements and judicial decisions, as well as the income tax treaty between Luxembourg and the United States, all of which are subject to change, possibly with retroactive effect. This discussion does not address U.S. state, local or non-U.S. tax consequences. The discussion applies only to holders who hold the Class A shares or Class B shares or ADSs as capital assets for U.S. federal income tax purposes and it does not address special classes of holders, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers and traders in securities or foreign currencies;

•	persons holding Class A shares or Class B shares or ADSs as part of a hedge, straddle or conversion transaction;
•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. Dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	persons liable for the alternative minimum tax;
•	tax-exempt organizations; or
•	persons holding Class A shares or Class B shares or ADSs that own or are deemed to own ten percent or more of any class of the Company’s stock.

These special classes of holders are urged to consult their U.S. tax advisors as to any special U.S. provisions that may be applicable to them.

For purposes of this discussion, a “United States holder” is a beneficial owner of Class A shares or Class B shares or ADSs that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to the primary supervision of a United States court and the control of one or more United States persons or (B) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A United States holder does not include residents of Luxembourg or persons carrying on a trade, profession or vocation in Luxembourg through a branch, agency or permanent establishment. A “Non-United States holder” is a holder other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes that is not a United States holder.

General. In general, a United States holder that receives cash for the Class A shares or Class B shares or ADSs pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized in exchange for the Class A shares or Class B shares or ADSs (generally the amount of cash received by such United States holder) and such United States holder’s adjusted tax basis in such Class A shares or Class B shares or ADSs. Subject to the discussion below, any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss (subject to a maximum 15% tax rate for certain non-corporate taxpayers) if the United States holder has held the Class A shares or Class B shares or ADSs for more than one year.

A Non-United States holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of Class A shares or Class B shares or ADSs unless: (i) the gain is effectively connected with such Non-United States holder’s conduct of a trade or business within the United States (and, under certain treaties, is attributable to a U.S. permanent establishment); or (ii) such Non-United States holder is an individual, present in the United States for 183 days or more in the taxable year of disposition and meets certain other conditions.

The Company has not determined whether or not it is considered a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for the taxable year 2006. U.S. holders should consult the Company’s 20-F for the year ended December 31, 2005 under the subsection “United States Taxes – Passive Foreign Investment Company Rules” for the U.S. federal income tax consequences of the sale or other disposition of Class A shares, Class B shares or ADSs in the event the Company is or has ever been a for U.S. federal income tax purposes.

Information Reporting and Backup Withholding for United States Holders. Payment made with respect to the Offer within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the United States holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the United States holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the United States holder’s U.S. federal income tax liability and may entitle the United States holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Information Reporting and Backup Withholding for Non-United States Holders. Information reporting and backup withholding generally are not required with respect to the amount of any proceeds received in the Offer by a Non-United States holder through a foreign office of a foreign broker that does not have certain specified connections to the United States. If a Non-United States holder tenders Class A shares or Class B shares or ADSs through a U.S. broker or the U.S. office of a foreign broker, however, the broker will be required to report the amount of proceeds paid to such Non-United States holder to the IRS and also backup withhold on that amount unless such Non-United States holder (i) provides appropriate certification to the broker of its status as a non-U.S. person or (ii) is an exempt recipient. Information reporting will also apply if a Non-United States holder tenders through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless (i) such broker has documenting evidence in its records that such Non-United States holder is a non-U.S. person and certain other conditions are met or (ii) such Non-United States holder is an exempt recipient.

Pursuant to the Company’s annual report on Form 20-F for the year ended December 31, 2005, filed by the Company with the Commission on June 30, 2006, and which we hereby incorporate into this Offer Document by reference, the Company believes that it was not a “passive foreign investment company”, or “PFIC”, for U.S. federal income tax purposes for its 2005 taxable year. However, since PFIC status of the Company for each year depends upon the composition of the Company’s income and assets and upon the market value of the Company’s assets (including, among others, equity investments less than 25% owned) from time to time, there can be no assurance that the Company will not be considered a PFIC for any taxable year. If the Company were considered a PFIC for any taxable year during which a U.S. holder held Class A shares, Class B shares or ADSs, certain adverse tax consequences could apply to such U.S. holder pursuant to a sale of such shares or ADSs in the Offer, including the imposition of interest charges and tax at higher rates than would otherwise apply. Certain elections may be available (including a mark to market election) to United States persons that may mitigate the tax adverse consequences resulting from PFIC status. For more information, please see the section titled Passive Foreign Investment Company Rules on page 105 of the Company’s annual report on Form 20-F for the year ended December 31, 2005.

E.	Luxembourg Income Tax Consequences.

The following describes the material Luxembourg tax consequences relevant to Offer. Holders should consult their own tax advisor as results may vary for individual holders.

Non-Participation in the Offer. Holders of Class A shares or Class B shares or ADSs who do not participate in the Offer will not incur any Luxembourg tax liability as a result of the consummation of the Offer. However, upon exercise of its squeeze out rights, by the Offeror, those holders of the Class A shares or Class B shares or ADSs who have not tendered their shares to the Offer will be required, once squeeze out proceedings commence, to sell their shares to the Offeror. At that stage, such holders of Class A shares or Class B shares or ADSs shall be subject to the same Luxembourg tax liability as if they had tendered their shares in the Offer.

Exchange of Shares and/or ADSs Pursuant to the Offer. If the holder of Class A shares or Class B shares or ADSs is a resident of Luxembourg (unless the resident is a company subject to corporate income tax), the holder may be subject to Luxembourg income taxation on part of the cash the holder receives from us in exchange for the Class A shares or Class B shares or ADSs tendered. The receipt of cash for the holder’s tendered Class A shares or Class B shares or ADSs will generally be treated for Luxembourg income tax purposes either as (1) a sale eligible for capital gain or loss treatment, in which case the amount of cash the holder receives above the acquisition price for the exchanged Class A shares or Class B shares or ADSs will be subject to income taxation only if the holder has held the shares for not more than six months or holds more than 10% of the Company’s outstanding Class A shares and Class B shares (including those held as ADSs), or (2) income from securities, in which case 50% of the cash the holder receives that is not considered a refund of capital will be subject to income taxation. If the holder is a resident Luxembourg company subject to corporate income tax or a permanent establishment in Luxembourg subject to corporate income tax, the capital gain realized will be part of the holder’s taxable profit and subject to corporate income tax and municipal tax.

If the holder of Class A shares or Class B shares or ADSs is a non-resident of Luxembourg, the cash the holder receives from us in exchange for the Class A shares or Class B shares or ADSs will only be subject to Luxembourg income taxation if that cash is considered a sale and (1) the holder holds more than 10% of the Company’s outstanding Class A shares and Class B shares (including those held as ADSs) and the holder held the exchanged securities for not more than six months, or (2) the holder has been a Luxembourg tax resident for more than 15 years and became a non-resident of Luxembourg less than five years before the exchange.

F.	Reports, Opinions, Appraisals and Negotiations.

Other than the opinion of, and related presentation by, Citigroup as to the fairness of the Offer from a financial point of view, to the shareholders of the Company, in each case other than AmBev and its affiliates (the full texts of which are respectively included as Annex I and Annex II to this Offer Document), the Company has not received any report, opinion or appraisal from an outside party that is materially related to the Offer, including any report, opinion or appraisal relating to the consideration or the fairness of the consideration to be offered to securityholders of the Company or the fairness of the Offer to the Company.

THE OFFER

1.     OFFER PRICE.

General. Upon the terms and subject to the conditions of the Offer, we will purchase any and all Class A shares and Class B shares (including those tendered as ADSs) from all holders who properly tender and have not properly withdrawn in accordance with “The Offer — Section 3” their Class A and/or Class B shares (including those tendered as ADSs), before the Expiration Date of the Offer at a purchase price of $3.35 per Class A share or $33.53 per Class B share ($67.07 per ADS), net to the seller in cash (less any amounts withheld under applicable tax laws), without interest. You may tender your Class B shares in the form of either shares or ADSs. Since each ADS represents two Class B shares, the tender of an ADS will be equivalent to the tender of two underlying Class B shares and, upon the terms and subject to the conditions of the Offer, we will purchase each ADS that we purchase in the Offer at a purchase price equal to twice the purchase price of each Class B share (or $67.07 per ADS).

See “The Offer — Section 13” for a description of our right to extend, reopen, delay, terminate or amend the Offer.

THE OFFER IS CONDITIONED ON THE TENDER OF A MINIMUM NUMBER OF CLASS B SHARES AND/OR ADSs. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE “THE OFFER — SECTION 5”.

If the Offer is completed, promptly following the Expiration Date we will pay the purchase price of each Class A share and Class B share (including those tendered as ADSs) properly tendered and not properly withdrawn.

If the Offer is not completed because conditions of the Offer are not satisfied, promptly following the Expiration Date all Class A shares and Class B shares (including those tendered as ADSs) tendered and delivered to us but not purchased pursuant to the Offer will be returned to the tendering holders at our expense. In the case of registered Class A shares and Class B shares, we will return to the tendering holders any stock certificates or other written evidence of share ownership that were delivered to the Share Tender Agent and that relate to the shares not purchased in the Offer or issue new share certificates representing the shares not purchased. We will also take any actions that may be necessary to cause the Company’s share register to reflect the fact that registered shares not purchased in the Offer continue to be owned by the tendering holder. In the case of bearer shares tendered, we will return to the tendering holder the bearer share certificates, or ask the Company to cause the issuance of new bearer share certificates, representing the shares not purchased. In the case of shares that were tendered through a clearing system, as the unpurchased shares will not be transferred to the Share Tender Agent, but will be blocked in the clearing system, we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the unpurchased shares. We also suggest that holders contact the financial institution through which they hold their shares to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the unpurchased shares. In the case of ADSs, we will return to the tendering holders ADRs evidencing the returned ADSs or, in the case of ADSs delivered by book-entry transfer, the returned ADSs will be credited to the account at the Book-Entry Transfer Facility from which the transfer had previously been made.

Upon the terms and subject to the conditions of the Offer, we will acquire the remaining Class A shares and Class B shares (and Class B shares held as ADSs) pursuant to the exercise of the squeeze-out right under Article 15 of the Luxembourg Takeover Law on the same terms as the Offer. The procedure for the squeeze-out will be included in an announcement to be made after the consummation of the Offer.

A holder of ADSs may surrender its ADSs for Class B shares and tender those Class B shares in the Offer. To surrender ADSs for the underlying Class B shares, the ADS holder must comply with the requirements of the Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary) and the holders from time to time of ADRs (which evidence the ADSs) (the “Deposit Agreement”). The requirements for surrendering ADSs for Class B shares include, among other things, payment of a surrender fee of a maximum of $5 per 100 ADSs surrendered (or portion thereof), all taxes, governmental charges, stock transfer fees and registration fees payable in connection with the surrender of the ADRs evidencing the ADSs and the withdrawal of the Class B shares. Also, The Bank of New York, as depositary under the Deposit Agreement, may require, among other things, the ADRs surrendered in exchange for Class B shares to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. ADS holders wishing to surrender their ADSs for Class B shares are urged to contact the ADR Division of The Bank of New York at (212) 815-2231 immediately to determine what steps need to be taken in order to complete the surrender in a timely manner to permit the Class B shares received to be properly tendered pursuant to the Offer.

2.    PROCEDURES FOR TENDERING SHARES AND ADSs.

Proper Tender of ADSs. For ADSs to be tendered properly pursuant to the Offer:

•
the ADRs evidencing the ADSs, or confirmation of receipt of the ADSs under the procedure for book-entry transfer set forth below, together with a properly completed and duly executed ADS Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the ADS Letter of Transmittal, must be received before 5:00 p.m. New York City time (which is 11:00 p.m. Luxembourg time), in each case by the Expiration Date by the ADS Tender Agent at one of its addresses set forth on the back cover page of this document; or

•	the tendering ADS holder must comply with the guaranteed delivery procedures set forth below.

As the Offer is scheduled to expire at 5:00 p.m., New York City time (which is 11:00 p.m. Luxembourg time), on February 28, 2007 any tender of ADSs, including any notices of guaranteed delivery, delivered to the ADS Tender Agent, whether by mail, hand, courier or facsimile, must be received by the ADS Tender Agent by the Expiration Date.

Notwithstanding any other provisions hereof, payment for ADSs tendered and accepted for payment pursuant to the Offer will be made promptly after the Expiration Date of the Offer only after timely receipt by the ADS Tender Agent of ADRs evidencing such ADSs (or a timely confirmation of a book-entry transfer of such ADSs into the ADS Tender Agent’s account at the Book-Entry Transfer Facility, as defined below), a properly completed and duly executed ADS Letter of Transmittal (or facsimile thereof bearing an original signature) with any required signature guarantees, or an Agent’s Message in connection with book-entry delivery, and any other documents required by the ADS Letter of Transmittal.

Book Entry Delivery for ADSs. The ADS Tender Agent will establish an account with respect to the ADSs at The Depository Trust Company (referred to as the “Book-Entry Transfer Facility”) for purposes of the Offer within two business days after the date of this Offer Document, and any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make delivery of ADSs by causing the Book-Entry Transfer Facility to transfer such ADSs into the ADS Tender Agent’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of ADSs may be effected through book-entry transfer, a properly completed and duly executed ADS Letter of Transmittal together with any required signature guarantees or an Agent’s Message and any other required documents must, in any case, be received by the ADS Tender Agent at one of its addresses set forth on the back cover of this Offer Document by the Expiration Date, or the guaranteed delivery procedure described below must be complied with. Delivery of the ADS Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the ADS Tender Agent.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the ADS Tender Agent and forming a part of the book-entry confirmation, stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering ADSs through the Book-Entry Transfer Facility that the participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that we may enforce that agreement against that participant.

Method of Delivery for ADSs.The method of delivery of all documents, including ADRs evidencing the ADSs, is at the election and risk of the tendering ADS holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. ADSs will be deemed delivered only when actually received by the ADS Tender Agent (including, in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.

Signature Guarantees for ADSs. Except as otherwise provided below, all signatures on the ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on the ADS Letter of Transmittal need not be guaranteed if (a) the ADS Letter of Transmittal is signed by the registered holder of the ADSs tendered therewith and such holder has not completed the box captioned “Special Delivery Instructions” or captioned “Special Payment Instructions” on the ADS Letter of Transmittal or (b) such ADSs are tendered for the account of an Eligible Institution. See Instructions 1 and 6 of the ADS Letter of Transmittal. If an ADR evidencing the ADSs is registered in the name of a person other than the person executing an ADS Letter of Transmittal, then the ADR(s) must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the ADR, with the signature guaranteed by an Eligible Institution.

Guaranteed Delivery for ADSs. If an ADS holder desires to tender ADSs pursuant to the Offer and cannot deliver such ADSs and all other required documents to the ADS Tender Agent by the Expiration Date or such holder cannot complete the procedure for delivery by book-entry on a timely basis, such ADSs may nevertheless be tendered if all of the following conditions are met:

•	such tender is made by or through an Eligible Institution;
•	a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us is received by the ADS Tender Agent (as provided below) by the Expiration Date; and
•
the ADRs evidencing the ADSs (or a confirmation of a book-entry transfer of such shares into the ADS Tender Agent’s account at the Book-Entry Transfer Facility), together with a properly completed and duly executed ADS Letter of Transmittal with any required signature guarantee or an Agent’s Message and any other documents required by the ADS Letter of Transmittal, are received by the ADS Tender Agent within three (3) NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission to the ADS Tender Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice.

Proper Tender of Shares. For Class A shares and Class B shares to be tendered properly pursuant to the Offer, by 11:00 p.m. Luxembourg time (which is
5:00 p.m. New York City time) on the Expiration Date:

•
if the tendering holder is a registered holder of Class A shares or Class B shares, the Share Tender Agent must receive at its address set forth on the back cover page of this Offer Document a properly completed and duly executed Share Letter of Transmittal, any other documents required by the Share Letter of Transmittal and confirmation by the Company that the tendering holder is listed in the Company’s register of shares as the registered owner of the tendered shares. Tendering holders of registered shares are not required to submit share certificates or other written confirmation of registered ownership of the tendered shares in order to make a valid tender of those shares, because the Company will confirm the tendering holder’s ownership of the tendered shares by examining the Company share register and the notations in the share register will determine legal ownership of the shares. Nevertheless, if such tendering holders do have share certificates or other written confirmation of registered ownership of the tendered shares, we request that they submit those documents with the Share Letter of Transmittal;

•
if a holder is tendering Class A shares or Class B shares held in bearer form, the Share Tender Agent must receive at its address set forth on the back cover page of this Offer Document a properly completed and duly executed Share Letter of Transmittal, any other documents required by the Share Letter of Transmittal and bearer certificates representing the tendered shares; or

•
if your Class A shares or Class B shares are held in a clearing system such as Euroclear or Clearstream, Luxembourg, which we refer to as the “clearing systems”, you should contact the financial institution through which you hold your shares and instruct that financial institution to take appropriate steps to (1) complete and sign or have completed and signed the Share Letter of Transmittal according to its instructions and deliver or cause the completed and signed Share Letter of Transmittal to be delivered to the Share Tender Agent at its address set forth on the back cover of this Offer Document, (2) block or cause the blocking of such tendered Class A shares or Class B shares within the clearing system, and (3) transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, of the tendered Class A shares or Class B shares that we purchase pursuant to the Offer. Such tender of Class A shares or Class B shares will not be valid until the Share Tender Agent receives a Share Letter of Transmittal relating to such Class A shares or Class B shares which is properly completed and executed and confirmation from the clearing system that your shares have been blocked. You should consult the financial institution through which you hold your Class A shares or Class B shares to determine how, and by what time, you must deliver tender, blocking and transfer instructions to them.

Tendering holders who hold shares through financial institutions are urged to consult these financial institutions to determine how, and by what time and means, the holder must give instructions to that financial institution.

Clearing System Delivery for Shares. Any participant in the clearing systems may make delivery of Class A shares or Class B shares by causing the clearing system to block and then transfer such shares to the Share Tender Agent in accordance with customary procedures. However, although delivery of Class A shares or Class B shares may be effected through a clearing system, a properly completed and duly executed Share Letter of Transmittal or any other required documents must, in any case, be received by the Share Tender Agent at its address set forth on the back cover of this Offer Document by the Expiration Date. Delivery of the Share Letter of Transmittal and any other required documents to a clearing system does not constitute delivery to the Share Tender Agent.

Method of Delivery for Shares. The method of delivery of all documents, including registered share certificates, other written confirmation of the tendering shareholder’s shareholding and bearer share certificates, is at the election and risk of the tendering shareholder. If delivery is by mail, registered mail or special courier service is recommended. Class A shares and Class B shares will be deemed delivered only when actually received by the Share Tender Agent (including, in the case of Class A shares and/or Class B shares tendered through a clearing system, by confirmation of their receipt by the Share Tender Agent). In all cases, sufficient time should be allowed to ensure timely delivery.

Clearing System and Book-Entry Transfer Facility Deadlines. If a broker, dealer, commercial bank, trust company, financial institution or other nominee holds your Class A shares and/or Class B shares and/or ADSs, it is likely they have a deadline prior to the expiration of the Offer by which tendering holders must instruct them to tender their Class A shares and/or Class B shares and/or ADSs into the Offer.

United States Federal Income Tax Withholding. Under the U.S. backup withholding rules, 28% of the gross proceeds payable to a holder of ADSs or other payee pursuant to the Offer may be withheld and remitted to the United States Treasury, unless the holder or other payee provides his or her taxpayer identification number (employer identification number or social security number) to the ADS Tender Agent and certifies that such number is correct or otherwise establishes an exemption under applicable regulations. Therefore, unless such an exemption exists and is proven in a manner satisfactory to the ADS Tender Agent, each tendering holder of ADSs should complete and sign the Substitute Form W-9 included as part of the ADS Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. Certain holders of ADSs (including, among others, corporations and foreign persons) are not subject to these backup withholding requirements. In order for a foreign person to qualify as an exempt recipient, that person must submit a statement, signed under penalties of perjury, attesting to that person’s exempt status. Such statements can be obtained from the ADS Tender Agent. See Instruction 9 of the ADS Letter of Transmittal.

ANY TENDERING ADS HOLDER OR OTHER PAYEE FOR TENDERED ADSs WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE ADS LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED U.S. FEDERAL INCOME TAX WITHHOLDING OF 28% OF THE GROSS PROCEEDS PAID TO SUCH ADS HOLDER OR OTHER SUCH PAYEE PURSUANT TO THE OFFER.

Tender Constitutes an Agreement. The tender of Class A shares and/or Class B shares and/or ADSs pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the terms and conditions of the Offer and an agreement between the tendering holder and us upon the terms and subject to the conditions of the Offer, as well as the tendering holder’s representation and warranty to us that (1) has a net long position in the Class A shares and/or Class B shares at least equal to the number of Class A shares and/or Class B shares being tendered; (2) has full power and authority to tender, sell, assign and transfer the Class A shares and/or Class B shares and/or ADSs tendered hereby and that, when the same are accepted for payment by us, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and (3) will, upon request, execute and deliver any additional documents deemed by us or the Share Tender Agent or the ADS Tender Agent, as the case may be, to be necessary or desirable to complete the sale, assignment and transfer of the Class A shares and/or Class B shares and/or ADSs tendered hereby.

Grant of Proxy for Class A Shares and/or Class B Shares and/or ADSs. By executing a Letter of Transmittal (or delivering an Agent’s Message), you irrevocably appoint our designees as your attorneys-in-fact and proxies in the manner set forth in the Letter of Transmittal to the full extent of your rights with respect to the Class A shares and/or Class B shares and/or ADSs tendered and accepted for payment by us. All such appointments are irrevocable and coupled with an interest in the tendered Class A shares and/or Class B shares and/or ADSs. However, such appointment is effective only upon our acceptance for payment of such Class A shares and/or Class B shares and/or ADSs. Upon such acceptance for payment of such Class A shares and/or Class B shares and/or ADSs, all prior proxies and consents granted by you with respect to such Class A shares and/or Class B shares and/or ADSs and other securities will, without further action, be revoked, and no subsequent proxies may be given nor subsequent written consents executed (and, if previously given or executed, will cease to be effective). Our designees will be empowered to exercise all your voting and other rights as they, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the Company’s shareholders, by written consent or otherwise. We reserve the right to require that, in order for Class A shares and/or Class B shares and/or ADSs to be validly tendered, immediately upon our acceptance for payment of such Class A shares and/or Class B shares and/or ADSs, we are able to exercise full voting rights with respect to such Class A shares and/or Class B shares and/or ADSs (including voting at any meeting of shareholders then scheduled or acting by written consent without a meeting).

Determination of Validity; Rejection of Shares and ADSs; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class A shares or Class B shares (including those tendered as ADSs) will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of Class A shares or Class B shares (including those tendered as ADSs) determined by us not to be in proper form, or the acceptance of which or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of particular Class A shares or Class B shares (including those tendered as ADSs), and our interpretation of the terms of the Offer (including the instructions in the Letters of Transmittal) will be final and binding on all parties. No tender of Class A shares or Class B shares (including those tendered as ADSs) will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. None of us, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.

Return of Unpurchased ADSs. If any tendered ADSs are not purchased pursuant to the Offer or are properly withdrawn before the Expiration Date, or if less than all of an ADS holder’s ADSs evidenced by ADRs are tendered, ADRs for unpurchased ADSs will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the ADSs, as applicable, or, in the case of ADSs tendered by book-entry transfer at the book-entry transfer facility, the returned ADSs will be credited to the appropriate account maintained by the tendering ADS holder at the book-entry transfer facility, in each case without expense to the ADS holder.

Return or Release of Unpurchased Shares. If any tendered Class A shares or Class B shares are not purchased pursuant to the Offer or are properly withdrawn before the Expiration Date, or if less than all of a shareholder’s Class A shares or Class B shares are tendered, (1) in the case of registered Class A shares or Class B shares or bearer shares tendered directly to the Share Tender Agent, any stock certificates or other written evidence of share ownership or bearer share certificates, as applicable, relating to the shares not purchased in the Offer that were delivered to the Share Tender Agent will be returned to the tendering holder, or new share certificates or bearer share certificates, as applicable, representing the shares not purchased or withdrawn will be issued to the tendering holder, in each case promptly after the expiration or termination of the Offer or the proper withdrawal of the shares, as applicable, without expense to the holder of the shares and, in the case of registered shares, we will take any actions that may be necessary to cause the Company’s share register to reflect the fact that registered shares non-tendered or purchased in the Offer or properly withdrawn continue to be owned by the tendering holder, or (2) in the case of Class A shares or Class B shares tendered through a clearing system, as the withdrawn, not tendered or unpurchased shares will not be transferred to the Share Tender Agent but will be blocked in the clearing system, we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the withdrawn or unpurchased shares. We also suggest that holders contact the financial institution through which their shares were tendered to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the withdrawn, non-tendered or unpurchased shares.

Lost or Destroyed ADRs. ADS holders whose ADRs evidencing part or all of their ADSs have been lost, stolen, misplaced or destroyed may contact The Bank of New York, as depositary for the Company’s ADSs under the Deposit Agreement, at 1-800-507-9357 for instructions as to obtaining a replacement. The replacement ADR(s) will then be required to be submitted together with the ADS Letter of Transmittal in order to receive payment for ADSs that are tendered and accepted for payment. The Bank of New York may require the ADS holder to post a bond in connection with the issuance of replacement ADRs. ADS holders are urged to contact The Bank of New York immediately in order to permit timely processing of this documentation and to determine if the posting of a bond is required.

ADRs EVIDENCING ADSs, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ADS LETTER OF TRANSMITTAL OR FACSIMILE THEREOF (BEARING AN ORIGINAL SIGNATURE), OR AN AGENT’S MESSAGE, AND ANY OTHER DOCUMENTS REQUIRED BY THE ADS LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE ADS TENDER AGENT AND NOT TO US, THE DEALER MANAGER, THE SHARE TENDER AGENT OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE SHARE TENDER AGENT OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE ADS TENDER AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

CLASS A SHARE CERTIFICATES OR CLASS B SHARE CERTIFICATES, OTHER WRITTEN EVIDENCE OF YOUR SHARE OWNERSHIP, OR BEARER SHARE CERTIFICATES, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED SHARE LETTER OF TRANSMITTAL OR FACSIMILE THEREOF (BEARING AN ORIGINAL SIGNATURE) AND ANY OTHER DOCUMENTS REQUIRED BY THE SHARE LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE SHARE TENDER AGENT AND NOT TO US, THE DEALER MANAGER, THE ADS TENDER AGENT OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE ADS TENDER AGENT OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE SHARE TENDER AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

3.     WITHDRAWAL RIGHTS.

Tenders of Class A shares and/or Class B shares and/or ADSs made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable except that they may be withdrawn after 9 a.m. New York City time, which is 3 p.m. Luxembourg time, on March 1, 2007, unless theretofore accepted for payment as provided in this Offer Document. If we extend or reopen the period of time during which the Offer is open, or postpone payment for the Class A shares and/or Class B shares in accordance with “The Offer - Conditions of the Offer” below then, without prejudice to our rights under the Offer, the ADS Tender Agent and the Share Tender Agent may, on our behalf, respectively retain all Class A shares and Class B shares and ADSs tendered, and such Class A shares and Class B shares and ADSs may not be withdrawn except as otherwise provided in this Section 3.

Withdrawal of ADSs. For a withdrawal of ADSs to be effective, an original signed written notice of withdrawal must:

•	be timely received by the ADS Tender Agent at one of its addresses set forth on the back cover of this Offer Document; and
•
must specify the name of the person who tendered the ADSs to be withdrawn, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs, if different from that of the person who tendered such ADSs.

If the ADSs to be withdrawn have been delivered to the ADS Tender Agent, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of ADSs tendered by an Eligible Institution) must be submitted prior to the release of such ADSs. In addition, such notice must specify, in the case of ADSs tendered by delivery of ADR(s), the name of the registered holder (if different from that of the tendering ADS holder) and the serial numbers shown on the particular ADR(s) evidencing the ADSs to be withdrawn or, in the case of ADSs tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs.

Withdrawal of Shares. For a withdrawal of Class A shares or Class B shares tendered in the form of shares to be effective, an original Notice of Withdrawal must be signed by the person who signed the relevant Share Letter of Transmittal and must:

•	be timely received by the Share Tender Agent at its address set forth on the back cover of this Offer Document; and
•
specify the name of the person who tendered the Class A shares and/or Class B shares to be withdrawn, the number of Class A shares and/or Class B shares to be withdrawn and, if bearer shares are being withdrawn, the bearer certificate number of each share to be withdrawn.

In the case of Class A shares or Class B shares tendered through a clearing system, upon receipt of a valid Notice of Withdrawal we will cause the Share Tender Agent to take any actions required to be taken by it to permit the removal of the block on the withdrawn shares. We also suggest that holders contact the financial institution through which they tendered their shares to determine what actions, if any, the financial institution may need to take to assure the removal of the block on the withdrawn shares.

General. Withdrawals may not be rescinded, and Class A shares or Class B shares or ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Class A shares and/or Class B shares or ADSs may be retendered by again following one of the procedures described in “The Offer - Section 2” at any time prior to the Expiration Date. If the Offeror decides to provide a subsequent offering period under Rule 14d-11, no withdrawal rights apply during such subsequent offering period in accordance with Rule 14d-7(a)(2).

We will determine all questions as to the validity (including time of receipt) of any notice of withdrawal, in our sole discretion, which determination shall be final and binding. We also reserve the absolute right to waive any defect or irregularity in the withdrawal of Class A shares and/or Class B shares and/or ADSs by any shareholder, and such determination will be binding on all shareholders. None of us, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

4.     PURCHASE OF SHARES AND ADSs AND PAYMENT OF PURCHASE PRICE.

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date (and in no case later than 5 days after the Expiration Date), we will pay for the Class A shares and Class B shares (including those tendered as ADSs) properly tendered and not properly withdrawn before the Expiration Date.

Payment for ADSs. We will pay for ADSs purchased under the Offer by depositing the aggregate purchase price for such ADSs with the ADS Tender Agent, which will act as agent for the tendering ADS holder for the purpose of receiving payment from us and transmitting payment to the tendering ADS holders.

Payment for Shares. We will pay for Class A shares and Class B shares purchased under the Offer by depositing the aggregate purchase price for such shares with the Share Tender Agent, which will act as agent for tendering Class A shares and Class B shareholders for the purpose of receiving payment from us and transmitting payment to the tendering holder of Class A shares or Class B shares. The Share Tender Agent will transmit payment to the tendering holder of Class A shares or Class B shares as follows:

•
for Class A shares or Class B shares held through a direct participant of Clearstream Luxembourg or Euroclear Bank, the Share Tender Agent will, promptly following receipt of the aggregate purchase price from us, pay the cash consideration to the common security depositaries of Clearstream Luxembourg and Euroclear Bank which will credit their participants’ accounts. Such financial intermediaries should then make the appropriate credits to the accounts of the relevant holders of Class A shares and Class B shares.

•
For Class A shares or Class B shares registered directly in the Company’s shareholder’s register or Class A shares or Class B shares in bearer form, the cash consideration shall be paid to the bank account notified by such shareholder to the Share Tender Agent in the Share Letter of Transmittal.

UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE BE PAID BY US REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Class A shares and/or Class B shares and/or ADSs purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to any person other than the registered holder of the ADSs, or if tendered ADRs evidencing ADSs are registered in the name of any person other than the person signing the ADS Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the purchase price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted. See Instruction 7 of the ADS Letter of Transmittal.

ANY TENDERING HOLDER OF ADSs OR OTHER PAYEE FOR TENDERED ADSs WHO FAILS TO COMPLETE FULLY, SIGN AND RETURN TO THE ADS TENDER AGENT THE SUBSTITUTE FORM W-9 INCLUDED WITH THE ADS LETTER OF TRANSMITTAL MAY BE SUBJECT TO UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE GROSS PROCEEDS PAID TO THE HOLDER OF ADSs OR OTHER PAYEE FOR TENDERED ADSs PURSUANT TO THE OFFER. SEE “THE OFFER — SECTION 2”. ALSO SEE “SPECIAL FACTORS — SECTION D” REGARDING UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs.

5.    CONDITIONS OF THE OFFER.

In accordance with the provisions of the Offer, we will not be required to accept for payment or pay for any Class A shares and/or Class B shares and/or ADSs tendered, and may terminate or amend (subject to applicable law) the Offer or may postpone the acceptance for payment of, and the payment for, Class A shares and/or Class B shares and/or ADSs tendered, subject to the requirements of the Exchange Act for prompt payment for or return of Class A shares and/or Class B shares and/or ADSs, if at any time between the date of the commencement of this Offer and the Expiration Date, any of the following events shall have occurred or are determined by us to have occurred, which in our reasonable judgment and regardless of the circumstances giving rise to such event, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment:

(1)  there being validly tendered and not validly withdrawn at least 3,939,387 Class B shares (including Class B shares held as ADSs), as of the date the Class B shares of the Company are accepted for payment pursuant to the Offer, which we refer to as the “minimum tender condition”;

(2) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, United States or non-United States, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the Offer or the acquisition of some or all of the Class A shares or Class B shares or ADSs pursuant to the Offer or otherwise relates in any manner to the Offer or (ii) in our reasonable judgment, could materially and adversely affect our or our subsidiaries’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise could materially impair in any way the contemplated future conduct of the business of us or our subsidiaries, taken as a whole, or could materially impair our ability to purchase any and all outstanding Class A shares or Class B shares (including those tendered as ADSs) of the Company in the Offer;

(3) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, could directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Class A shares or Class B shares or ADSs illegal or otherwise restrict or prohibit completion of the Offer, (ii) delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the Class A shares and/or Class B shares and/or ADSs, or (iii) materially and adversely affect our or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of us or our affiliates; or

(4) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Luxembourg, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks having a business relationship with the parties involved, in the United States, Bahamas, Luxembourg, Brazil or any of the other countries where we or our affiliates (other than Quinsa’s subsidiaries) do business, (iii) the commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, Bahamas, Luxembourg, Brazil or any of the other countries where we or our affiliates (other than Quinsa’s subsidiaries) do business or any of their respective territories, including, but not limited to, an act of terrorism, (iv) any change in the general political, market, economic or financial conditions in the United States, Bahamas, Brazil or any of the other countries where we or our affiliates (other than Quinsa and its subsidiaries) do business that could, in our reasonable judgment, have a material adverse effect on our or our affiliates’ (other than Quinsa and its subsidiaries) business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, that could have, in our reasonable judgment, such a material adverse effect, or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof. In any of the circumstances set out in this condition 4(iv) and condition 4(v) (to the extent that it applies to the circumstances set out in 4(iv) above) the approval of the CSSF shall have been obtained prior to the withdrawal of the Offer.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part, at any time in our sole discretion before the Expiration Date. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right. Each such right is an ongoing right and may be asserted at any time and from time to time. Any determination or judgment by us concerning the events described above will be final and binding on all parties.

6.    PRICE RANGE OF SHARES AND ADSs; DIVIDENDS.

Market for the Class A shares.

Class A shares are currently listed and trade in U.S. Dollars on the LSE. The table below sets forth, for the periods indicated, the reported high and low daily closing prices of our Class A shares on the LSE. The price per Class A share for 2000 and 2001 has been adjusted to reflect the 10:1 stock split that occurred upon approval of the Company’s recapitalization plan by holders of the Company’s ordinary and non-voting shares, including holders of ADSs, on June 8, 2001. Pursuant to the recapitalization plan, each ordinary share was redesignated as a Class A share and split into 10 Class A shares.

	Price per Class A share (1)(2)
	High	Low
2001	$0.98	$0.55
2002	0.73	0.43
2003	0.83	0.29
2004	1.03	0.55
2005	1.60	0.61

2003
1st Quarter	0.51	0.30
2nd Quarter	0.71	0.29
3rd Quarter	0.83	0.60
4th Quarter	0.83	0.76

2004
1st Quarter	1.03	0.82
2nd Quarter	0.99	0.74
3rd Quarter	0.92	0.68
4th Quarter	0.86	0.55

2005
1st Quarter	1.00	0.61
2nd Quarter	1.25	0.97
3rd Quarter	1.60	1.20
4th Quarter	1.56	1.37

2006

December 2005	1.55	1.49
January 2006	1.74	1.57
February 2006	1.75	1.67
March 2006	1.88	1.80
April 2006	2.12	1.75
May 2006	2.37	2.20
June 2006	2.25	2.15
July 2006	2.43	2.25
August 2006	2.57	2.35
September 2006	2.70	2.46
October 2006	2.66	2.48
November 2006	3.33	2.65
December 2006	3.34	3.20

(1)	Source: Luxembourg Stock Exchange
(2)	The prices of our Class A shares have been restated to give retroactive effect to the 10:1 stock split which occurred as a result of our recapitalization in June 2001.

Market for the Class B shares.

ADSs, each representing two Class B shares without par value, are listed on the NYSE and trade under the symbol “LQU”. The Company’s Class B shares are listed and trade on the LSE as well. Each ADS is represented by an ADR, issued pursuant to the Deposit Agreement. The ADSs (initially representing non-voting shares and now representing Class B voting shares) and non-voting shares (which are now the Company’s Class B voting shares) began trading on the NYSE and the LSE, respectively, on March 28, 1996. The table below sets forth, for the periods indicated, the reported high and low daily closing prices of the non-voting shares or Class B shares, as the case may be, and the ADSs on the LSE and the NYSE, respectively:

	Price per Class B share(1)		Price per ADS(2)(3)
	High	Low	High	Low
2001	$10.90	$5.00	$24.12	$9.95
2002	6.38	2.52	13.09	5.73
2003	8.16	2.90	16.77	6.35
2004	10.00	7.25	20.18	14.57
2005	17.00	7.65	35.77	16.06

2003
1st Quarter	3.52	2.72	8.11	6.35
2nd Quarter	6.15	3.21	13.80	7.65
3rd Quarter	7.20	5.69	15.61	11.56
4th Quarter	8.16	7.20	16.77	14.94

2004
1st Quarter	9.99	7.80	20.18	16.65
2nd Quarter	9.75	7.45	19.50	14.57
3rd Quarter	9.23	7.25	18.58	14.89
4th Quarter	8.89	7.41	17.99	16.00

2005
1st Quarter	10.00	7.65	22.98	16.06
2nd Quarter	12.79	9.75	25.86	22.59
3rd Quarter	16.55	11.50	35.77	24.17
4th Quarter	17.00	13.70	34.20	29.75

2006

December 2005	17.00	14.80	40.24	32.70
January 2006	16.63	15.40	36.70	34.66
February 2006	16.15	15.90	37.54	34.98
March 2006	19.36	18.17	42.81	38.20
April 2006	21.00	17.00	45.80	37.65
May 2006	23.99	21.00	51.49	46.40
June 2006	22.75	21.00	49.54	46.00
July 2006	24.14	22.20	51.78	48.53
August 2006	25.50	23.75	54.50	51.30
September 2006	26.90	25.00	55.35	52.97
October 2006	26.50	24.10	58.65	52.30
November 2006	33.75	26.50	67.00	57.80
December 2006	33.40	31.50	66.65	65.81

(1)	Source: Luxembourg Stock Exchange.

(2)	Source: New York Stock Exchange.

(3)
The ADSs have been restated to give retroactive effect to the change in ratio of Class B shares to ADSs. After approval of the recapitalization plan, each ADS represents two Class B shares, whereas previously each ADR had represented one non-voting share.

Dividends. Each Class B share is entitled, if dividends are declared by the general meeting of shareholders or, in case of interim dividends, by the Board of Directors, to receive an amount of dividends equal to ten times the amount of dividends to which each Class A share is entitled. The right to dividends of Class A shares and Class B shares rank pari passu without preference to each other. Prior to paying any dividends, the Company is required under Luxembourg law to transfer 5% of the Company’s annual net profits to a non-distributable legal reserve until the reserve amounts to 10% of the Company’s issued share capital.

Due to the severe economic crisis and recession that occurred in Argentina from late 1988 through much of 2003, and its impact on the Company’s business, the Company did not pay dividends in 2001 and 2002. During this period the Argentine government imposed on Argentine companies a significant number of monetary and currency exchange control measures, including restrictions on the transfer of funds by Argentine companies to foreign shareholders for the purposes of paying dividends. Because the Company is a holding company, its ability to pay dividends depends primarily on its receipt of sufficient funds from its principal subsidiary, Quilmes International (Bermuda) Ltd. (“QIB”), which depends in turn on QIB’s receipt of sufficient funds from its subsidiaries, the largest of which is Cervecería y Maltería Quilmes S.A.I.C.A. y G. (“CMQ”) in Argentina. Currently, Argentine regulations permit CMQ to pay dividends to foreign shareholders such as QIB if the dividends correspond to prior periods and if independent accountants have certified the financial statements for the prior periods. We cannot predict whether or when the Argentine government might again impose restrictions that would impair the Company’s ability to pay dividends. The Argentine government has taken these actions in the past and could do so again.

The table below sets forth, for each of the periods indicated, the dividends paid per Class A share, per Class B share and per ADS (in US$):

	2004 IFRS	2005 IFRS

Dividends per Class A share	0.0157	0.0353
Dividends per Class B share	0.1570	0.3529
Dividends per ADS	0.314	0.706

7.    SOURCE AND AMOUNT OF FUNDS.

Assuming we purchase any and all outstanding Class A shares and Class B shares (including those tendered as ADSs) tendered pursuant to the Offer at a purchase price of $3.35 per Class A share and $33.53 per Class B share ($67.07 per ADS), we expect that the aggregate purchase price will be approximately $315 million. We expect to fund the purchase of Class A shares, Class B shares and ADSs tendered in the Offer and the payment of related fees and expenses from general corporate funds provided to us by AmBev as sole shareholder of the Offeror. AmBev intends to make a capital contribution to us to cover the aggregate purchase price of the Offer. AmBev will fund such capital contribution through general corporate funds. The Offer is not subject to the receipt of financing, and we do not have any alternative financing arrangement or alternative financing plans. For further information on AmBev’s financial condition, please refer to AmBev’s annual report on Form 20-F for the year ended December 31, 2005 and the relevant Forms 6-K filed by AmBev with the SEC prior to the commencement of the Offer, all of which are incorporated into this Offer Document by reference.

8.    CERTAIN INFORMATION CONCERNING THE COMPANY AND THE OFFEROR.

8.A. CERTAIN INFORMATION CONCERNING THE COMPANY

General. The Company was established as a separate company incorporated in the Grand Duchy of Luxembourg in 1989 when the brewing interests of Enterprises Quilmes, a publicly traded Luxembourg holding company, were spun off from the rest of Entreprises Quilmes’ business interests. The Company remains a Luxembourg holding company governed by Luxembourg law and operates through its subsidiaries, principally QIB, in which it holds a 92.95% interest. All of the Company’s operating companies are wholly owned, majority-owned, controlled or subject to joint control subsidiaries of QIB. The address of the Company’s principal executive offices is 84, Grand Rue L-1660 Luxembourg, Grand Duchy of Luxembourg. The Company’s telephone number is (352) 47 38 85. The Company’s authorized representative in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, P.O. Box 885, Newark, Delaware 19715.

The Company’s subsidiaries produce beer in Argentina, Paraguay, Uruguay, Bolivia and Chile (the “southern cone markets”) and produce, to a lesser extent, soft drinks and mineral water in Argentina and Uruguay. The Company is the largest beer producer both in Argentina and in the combined southern cone markets. In 2005, according to internal estimates, the Company’s breweries enjoyed leading market shares of approximately 79% in Argentina, 96% in Paraguay, 97% in Uruguay, 97% in Bolivia and 13% in Chile.

Six-Month Results.

The following tables set forth selected unaudited financial data of the Company for the six-month periods ended June 30, 2005 and 2006:

Quilmes Industrial (Quinsa)  SOCIÉTÉ ANONYME
UNAUDITED GEOGRAPHIC INFORMATION - SUMMARY
(U.S. Dollars in millions)

	Six months ended June 30,
	2006	2005
NET SALES
Argentina (beer)	208.5	186.3
Argentina (CSD & other)	133.1	99.0
Bolivia	66.6	53.8
Chile	22.2	13.2
Paraguay (beer)	62.2	49.0
Uruguay	27.8	22.0
Inter area sales and other adjustments	0.0	2.7
Total	520.4	426.0

	Six months ended June 30,
	2006	2005
Normalized EBITDA
Argentina (beer)	96.7	93.6
Argentina (CSD & other)	20.4	13.3
Bolivia	41.1	31.0
Chile	(2.5)	(0.9)
Paraguay (beer)	35.0	27.7
Uruguay	9.6	7.3
Other	6.3	0.5

Total	206.6	172.5

	2006	As of June 30th, 2005
ASSETS
Cash, Cash Equivalents and Government Securities	192.9	157.8
Inventories	92.8	91.4
Accounts Receivable	28.0	27.7
Other Current Assets	39.1	19.8
Total Current Assets	352.8	296.7
Property, Plant and Equipment, Net	611.8	602.9
Goodwill and Other Intangible Assets	333.9	260.1
Long-Term Cash Investments	39.4	46.2
Other Assets	73.2	79.6

Total Assets	1,411.1	1,285.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-Term Bank Debt	103.9	83.7
Long-Term Bank Debt	256.4	262.1
Other Liabilities	404.9	331.3

Total Liabilities	765.2	677.1
Minority Interest	73.9	118.2
Shareholders’ Equity	572.0	490.2
Total Liabilities and Shareholders’ Equity	1,411.1	1,285.5

Source:  Quilmes Industrial (Quinsa) S.A.
Contact:  Francis Cressall, Quilmes Industrial (Quinsa) S.A., 54-11-4349-1846
Website:  http://www.Quinsa.com

Additional Information About the Company and Incorporation by Reference (see - “Documentation Incorporated by Reference”). The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files periodic reports and other information relating to the Company’s business, financial condition and other matters. On June 30, 2006, the Company filed with the Commission its annual report on Form 20-F for the year ended December 31, 2005, which we hereby incorporate into this Offer Document by reference. On August 15, 2006, August 30, 2006, September 15, 2006, October 12, 2006, November 13, 2006 and November 14, 2006, the Company furnished to the Commission its current reports on Form 6-K, which we also hereby incorporate into this Offer Document by reference. Such material and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained by mail, upon payment of the Commission’s customary charges, by writing to the Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet at http://www.sec.gov that contains reports and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

You can obtain the documents described under “Documentation Incorporated by Reference” from the Company or from the Commission’s website described above. You can obtain the documents described under “Additional Information” and documents incorporated by reference in this Offer Document, as well as this Offer Document itself, from the Company, without charge, by requesting them in writing or by telephone at the office of Francis Cressall, Quilmes Industrial (Quinsa) Société Anonyme, 84, Grand Rue, L-1660 Luxembourg, Grand Duchy of Luxembourg, phone number +5411-4349-1846. Please be sure to include your complete name and address in the request. If you request any incorporated documents, the Company will mail them by first class mail, or another equally prompt means, promptly after the Company receives the request. You can obtain free of charge a copy of the Company’s annual report on Form 20-F for the year ended December 31, 2005, and certain other of the Company’s reports from the Company’s website on the Internet at http://www.quinsa.com. You can obtain free of charge a copy of the Company’s annual accounts from the Share Tender Agent at the address set forth on the back cover page of this Offer Document. You can further obtain free of charge a copy of this Offer Document from the Company’s website, from AmBev’s website, from the Commission’s website, or from the Information Agent at the address set forth on the back cover page of this Offer Document.

8.B. CERTAIN INFORMATION CONCERNING THE OFFEROR

General. The Offeror is a wholly owned subsidiary of AmBev. AmBev is the successor of Companhia Cervejaria Brahma (“Brahma”) and Companhia Antarctica Paulista Indústria Brasileira de Bebidas e Conexos (“Antarctica”), two of the oldest brewers in Brazil. Antarctica was founded in 1885. Brahma was founded in 1888 as Villiger & Cia. The Brahma brand was registered on September 6, 1888, and in 1904 Villiger & Cia. changed its name to Companhia Cervejaria Brahma.

AmBev was incorporated as Aditus Participações S.A. on September 14, 1998. AmBev is a publicly held corporation incorporated under the laws of the Federative Republic of Brazil. On July 1, 1999, the controlling shareholders of Brahma and Antarctica contributed all of their common and preferred shares in Brahma and Antarctica in exchange for shares of the same type and class of AmBev. On March 31, 2001, Brahma was merged into Antarctica, and Antarctica changed its name to Companhia Brasileira de Bebidas — CBB. These transactions had no effect on AmBev’s consolidated financial statements, because each of the entities was wholly owned by AmBev.

The Offeror’s registered office is located at Mareva House, 4 George Street, Nassau, Bahamas, Tel.: (5511) 2122-1415, e-mail: ir@ambev.com.br. AmBev’s registered office is in São Paulo, SP, Brazil (registration number with the São Paulo Commercial Registry: 35,300,157,770) and its principal executive offices are located at Rua Dr. Renato Paes de Barros, 1017, 4th floor, CEP 04530-001, São Paulo, SP, Brazil, tel.: (5511) 2122-1415, e-mail: ir@ambev.com.br.

Participation of the Offeror and AmBev in the Company. As of January 25, 2007, the Offeror owned 373,520,000 Class A shares, representing approximately 61% of outstanding Class A shares, approximately 56.73% of the Company’s outstanding voting shares and approximately 34.53% of the Company’s total equity capital, and AmBev beneficially owned through its subsidiaries (excluding the Offeror) an aggregate of 230,920,000 Class A shares, representing approximately 37.8% of outstanding Class A shares, approximately 35.07% of the Company’s outstanding voting shares and approximately 21.35% of the Company’s total equity capital and 38,388,914 Class B shares, representing approximately 81.6% of outstanding Class B shares (including those held as ADSs), approximately 5.83% of the Company’s outstanding voting shares and approximately 35.49% of the Company’s total equity capital. As of January 25, 2007, Dunvegan S.A. with registered office at Juncal 1327, suite 2201, Montevideo, Uruguay (“Dunvegan”) (an AmBev subsidiary which is also a director of the Company) owns 230,920,000 Class A shares and 12,000,000 Class B shares, which represent approximately 36.90% of the Company’s outstanding voting shares as of that date and approximately 32.44% of the Company’s total equity capital of the Company. NCAQ Sociedad Colectiva, a Uruguayan entity, with registered offices at Juncal 1327, suite 2201, Montevideo, Uruguay (“NCAQ”) owns approximately 4.01% of the voting interest and 24.39% of the economic interest of the Company. NCAQ is an indirect subsidiary of AmBev. AmBev’s beneficial interest (including the participation of the Offer in the Company) totals approximately 97% of the Company’s outstanding voting shares and approximately 91% of the Company’s total equity capital. See below a diagram illustrating the participations of the Offeror, AmBev and the other subsidiaries of AmBev in the Company.

Diagram illustrating the voting and economic interest (excluding Quinsa treasury shares) of the Offeror and the parties acting in concert with the Offeror prior to the Offer and squeeze-out

Diagram illustrating the voting and economic interest (excluding Quinsa treasury shares) of the Offeror and the parties acting in concert with the Offeror subsequent to the Offer and squeeze-out

Additional Information About Us and Incorporation by Reference (see - “Documentation Incorporated by Reference”). AmBev is subject to the information requirements of the Exchange Act, and in accordance therewith files periodic reports and other information relating to AmBev’s business, financial condition and other matters. On August 23, 2006, AmBev filed with the Commission AmBev’s annual report on Form 20-F for the year ended December 31, 2005, which we hereby incorporate into this Offer Document by reference. On August 24, 2006, September 1, 2006, September 5, 2006, September 8, 2006, September 12, 2006, September 15, 2006, September 19, 2006, September 26, 2006, October 5, 2006, October 6, 2006, October 11, 2006, October 12, 2006, October 18, 2006, October 23, 2006, November 9, 2006, November 13, 2006, November 14, 2006, November 15, 2006, December 1, 2006, December 8, 2006, December 12, 2006, December 19, 2006, January 5, 2007, and January 8, 2007, AmBev furnished to the Commission its current reports on Form 6-K, each of which we also hereby incorporate into this Offer Document by reference. Pursuant to Rule 14d-100 under the Exchange Act, we have filed with the Commission a Schedule TO, which includes additional information with respect to the Offer. Further, we, together with the Offeror, have filed with the Commission a Schedule TO-C, which includes additional information with respect to the Offer and which we hereby incorporate into this Offer Document by reference. Such material and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained by mail, upon payment of the Commission’s customary charges, by writing to the Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports and information statements and other information regarding registrants, including us, that file electronically with the Commission.

You can obtain the documents described under “Additional Information” and any of the documents incorporated by reference in this document from us or from the Commission’s website at the Commission’s website described above. You can obtain the documents described under “Additional Information” and documents incorporated by reference in this Offer Document, as well as this Offer Document itself, from us, without charge, by requesting them in writing or by telephone from us at the office of Rua Dr. Renato Paes de Barros, 1017, 4th floor, CEP 04530-001, São Paulo, SP, Brazil, tel.: (5511) 2122-1415, e-mail: ir@ambev.com.br. Please be sure to include your complete name and address in the request. If you request any incorporated documents, we will mail them by first class mail, or another equally prompt means, promptly after we receive the request. You can obtain free of charge a copy of AmBev’s annual report on Form 20-F for the year ended December 31, 2005, and certain other of our reports from AmBev’s website at http://www.ambev-ir.com. You can obtain free of charge a copy of AmBev’s annual accounts from the Share Tender Agent at the address set forth on the back cover page of this Offer Document. You can further obtain free of charge a copy of this Offer Document from the Company’s website, from AmBev’s website, from the Commission’s website, or from the Information Agent at the address set forth on the back cover page of this Offer Document.

9.    PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS BETWEEN AMBEV AND THE COMPANY.

1)
On January 31, 2003, NCAQ, an indirect subsidiary of AmBev, acquired 26,388,914 Class B shares of Quinsa in exchange for the Southern Holding Shares (as defined in the Share Exchange Agreement dated as of May 1, 2002, among AmBev and Quinsa).

2)
Also on January 31, 2003, Dunvegan S.A. (“Dunvegan”), an indirect subsidiary of AmBev, acquired 230,920,000 Class A common shares of the Company from BAC for an aggregate purchase price of $346,380,000.

3)
Also on January 31, 2003, BAC and AmBev purchased 6,056,656 and 8,024,234 shares, respectively, of QIB, a subsidiary of Quinsa, from Heineken International B.V. (“Heineken”) for an aggregate purchase price of $44,161,755 and $58,508,245, respectively.

4)	After January 31, 2003, Dunvegan acquired 12,000,000 Class B shares of Quinsa in market transactions for an aggregate purchase price of approximately $83,300,000.

5)
On April 13, 2006, BAC, AmBev and Quinsa executed a Letter Agreement (the “2006 Letter Agreement”) pursuant to which, subject to certain conditions described therein, BAC (or its affiliates) would sell, assign, transfer and deliver to AmBev, and AmBev (or its affiliates) would purchase and accept from BAC (or its affiliates), 373,520,000 Class A shares owned by BAC. In the 2006 Letter Agreement, BAC and AmBev agreed that, notwithstanding anything to the contrary contained in the Stock Purchase Agreement, BAC and AmBev would not be permitted to exercise their respective exchange options under the Stock Purchase Agreement dated as of May 1, 2002, between BAC and AmBev.

6)
On August 8, 2006 (the “Closing Date”), BAC transferred all right, title and interest of BAC and its affiliates in and to the Remaining Shares to BAH and sold all of the issued and outstanding shares of BAH (“BAH Shares”) to AmBev in lieu of 373,520,000 Class A shares for a purchase price of US$1,252,572,033 in accordance with the terms of the 2006 Letter Agreement. In addition, on the Closing Date, BAC and AmBev entered into certain agreements in order to reflect the transfer of the Remaining Shares to, and ownership of 373,520,000 Class A shares by, BAH and the sale to AmBev of the BAH Shares. As a consequence of these transactions, certain agreements executed among BAC, AmBev and Quinsa (including the Quinsa Shareholders Agreement that provided for the joint control of Quinsa and shared board representation between BAC and AmBev) were terminated (on the terms set forth in the respective termination agreements).

7)	As of the date hereof, AmBev beneficially owns approximately 97% of all the outstanding voting shares of the Company.

10.    INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS.

As of January 25, 2007, the Company had issued and outstanding 611,312,480 Class A shares and 47,050,121 Class B shares (including those held as ADSs), net of shares held by the Company in treasury. As of that date, Class A shares beneficially owned by AmBev represented, in the aggregate, approximately 91.81% of the Company’s outstanding voting shares and approximately 55.87% of the Company’s total equity capital, and Class B shares beneficially owned by AmBev (including those owned as ADSs) represented, in the aggregate, approximately 5.83% of the Company’s outstanding voting shares and approximately 35.49% of the Company’s total equity capital.

The Class A shares we are offering to purchase pursuant to the Offer represent approximately 1.1% of the Class A shares outstanding as of January 25, 2007, approximately 1.06% of the Company’s outstanding voting shares as of that date and approximately 0.7% of the Company’s total equity capital as of that date, in each case, net of shares held by the Company in treasury. The Class B shares (including those held as ADSs) we are offering to purchase pursuant to the Offer represent approximately 18.4% of the Class B shares (including those held as ADSs) outstanding as of January 25, 2007, approximately 1.33% of the Company’s outstanding voting shares as of that date and approximately 8.06% of the Company’s total equity capital as of that date, in each case, net of shares held by the Company in treasury.

As of January 25, 2007, Dunvegan S.A. (an AmBev subsidiary which is also a director of the Company) owns 230,920,000 Class A shares and 12,000,000 Class B shares, which represent approximately 36.90% of the Company’s outstanding voting shares as of that date and approximately 32.44% of the Company’s total equity capital of the Company. No other director or executive officer of the Company, AmBev or its affiliates (including the Offeror) own any Class A shares or Class B shares (including ADSs). AmBev and its affiliates (including Dunvegan) will not, directly or indirectly, tender any Class A shares or Class B shares or ADSs pursuant to the Offer.

Assuming the Offeror purchases any and all outstanding Class A shares and Class B shares (including those held as ADSs), AmBev will beneficially own 100% of the Company’s outstanding Class A shares, 100% of the Company’s outstanding Class B shares, 100% of the Company’s outstanding voting shares and 100% of the Company’s total equity capital.

The business address of Dunvegan is Rua Dr. Renato Paes de Barros, 1017, 4th floor, CEP 04530-001, São Paulo, SP, Brazil.

Recent Securities Transactions. Based on our records and on information provided to us by our directors, executive officers and subsidiaries, neither we nor any of our affiliates or subsidiaries nor, to the best of our knowledge, any of our or our subsidiaries’ directors and executive officers, nor any associates or subsidiaries of any of the foregoing, has effected any transactions involving Class A shares or Class B shares or ADSs during the 60 days prior to January 25, 2007.

Agreements, Arrangements or Understandings. Except as otherwise described in this Offer Document and in AmBev’s Annual Report on Form 20-F for the year ended December 31, 2005, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any of the Company’s securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of the securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

11.    APPRAISAL RIGHTS.

The Luxembourg Takeover Law provides for appraisal of rights for remaining minority shareholders of a Luxembourg company. The Luxembourg regulatory authority, the CSSF, must determine that the price at which the Offeror pays to such remaining minority shareholders to be fair. The consideration paid in the sell-out proceedings must take the same form as the consideration offered in the Offer or consist solely of cash.

On the basis of the opinions of the Offeror and of the Company regarding fairness of the price offered in the Offer itself, which in turn are based upon the price range referred to under Section 6 above, the CSSF has confirmed that the price offered in the Offer and as part of the sell-out is a “fair price” to minority investors.

12.    LEGAL MATTERS; REGULATORY APPROVALS.

The draft Offer Document was filed with the CSSF in its capacity as competent authority pursuant to the Luxembourg Takeover Law on November 22, 2006. The CSSF approved the Offer Document on January 25, 2007.

Upon the commencement of the Offer the Offeror will file this Offer Document, as approved by the CSSF, with the SEC for review and approval.

We are not aware of any license or regulatory permit that appears material to our or AmBev’s business that might be adversely affected by our acquisition of the Class A shares or Class B shares (including those held as ADSs) as contemplated by the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of the Class A shares or Class B shares (including those held as ADSs) as contemplated by the Offer. Should any such approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment for the Class A shares and/or Class B shares and/or ADSs tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our or our affiliates’ business and financial condition. Our obligations under the Offer to accept the Class A shares and/or Class B shares and/or ADSs for payment and pay for the Class A shares and/or Class B shares and/or ADSs is subject to conditions. See “The Offer — Section 5”.

13.    EXTENSION OR REOPENING OF THE OFFER; TERMINATION; AMENDMENT.

Once the terms and conditions of the Offer have been made public, they may not be amended except if such amendment is more favorable for the shareholders of the Company. Any modifications must be made public – by means of a supplement to the original offer document – and the closing of the offer acceptance period may not take place until a reasonable time after the publication of such amendments. Any supplement to the offer document will have to be reviewed by the CSSF. There are no time-limits set out in the Luxembourg Takeover Law as to when the CSSF will review and approve such supplement.

Article 13(e) of the Luxembourg Takeover Law provides that the Offeror must commit itself to seeing the bid through to its completion, in so far as he is able. The bid may only be withdrawn in certain limited circumstances: (i) in the event of a competing bid: (ii) in the event of lack of approval from the relevant administrative authorities, in particular the competition authorities; (iii) where, due to circumstances beyond the control to the Offeror, a condition of the Offer was not fulfilled; and (iv) in exceptional circumstances, beyond the control of the Offeror, not allowing the bid to take place. In such case, the approval of the CSSF in required to release the Offeror from his commitment.

Subject to compliance with applicable law, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in “The Offer Section 5” shall have occurred or shall be deemed by us to have occurred, to extend or reopen the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Class A shares and/or Class B shares and/or ADSs by giving oral or written notice of such extension to the Share Tender Agent and the ADS Tender Agent and making a public announcement of such extension. We further reserve the right to reopen the Offer for a period of time and regardless of whether or not any of the events set forth in “The Offer Section 5” shall have occurred or shall be deemed by us to have occurred, by giving oral or written notice of such reopening to the Share Tender Agent and the ADS Tender Agent and making a public announcement of such reopening. We also reserve the right, in our sole discretion, to terminate the Offer and not accept for payment or pay for any Class A shares and/or Class B shares and/or ADSs not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Class A shares and/or Class B shares and/or ADSs upon the occurrence of any of the conditions specified in “The Offer — Section 5” by giving oral or written notice of such termination or postponement to the Share Tender Agent and the ADS Tender Agent and making a public announcement of such termination or postponement.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “The Offer — Section 5” shall have occurred or shall be deemed by us to have occurred, to amend the Offer by decreasing or increasing the number of Class A shares or Class B shares (including those held as ADSs) being sought in the Offer. Amendments to the Offer may be made at any time and from time to time effected by public announcement, such announcement, in the case of an extension, to be issued no later than 11:00 p.m., Luxembourg time, on the business day prior to the last previously scheduled or announced Expiration Date (except in the case of an extension which results in the entire period of the Offer exceeding ten weeks, in which case the Offeror will announce its intention to extend the Offer at least two weeks prior to the Expiration Date). Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PRnewswire or another comparable service.

If we change the terms of the Offer or the information concerning the Offer, we will extend the Offer to the extent required by Rule 14d-4(d) promulgated under the Exchange Act and Article 13(b) of the Luxembourg Takeover Law. These rules and certain related releases and interpretations of the Commission provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information.

14.    FEES AND EXPENSES.

We have retained Credit Suisse Securities (USA) LLC to, directly or indirectly, act as Dealer Manager, ADS Tender Agent, Share Tender Agent and Information Agent in connection with the Offer in connection with the Offer. Credit Suisse Securities (USA) LLC will receive a fee of $650,000 for serving, directly or indirectly, as Dealer Manager, ADS Tender Agent, Share Tender Agent and Information Agent in connection with the Offer. We have also agreed to reimburse the Dealer Manager for reasonable and documented out-of-pocket expenses incurred by them in connection with the Offer, including reasonable fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the Offer, including liabilities under the US Federal securities laws.

Credit Suisse Securities (USA) LLC has selected Innisfree M&A Incorporated to act as Information Agent, The Bank of New York, London to act as the Share Tender Agent and The Bank of New York to act as ADS Tender Agent in connection with the Offer. The Information Agent may contact holders of shares by mail, telephone and in person and may request brokers, dealers, commercial banks, trust companies and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Information Agent, the Share Tender Agent and the ADS Tender Agent will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers or dealers (other than fees to the Dealer Manager and the Information Agent as described above) for soliciting tenders of Class A shares and/or Class B shares and/or ADSs pursuant to the Offer. Shareholders holding Class A shares and/or Class B shares and/or ADSs through brokers or banks are urged to consult the brokers or banks to determine whether transaction costs are applicable if shareholders (1) tender Class A shares and/or Class B shares through such brokers or banks, and not directly to the Share Tender Agent, or (2) tender ADSs through such brokers or banks, and not directly to the ADS Tender Agent. We will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Class A shares and/or Class B shares and/or ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of us, the Dealer Manager, the Information Agent, the ADS Tender Agent or the Share Tender Agent for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Class A shares and/or Class B shares and/or ADSs except as otherwise provided in this document and Instruction 7 in the ADS Letter of Transmittal.

15.    MISCELLANEOUS.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Class A shares and/or Class B shares and/or ADSs pursuant thereto is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Class A shares and/or Class B shares and/or ADSs in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Pursuant to Rule 14d-100 under the Exchange Act, we have filed with the Commission an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the places and in the manner set forth in “The Offer — Section 8”.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs IN THE OFFER OR AS TO THE PURCHASE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS A SHARES AND/OR CLASS B SHARES AND/OR ADSs. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTERS OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER OR ANY OTHER AGENT WORKING FOR US.

January 25, 2007.

The Letters of Transmittal, certificates for shares, ADRs evidencing ADSs and any other required documents should be sent or delivered by or on behalf of each tendering holder to the Share Tender Agent or the ADS Tender Agent (as applicable) at one of their addresses set forth below:

The ADS Tender Agent for the Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Delivery:	For Notice of Guaranteed Delivery: (for Eligible Institutions only)
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department-11 West 101 Barclay Street Receive and Deliver Window-Street Level New York, NY 10286	By Facsimile Transmission: (212) 815-6433 To Conform Facsimile Transmission Only: (212) 815-6212

The Share Tender Agent for the Offer is: THE BANK OF NEW YORK, LONDON

By Mail:	By Hand or Overnight Delivery:
The Bank of New York, London
One Canada Square
London E14 5AL

Attn: Mark Jeanes / Daniel Giles
Phone: +44 207 964 4468 / +44 207 964 7394
Fax: +44 207 964 6399

In Luxembourg please contact:

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg

Attn: Peter Bun / Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York, London
One Canada Square
London E14 5AL

Attn: Mark Jeanes / Daniel Giles
Phone: +44 207 964 4468 / +44 207 964 7394
Fax: +44 207 964 6399

In Luxembourg please contact:

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg

Attn: Peter Bun / Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

DELIVERY OF THE LETTERS OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE APPLICABLE ADDRESS AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT OR THE SHARE TENDER AGENT.

Questions or requests for assistance may be directed to the Information Agent, the Dealer Manager or the Share Tender Agent at their respective telephone numbers and addresses set forth on this page. Requests for additional copies of the Offer Document, the related Letters of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or the Share Tender Agent at their respective telephone numbers and addresses set forth on this page. Shareholders may also contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. To confirm delivery of Class A shares and/or Class B shares, shareholders are directed to contact the Share Tender Agent. To confirm delivery of ADSs, shareholders are directed to contact the ADS Tender Agent.

The Information Agent for the Offer is:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
United States of America

1-877-750-9501 (Toll-free in the U.S. and Canada)
00 800 7710 9970 (Freephone in the EU)
+1-412-232-3651 (Call collect from all other countries)
1-212-750-5833 (Banks and Brokers call collect)

The Dealer Manager for the Offer is:

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue
New York, New York 10010
United States of America

Attn: Equity Capital Markets
Call Toll-free: 800-318-8219

ANNEX I THE OPINION OF CITIGROUP GLOBAL MARKETS INC. AS FINANCIAL ADVISER TO THE COMPANY’S BOARD OF DIRECTORS IN CONNECTION WITH THE OFFER.

corporate and
        investment banking

The Board of Directors                                                                                                                             December 15, 2006
Quilmes Industrial (Quinsa), Société Anonyme
84, Grand Rue L-1660
Luxembourg, Grand-Duchy of Luxembourg

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of (i) the Class A shares, without par value (“Class A Shares”), of Quilmes Industrial (Quinsa), Société Anonyme (“Quinsa”), of the Class A Cash Consideration (defined below) and (ii) the Class B shares, without par value (“Class B Shares”), of Quinsa of the Class B Cash Consideration (defined below), to be received by such holders pursuant to the terms and subject to the conditions set forth in the draft Offer to Purchase, dated as of November 22, 2006 (the “Offer to Purchase”). As more fully described in the Offer to Purchase, Companhia de Bebidas das Américas - AmBev (“AmBev”) will cause Beverage Associates Holding Ltd., a Bahamian corporation and a wholly-owned subsidiary of AmBev (“BAH”), to commence a tender offer (the “Tender Offer”) to purchase (i) all outstanding Class A Shares at a purchase price of $3.35 per share, net to the tendering holder in cash (the “Class A Cash Consideration”) and (ii) all outstanding shares of Class B Shares (including Class B shares held as American Depositary Shares (each of which represents two (2) Class B Shares, the “ADSs”)) at a purchase price of $33.53 per share ($67.07 per ADS), net to the tendering holder in cash (the “Class B Cash Consideration”), in each case other than Class A Shares and Class B Shares held by AmBev and its affiliates. AmBev has publicly announced that the Tender Offer will be conducted so as to comply with applicable United States securities laws, including the disclosure requirements of Rule 13e-3 promulgated under the United States Securities Exchange Act of 1934. AmBev has publicly announced that following the consummation of the Tender Offer, AmBev intends to cause BAH to acquire the remaining non-tendered Class A Shares and Class B Shares (including Class B Shares held as ADSs) pursuant to a squeeze-out right under the law of the Grand-Duchy of Luxembourg of 19 May 2006 transposing Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004 on takeover bids (the “Squeeze-Out” and, together with the Tender Offer, the “Transaction”) on the same terms as the Tender Offer.

In arriving at our opinion, we reviewed the Offer to Purchase and held discussions with certain senior officers, directors and other representatives and advisors of Quinsa concerning the business, operations and prospects of Quinsa. We examined certain publicly available business and financial information relating to Quinsa as well as certain financial forecasts and other information and data relating to Quinsa which were provided to or discussed with us by the management of Quinsa. We reviewed the financial terms of the Transaction as set forth in the Offer to Purchase in relation to, among other things: current and historical market prices and trading volumes of Quinsa's Class A Shares and Class B Shares; the historical and projected earnings and other operating data of Quinsa; and the capitalization and financial condition of Quinsa. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Quinsa. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of Quinsa that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to fmancial forecasts and other information and data relating to Quinsa provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Quinsa that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Quinsa as to the future fmancial performance of Quinsa. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms as described in the Offer to Purchase, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Tender Offer and the Squeeze-Out, respectively, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Quinsa or the Transaction as described in the Offer to Purchase. We have assumed that there are no distinctions between the Class A Shares and Class B Shares (other than that each Class B Share equals 10 Class A Shares), and with your consent have not conducted any investigation with respect to the relative rights applicable to the different classes of shares. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Quinsa nor have we made any physical inspection of the properties or assets of Quinsa. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Quinsa, nor were we requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Quinsa or the effect of any other transaction in which Quinsa might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to Quinsa with respect to this opinion and will receive a fee for our services in connection with the delivery of this opinion. We and our affiliates in the past have provided services to AmBev unrelated to the proposed Transaction, for which services we and such affiliates have received compensation, including, without limitation, (1) providing to AmBev a valuation report meeting the requirements of applicable Brazilian corporation law in connection with AmBev's acquisition from Beverage Associates (BAC) Corp. of Class A Shares of Quinsa earlier this year and (2) the services described in Annex A hereto. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Quinsa and AmBev for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Quinsa, AmBev and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Quinsa in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, (i) the Class A Cash Consideration in the Transaction is fair, from a financial point of view, to the holders of Class A Shares and (ii) the Class B Cash Consideration in the Transaction is fair, from a financial point of view, to the holders of Class B Shares, in each case other than AmBev and its affiliates.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Annex A

Date	Product	Description	Citigroup Role	Other Advisors
Aug-06	Debentures	AmBev Local Debentures Issuance	Joint Bookrunner	Unibanco and Banco do Brasil
Apr-06	M&A	Acquisition of Quinsa by AmBev	Advisor to AmBev
Dec-05	Derivatives	Long-Term Hedging Transaction 2011 Bond	Arranger
Mar-05	Bond	Quinsa International Bond Issuance	Sole Lead Manager
Mar-04	M&A	Acquisition of Labatt by AmBev	Advisor to AmBev	JPMorgan
Mar-04	M&A	AmBev Merger with Interbrew	Advisor to AmBev	JPMorgan
Sep-03	Bond	AmBev International Bond Issuance	Sole Bookrunner	JPMorgan and BB Securities

ANNEX II PRESENTATION BY CITIGROUP GLOBAL MARKETS INC. TO THE BOARD OF DIRECTORS OF THE COMPANY ON DECEMBER 15, 2006.

Presentation to the Board of Directors of Quinsa

December 15, 2006

citigroup
corporate and investment banking

Presentation to the Board of Directors of Quinsa December 15, 2006ntation to the Board of Directors of Quinsa ecember 15, 2006

Table of Contents 1. Transaction Overview 2. Valuation Summary Appendices A. Discounted Cash Flow (DCF) Analyses B. Public Benchmark of Value C. Precedent Transactions D. Detailed Projections E. Cost of Capital Assumptions

Confidential Material The following pages contain material provided to the Board of Directors of Quilmes Industrial (“Quinsa”) S.A. (“Quinsa” or the “Company”) by Citigroup Global Markets Inc. (“Citigroup”) in connection with the Board of Directors’ consideration of the proposed tender offer by Companhia de Bebidas da América-Ambev (“AmBev”) to purchase all the outstanding Class A shares and Class B shares (including Class B shares held as ADSs) of Quinsa not held by AmBev and its affiliates. The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors of Quinsa. The information contained in this material was obtained from Quinsa and other publicly available sources. Any estimates and projections contained herein have been prepared or adopted by Quinsa management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citigroup does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Quinsa as the Board of Directors of Quinsa and, accordingly, neither Quinsa nor Citigroup nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Quinsa. Citigroup does not have any obligation to update or otherwise revise the accompanying materials.

1. Transaction Overview

Transaction Overview ● On November 8, 2006, AmBev announced that its board of directors had approved a plan to make a voluntary offer to purchase any and all Class A shares and Class B shares (including Class B shares held as American Depositary Shares (“ADSs”)) of its subsidiary Quilmes Industrial (Quinsa), Société Anonyme (“Quinsa”) that are not owned by AmBev or its subsidiaries (the “Offer”) - AmBev indirectly owns approximately 97.2% of the voting interest and approximately 91.2% of the economic interest in Quinsa ● The commencement of the Offer is subject to the prior approval of the offer to purchase by the Commission de Surveillance du Secteur Financier (the “CSSF”) in Luxembourg - The Offer will also comply with applicable U.S. securities laws, including the disclosure requirements of Rule 13e-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) ● Subject to the CSSF’s approval, the Offer will be made by Beverage Associates Holding Ltd. (“BAH”), a Bahamian corporation and a wholly-owned subsidiary of AmBev, and the purchase price will be U.S.$3.35 per Class A share, U.S.$33.53 per Class B share (U.S.$67.07 per ADS) - The Offer price equals the price per share paid by AmBev to Beverage Associates (BAC) Corp. (“BAC”), on August 8, 2006, in a negotiated transaction for the acquisition of BAC’s controlling interest in Quinsa ● Upon consummation of the Offer, AmBev intends to cause BAH to acquire the remaining Class A shares and Class B shares pursuant to a squeeze-out right under the law of the Grand-Duchy of Luxembourg of 19 May 2006 transposing Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004 on takeover bids (the “Luxembourg Takeover Law”) on the same terms as the Offer (the “Squeeze-Out”) ● Following the consummation of the offer and the Squeeze-Out, AmBev intends to cause Quinsa to apply to delist the remaining non-tendered ADSs from the New York Stock Exchange and the remaining non-tendered Class A shares and Class B shares from the Luxembourg Stock Exchange, as well as to terminate the registration of the Class B shares under the Exchange Act

Transaction Overview (cont’d) Structure Prior to Transaction AmBev Minority Shareholders V: 97.2% V: 2.8% E: 91.2% E: 8.8% Quinsa Luxembourg and NYSE Listed E: 7.1% E: 92.9% V: Voting interest QIB(a) E: Economic Interest (a) Quilmes International (Bermuda). Announced Transaction Terms Structure After the Transaction AmBev V: 100% E: 100% Quinsa E: 7.1% E:92.9%
QIB(a) Price per Class B Share Equivalent $33.53 Number of Class B Shares Equivalent to be Acquired (in MM) (a) 9.560 Cash Consideration to be Paid for the Float (in MM) $321 Stake Acquired in Quinsa (%) 8.8% Implied Total Equity Value of Quinsa (in MM) 3,634 Quinsa Net Debt (as of Jun. 30, 2006, in MM) 128.0 Quinsa’s Minority Interest (as of Nov. 7, 2006, in MM) (b) 306.1 Implied Total Enterprise of Quinsa (in MM) 4,069 Quinsa 2006E EBITDA (in MM) (c) 407.0 Quinsa 2007E EBITDA (in MM) (c) 456.6 Implied Firm Value/ 2006E EBITDA 10.0x Implied Firm Value/ 2007E EBITDA 8.9x (a) Each 10 Class A shares equals 1 Class B share. Calculation based on 612,730,340 Class A shares and 47,121,011 Class B shares oustanding as of June 30, 2006. (b) Value of the minority stake owned directly by AmBev (US$306.1 million based on the market value of Quinsa’s shares on November 7, 2006). (c) Quinsa management estimates. Proportional consolidation of operating subsidiaries.

Transaction Overview (cont’d) ● The following materials have been prepared by Citigroup in connection with Citigroup’s rendering of an opinion (the “Citigroup Opinion”) with respect to the fairness, from a financial point of view, to the shareholders of Quinsa other than AmBev and its affiliates (the “Unaffiliated Shareholders”) of the consideration to be paid to the Unaffiliated Shareholders in the Offer and Squeeze-Out (the “Transaction”). These materials are subject to the terms of our engagement letter with the Board of Quinsa, including the section entitled "Use of Information" therein, and the qualifications and assumptions set forth in the Citigroup Opinion. ● In preparing the accompanying materials, we held discussions with certain officers, directors and other representatives of Quinsa concerning the business, operations and prospects of Quinsa. We examined certain publicly available business and financial information relating to Quinsa as well as certain financial forecasts and other information and data for Quinsa which were provided to or otherwise discussed with us by the management of Quinsa. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Quinsa. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate. ● In preparing the accompanying materials, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and upon the assurances of Quinsa that no relevant information has been omitted or remains undisclosed to us. With respect to financial forecasts and other information and data relating to Quinsa provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Quinsa that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Quinsa as to the future financial performance of Quinsa.

2. Valuation Summary

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2. Valuation Summary

Summary of Analyses Price per Class B Share Equivalent Indicative Ranges as of December 11, 2006 Analyses based on: Discounted Cash Flow (a) Precedent Transactions (b) Squeeze-Out Premiums (c) November 8, 2006 Squeeze-Out Premiums (d) April 13, 2006 Trading Comparables (e) 52-Week High and Low (f) Transaction Price: US$33.53 $30.84 $35.82 $34.66 $42.39 $33.65 36.45 $24.03 $26.03 $29.70 $33.91 $16.35 $29.43 Implied FV/2007E EBITDA(g) 8.3x - 9.5x 9.2x - 11.0x 8.9x - 9.6x 6.7x - 7.1x 8.0x - 9.0x 4.8x - 7.9x $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 Price per Share (US$) (a) DCF based on WACC ranging from 9.50% to 11.50% and terminal EBITDA multiple of 9.0x. (b) Based on multiples from selected change of control transactions in the brewing industry in Latin America. Assumes 1HLTM EBITDA of US$419 million, as of June 30, 2006 and a range of 10.0x - 12.0x EBITDA for the last twelve months prior to each transaction. (c) Based on US precedent squeeze-out transactions above $100 mm from January 1, 2001 to November 15, 2006. Premium calculated over: 1 day (11/7/06) and 4 weeks (10/9/06) prior to Transaction announcement on November 8, 2006. (d) Based on US precedent squeeze-out transactions above $100 mm from January 1, 2004 to November 15, 2006. Premium calculated over unaffected price: 1 day (4/12/06) and 4 weeks (3/13/06) prior to Ambev’s announcement of agreement to acquire Quinsa’s control on April 13, 2006. (e) Based on multiples of selected Latin American brewers. Assumes projected 2007E EBITDA of US$486 million based on management projections and a range of 8.0x - 9.0x 2007E EBITDA. (f) 52-week high and low as of November 7, 2006 (1-day prior to announcement). (g) Proportionaly consolidated EBITDA.

Valuation Methodologies Citigroup used three different methodologies to value Quinsa Methodology Discounted Cash Flows Precedent Transactions Public Market Comparables Comments ● Cash flow projections are based on Quinsa’s 2006 budget and on operating and financial projections of Quinsa’s management from 2007 through 2015 ● Quinsa operating projections were prepared for each of the countries in which the company operates, except no projections were prepared for Eco de los Andes and Salus ● Proportional consolidation of the operating subsidiaries was adopted for DCF calculation purposes ● Projections were done in nominal local currencies and converted to nominal US$ ● Unlevered free cash flows in US$ were discounted at a US$ WACC ● Projections do not include any potential synergies arising from the Transaction ● The precedent transactions valuation is based on the multiples (mainly Firm Value to EBITDA) paid for recent acquisition of control transactions in the brewing industry in Latin America ● Squeeze-out premiums paid on precedent transactions in US ● Universe of public traded brewing companies in Latin America is limited but provides a good sample for the analysis ● Selected international players were also used as reference for the analysis

Summary Financial Projections In Nominal US$ Million Projected Fiscal Year Ending December 31, 06E-15E 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 CAGR (%) Net Revenues $1,102.0 $1,232.8 $1,289.1 $1,341.5 $1,394.0 $1,454.4 $1,517.6 $1,585.6 $1,656.8 $1,731.3 5.15% COGS 480.4 569.6 600.3 623.5 646.0 670.2 695.4 722.3 750.1 779.4 5.52 SG&A 214.6 206.6 221.1 228.7 235.6 243.0 250.8 258.9 267.3 276.0 2.83 EBITDA $407.0 $456.6 $467.7 $489.3 $512.4 $541.2 $571.4 $604.5 $639.4 $675.9 5.80 Depreciation and Amortization 91.8 89.4 84.0 94.3 103.4 111.8 120.0 128.3 137.2 146.6 5.34 EBIT $315.2 $367.2 $383.7 $395.0 $409.0 $429.4 $451.4 $476.2 $502.2 $529.3 5.93 Capex 128.9 165.7 162.7 148.9 124.3 126.6 120.0 128.3 137.2 146.6 1.44 Revenue Growth 15.5% 11.9% 4.6% 4.1% 3.9% 4.3% 4.3% 4.5% 4.5% 4.5% EBITDA Growth 5.7 12.2 2.4 4.6 4.7 5.6 5.6 5.8 5.8 5.7 EBIT Growth 10.2 16.5 4.5 2.9 3.5 5.0 5.1 5.5 5.5 5.4 EBITDA Margin 36.9 37.0 36.3 36.5 36.8 37.2 37.7 38.1 38.6 39.0 EBIT Margin 28.6 29.8 29.8 29.4 29.3 29.5 29.7 30.0 30.3 30.6 Cash & Equivalents $109.2 $91.2 $96.6 $126.1 $39.5 $11.8 ($0.3) $18.5 $38.1 $58.5 Loans and Financing 293.7 208.3 172.9 142.2 60.0 30.0 0.0 0.0 0.0 0.0 Net Debt 184.5 117.1 76.4 16.1 20.5 18.2 0.3 (18.5) (38.1) (58.5) Shareholders' Equity 482.3 594.8 698.0 806.2 817.4 829.3 842.0 855.5 869.8 884.9 Total Assets 1,426.1 1,514.5 1,613.7 1,710.1 1,656.6 1,657.4 1,659.6 1,693.6 1,729.1 1,766.1 Source: Quinsa management estimates. Proportional consolidation of operating subsidiaries.

Cost of Capital Calculation for Quinsa WACC Calculation Low Average High Cost of Equity Low Average High U.S. Risk Free Rate (30 Year U.S. Treasury) (a) 4.61% 4.61% 4.61% Equity Market Risk Premium 4.00% 5.00% 6.00% Equity Beta (b) 0.80 0.80 0.80 Adjusted Equity Market Risk Premium 3.22% 4.02% 4.82% Political Risk Premium (c) 2.99% 3.43% 3.88% Cost of Equity 10.81% 12.06% 13.31% Cost of Debt U.S. Risk Free Rate (10 Year U.S. Treasury) (a) 4.49% 4.49% 4.49% Credit Spread (d) 1.50% 2.00% 2.50% Cost of Debt (Pretax) 5.99% 6.49% 6.99% Effective Marginal Tax Rate 35.00% 35.00% 35.00% Cost of Debt (Aftertax) 3.89% 4.22% 4.54% Debt/Capitalization (Market) (e) 20.00% 20.00% 20.00% WACC 9.43% 10.49% 11.55% (a) As of December 11, 2006. (b) Calculation based on international brewing players' 2-year asset beta relevered to Quinsa's target debt/capitalization of 20%, respecting each country's tax rate. (c) Estimated by Citigroup's Financial Strategy Group. Weighted average based on 2007E EBITDA contribution from each country. (d) Based on the current spread of Quinsa's 7-yr US$150 million loan. (e) Assumes optimal capital structure (debt/market capitalization) of 20% based on the average of selected peers. Beta Calculation Company Market Leverage(a) Asset Beta 2-year LatAm Brewers Ambev 11.8% 1.47 CCU 13.3% 0.81 Femsa 20.3% 1.21 International Brewers Anheuser Busch 17.0% 0.61 Carlsberg 36.3% 0.56 Heineken 15.7% 0.38 Median 16.3% 0.71 Tax Adjusted Equity Beta Chile 0.82 Argentina 0.80 Paraguay 0.82 Bolivia 0.81 Uruguay 0.80 Quinsa Weighted Average Beta (b) 0.80 Source: Company information. (a) Based on closing stock price as of December 11, 2006. (b) Equity Beta based on each country's tax rate. Weighted average based on 2007E EBITDA contribution by each country.

Summary of DCF Analysis In Nominal US$ Million Projected Fiscal Year Ending December 31, (in US$ million) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 EBITDA (IFRS) 407.0 456.6 467.7 489.3 512.4 541.2 571.4 604.5 639.4 675.9 EBIT 315.2 367.2 383.7 395.0 409.0 429.4 451.4 476.2 502.2 529.3 (-) Taxes (63.0) (73.4) (118.9) (122.4) (126.8) (133.1) (139.9) (147.6) (155.7) (164.1) After Tax EBIT $252.1 $293.8 $264.8 $272.5 $282.2 $296.3 $311.5 $328.5 $346.5 $365.2 (+) Depreciation and Amortization 91.8 89.4 84.0 94.3 103.4 111.8 120.0 128.3 137.2 146.6 (-) Change in Working Capital 30.4 31.3 16.1 6.6 5.3 5.2 5.2 5.3 5.2 5.3 (-) Capex (Net) (128.9) (165.7) (162.7) (148.9) (124.3) (126.6) (120.0) (128.3) (137.2) (146.6) Unlevered Free Cash Flow $245.5 $248.8 $202.2 $224.6 $266.6 $286.7 $316.7 $333.8 $351.8 $370.6 Exit Multiple Based Valuation Terminal EBITDA Multiple Range 8.0x 8.5x 9.0x 9.5x 10.0x WACC Firm Value as of 12/11/06 9.50% $4,018 $4,168 $4,317 $4,466 $4,616 10.00% 3,887 4,030 4,173 4,317 4,460 10.50% 3,761 3,898 4,036 4,173 4,311 11.00% 3,640 3,772 3,904 4,036 4,168 11.50% 3,524 3,651 3,777 3,904 4,031 WACC Implied Perpetuity Growth Rate 9.50% 1 2.5% 2.9% 3.2% 3.5% 3.8% 10.00% 2.9 3.3 3.7 4.0 4.3 10.50% 3.4 3.8 4.2 4.5 4.8 11.00% 3.9 4.3 4.6 4.9 5.2 11.50% 4.3 4.7 5.1 5.4 5.7 Terminal EBITDA Multiple Range $5,407 $5,745 $6,083 $6,421 $6,759 WACC Equity Value as of 12/11/06 (a) 9.50% $3,584 $3,733 $3,883 $4,032 $4,181 10.00% 3,453 3,596 3,739 3,883 4,026 10.50% 3,327 3,464 3,602 3,739 3,877 11.00% 3,206 3,338 3,470 3,602 3,734 11.50% 3,090 3,217 3,343 3,470 3,597 WACC Price per Class B Share Equivalent (b) 9.50% $33.07 $34.44 $35.82 $37.20 $38.58 10.00% 31.85 33.17 34.50 35.82 37.14 10.50% 30.69 31.96 33.23 34.50 35.77 11.00% 29.57 30.79 32.01 33.23 34.45 11.50% 28.50 29.67 30.84 32.02 33.19 (a) Adjusted for net debt and minority interest in QIB. (b) Price per share equals Firm Value less total debt and minority interest, plus cash (net debt and minority interest of US$434 million) divided by 108.4 million shares (assumes that each 10 Class A shares equals 1 Class B share).

Precedent Transactions

20.0x
15.0x
10.0x
5.0x
0.0x
Mean: 11.0x
13.3x
12.0x
11.8x
11.7x
11.0x
10.7x
10.5x
10.1x
7.7x
CHSA / SAB
Kaiser / Molson
CCU / Heineken
Cerv. Nacional / Bavaria
Cerv. Hondureña / Sab
UPC / Bavaria
Centralcer / S&N
Bavaria / Sabmiller
Quilmes / Ambev (a)

Parameter	Metric	Multiple Low	Multiple High	Firm Value Low	Firm Value High	Net Debt (a)	Equity Value Low	Equity Value High	Price per Class B Share Equivalent Low	Price per Class B Share Equivalent High
1H06LTM EBITDA	$419	10.0x	12.0x	$4.191	$5.029	$434	$3.757	$4.595	$34.66	$42.39

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Precedent Transactions Summary of Implied FV/LTM EBITDA for Selected Acquisition of Control Transactions in Latin America 20.0x 15.0x 10.0x 5.0x 0.0x 13.3x CHSA / SAB 12.0x Kaiser / Molson 11.8x CCU / Heineken 11.7x Cerv. Nacional / Bavaria 11.0x Cerv. Hondureña / Sab 10.7x UPC / Bavaria 10.5x Centralcer / S&N 10.1x Bavaria / Sabmiller 7.7x Quilmes / Ambev(a) Mean: 11.0x Source: Companies’ financial statements and press releases at announcement of transactions. Using US GAAP figures when available. (a) First acquisition announced in March 2002. Quinsa Precedent Acquisition of Control Transaction Multiple Valuation (US$ MM) Price per Class B Multiple Firm Value Equity Value Share Equivalent Parameter Metric Low High Low High Net Debt(a) Low High Low High 1H06LTM EBITDA $419 10.0x 12.0x $4,191 $5,029 $434 $3,757 $4,595 $34.66 $42.39 (a) Net debt of $128 mm plus minority interest of $306.1 mm.

Precedent Minority Squeeze-Out Transactions

Precedent US Minority Squeeze-Out Transactions Above $100 mm

(From January 1, 2001 to November 15, 2006)

Acquiror / Target
1-Day Prior
4-Week Prior
TD Bank/TD Waterhouse
EDS/Unigraphics Solutions
Sabre/Travelocity.com
Vector/New Valley
Barnes/barnesandnoble.com
Inv. Group/NCH
IYG/7-Eleven
Samuel Heyman/Int'l Specialty
Cox Enterprises/Cox Comm.
Danisco A/S/Genencor Int'l
ICN Pharmaceuticals/Ribapharm
Santos Ltd./Tipperary Corp.
Investor Group/AMC Entert.
Westf. Am. Trust/Westf. Am.
Novartis AG/Eon Labs Inc.
VNU/Net Ratings
Micro Therapeutics/ev3
Liberty Mutual/Liberty Fin.
53.2%
52.9%
45.8%
44.7%
35.6%
34.0%
32.3%
29.6%
26.0%
23.9%
23.0%
18.9%
13.6%
12.5%
11.0%
9.8%
8.3%
2.3%
Mean: 26.5%
-1.5%
7.3%
11.3%
23.5%
12.8%
28.5%
36.3%
50.2%
15.8%
24.1%
49.0%
14.1%
18.8%
27.1%
45.7%
25.2%
74.1%
49.8%
Mean: 28.5%

Quinsa Precedent Minority Squeeze-Out Valuation (US$ MM)

As of November 8, 2006

As of April 13, 2006

Source: SDC.

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Precedent Minority Squeeze-Out Transactions Precedent US Minority Squeeze-Out Transactions Above $100 mm   (From January 1, 2001 to November 15, 2006) Acquiror / Target 1-Day Prior 4-Week Prior TD Bank/TD Waterhouse 53.2% -1.5% EDS/Unigraphic Solutions 52.9 7.3% Sabre/Travelocity.com 45.8% 11.3% Vector/New Valley 44.7% 23.5% Barnes/barnesandnoble.com 35.6% 12.8% Inv. Group/NCH 34.0% 28.5% IYG/7-Eleven 32.3% 36.3% Samuel Heyman/Int’l Specialty 29.6% 50.2% Cox Enterprises/Cox Comm. 26.0% 15.8% Danisco A/S/Genencor Int’l 23.9% 24.1% ICN Pharmaceuticals/Ribapharm 23.0% 49.0% Santos Ltd./Tipperary Corp. 18.9% 14.1% Investor Group/AMC Entert. 13.6% 18.8% Westf. Am. Trust/Westf. Am. 12.5% 27.1% Novartis AG/Eon Labs Inc. 11.0% 46.7% VNU/Net Ratings 9.8% 25.2% Micro Therapeutics/ev3 8.3% 74.1% Liberty Mutual/Liberty Fin. 2.3% 49.8% Mean = 28.5% Quinsa Precedent Minority Squeeze-Out Valuation (US$ MM) As of November 8, 2006 Premium Price per Class B Share Equivalent Parameter Metric Low High Low High 1-Day Prior $29.01 20% 30% $34.81 $37.71 4-Week Prior 27.07 20% 30% $32.48 $35.19 Average $33.65 $36.45 As of April 13, 2006 Premium Price per Class B Share Equivalent Parameter Metric Low High Low High 1-Day Prior $18.83 20% 30% $22.59 $24.47 4-Week Prior 21.23 20% 30% $25.47 $27.59 Average $24.03 $26.03

Public Benchmark of Value

Summary Trading Multiples – FV/2007E EBITDA

15.0x
12.0x
9.0x
6.0x
3.0x
0.0x
LatAm Mean: 8.4x
Int'l Mean: 9.5x
9.0x
8.7x
8.2x
7.7x
12.3x
10.3x
8.9x
8.8x
8.6x
8.3x
8.4x
Ambev
Grupo Modelo
CCU
Femsa
Scottish & Newcastle
InBev
Carlsberg
Anheuser Busch
SAB Miller
Heineken
Quinsa
Latin American Comps
International Comps
Quinsa (a)

Quinsa Public Comparable Multiple Valuation (US$ MM)

Parameter	Metric	Multiple		Firm Value		Net Debt (a)	Equity Value		Price per Class B Share Equivalent	
		Low	High	Low	High		Low	High	Low	High
2007E EBITDA	$457	8.0x	9.0x	$3,653	$4,110	$434	$3,219	$3,676	$29.70	$33.91

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Public Benchmark of Value Summary Trading Multiples - FV/2007E EBITDA 15.0x 12.0x 9.0x 6.0x 3.0x 0.0x 9.0x Ambev 8.7x Grupo Modelo 8.2x CCU 7.7x Femsa 12.3x Scottish & New Castle 10.3x InBev 8.9x Carlsberg 8.8x Anheuser Busch 8.6x SABMiller 8.3x Heineken 8.4x Quinsa LatAm Mean = 8.4x Int’l Mean - 9.5x Latin American Comps International Comps Quinsa (a) Source: IBES estimates, Bloomberg and companies filings, as of November 14, 2006. (a) Based on the ADR share price. Quinsa Public Comparable Multiple Valuation (US$ MM) Multiple Firm Value Equity Value Price per Class B Share Equivalent Parameter Metric Low High Low High Net Debt(a) Low High Low High 2007E EBITDA $457 8.0x 9.0x $3,653 $4,110 $434 $3,219 $3,676 $29.70 $33.91 Source: Quinsa management estimates. (a) Net debt of $128 mm plus minority interest of $306.1 mm.

Historical Price Performance Quinsa ADR Price Evolution in Class B Shares Equivalent (a) - US$ December 12, 2001 - December 11, 2006 $35 $30 $25 $20 $15 $10 $5 $0 First Acquisition by AmBev Average (b): Last 2 years $17.46 Last 1 year $22.55 90 days 27.55 60 days 27.79 30 days 28.68 52-week high: 29.43 52-week low: 16.35 Dec-01 Aug-02 May-03 Feb-04 Oct-04 Jul-05 Mar-06 Dec-06 Announcement of the Acquisition of BAC Controlling Stake Price prior to announcement: $18.83 Transaction Annoucement Price prior to announcement: $29.01 Source: Bloomberg. (a) Considers that each ADR equals 2 Class B Shares. (b) As of November 7, 2006 (1-day prior to announcement).

Appendices

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Appendices

A. Discounted Cash Flow (DCF) Analyses

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investment banking

A. Discounted Cash Flow (DCF) Analyses

Quinsa Summary Overview Business Description ● Quinsa is the largest beverage company in the Southern Cone, with 2005 sales of approximately 25 mm Hls ● Quinsa enjoys leading beer market shares in Argentina, Bolivia, Paraguay and Uruguay, and also operates in Chile ● Quinsa also operates in the soft drinks segment, focusing on bottling and distribution of Pepsi products ● Pursuant to the company’s strategic alliance with AmBev, it has entered into license and distribution agreements to produce and sell in Argentina, Bolivia, Chile, Paraguay and Uruguay the AmBev brands Similarly, under the agreements AmBev may produce and distribute Quinsa’s brands in Brazil Revenue Breakdown (1H06 LTM) Breakdown per Country Uruguay 5% Argentina 67% Chile 4% Paraguay 11% Bolivia 13% Uruguay 5% Breakdown per Product Beer 74% Other 1% Soft Drinks 25% Overview of Operations Country Market Share 2005 Volumes (MM Hls) Major Brands Argentina (Beer) 79.1% 11.0 Quilmes, Imperial, Iguana, Andes Argentina (Soft Drinks) 18.7% 8.1 Pepsi, Gatorade, Tropicana Bolivia 97.0% 2.0 Paceña, Tropical Extra Chile 11.2% 0.6 Becker, Báltica Paraguay 95.2% 2.0 Pilsen, Dorada, Baviera Uruguay (Beer) 98.0% 0.7 Pilsen, Doble, Zillertal Uruguay (Soft Drinks) 12.1% 0.4 Pepsi, Gatorade, Tropicana Source: Quinsa public filings. Financial Summary 2003 2004 2005 1H06 LTM Net Revenues $622.7 $765.1 $954.3 $1,048.7 EBITDA 212.2 322.0 385.0 419.1 EBITDA Margin 34.1% 42.1% 40.3% 40.0% EBIT 121.6 225.5 286.3 320.5 Cash & Equivalents $193.1 $222.0 $206.8 $232.3 Total Debt 342.7 364.3 394.0 360.3 Net Debt 149.6 142.3 187.2 128.0 Shareholders Equity 714.3 436.0 473.0 572.0

Main Components of DCF Analyses

Quinsa's Organizational Structure Prior to the Transaction

AmBev
Minority Shareholders
91.2%
8.8%
Quinsa
92.9%
7.1%
QIB
99.7%
85.3%
87.1%
99.7%
97.6%
100.0%
Argentina
Bolivia
Paraguay Beer
Paraguay Glass
Uruguay
Chile

Source: Quinsa public filings.

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Main Components of DCF Analyses Quinsa’s Organizational Structure Prior to the Transaction AmBev 91.2% Quinsa 92.9% Minority Shareholders 8.8% QIB 99.7% 85.3 87.1% 99.7% 97.6% 100.0% 7.1% Argentina Bolivia Paraguay Beer Paraguay Glass Uruguay Chile Source: Quinsa public filings

Summary of Main Assumptions ● Utilized Quinsa’s 2006 budget and projections provided by Quinsa’s management for the 2007-2015 period ● Five breweries, a bottling facility in Tucumán and a nationwide distribution system for beer products (sold under ten different brands) ● Beer, malt and hops operations in Argentina conducted through Cervecería y Maltería Quilmes (CMQ) ● Carbonated soft drinks operations (PepsiCo brands) ● Mineral water business in Argentina (Eco de los Andes - JV with Perrier Vittel): we assumed that this is a breakeven operation; revenue for Quinsa is derived from the SG&A fees charged to the JV, already considered in the projections ● Agribusiness operations to supply barley for malt production included in the projections ● Utilized Quinsa’s 2006 budget and projections provided by Quinsa’s management for the 2007-2015 period ● Beer and soft drink businesses are conducted through Fábricas Nacionales de Cerveza S.A. (FNC) ● Separate mineral water business (Salus - JV with Danone): we assumed that the value is not material (under US$5 million) in the projections ● Utilized Quinsa’s 2006 budget and projections provided by Quinsa’s management for the 2007-2015 period ● Beer business conducted through Cervecería Boliviana Nacional La Paz (CBN) ● Utilized Quinsa’s 2006 budget and projections provided by Quinsa’s management for the 2007-2015 period ● Beer operations conducted through Cervecería Chile S.A. ● Utilized Quinsa’s 2006 budget and projections provided by Quinsa’s management for the 2007-2015 period ● Beer operations conducted through Cervecería Paraguaya S.A. ● Glass bottle manufacturing operations through FPV (included separately in the projections) Argentina Uruguay Bolivia Chile Paraguay

Macroeconomic Assumptions Projected Fiscal Year Ending December 31, 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 US Inflation 3.3% 1.9% 2.3% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% Argentina Inflation 10.9% 9.9% 7.0% 5.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Average Exchange Rate $3.06 $3.13 $3.28 $3.38 $3.41 $3.45 $3.48 $3.52 $3.55 $3.59 Devaluation 4.7% 2.4% 4.7% 3.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% Real GDP Growth 8.0% 5.0% 4.7% 3.4% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Paraguay Inflation 9.0% 7.9% 6.2% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Average Exchange Rate $5,681 $5,340 $5,378 $5,539 $5,705 $5,877 $6,053 $6,234 $6,422 $6,614 Devaluation (8.0%) (6.0%) 0.7% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Real GDP Growth 3.2% 3.1% 3.3% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Uruguay Inflation 6.5% 5.9% 5.5% 5.5% 5.5% 5.5% 5.5% 5.5% 5.5% 5.5% Average Exchange Rate $23.99 $24.95 $25.75 $26.65 $27.58 $28.55 $29.55 $30.58 $31.65 $32.76 Devaluation (1.8%) 4.0% 3.2% 3.5% 3.5% 3.5% 3.5% 3.5% 3.5% 3.5% Real GDP Growth 7.4% 4.5% 3.0% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% Bolivia Inflation 4.3% 4.7% 4.3% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% Average Exchange Rate $8.0 $8.1 $8.2 $8.3 $8.5 $8.7 $8.8 $9.0 $9.2 $9.4 Devaluation (0.6%) 1.1% 0.7% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% Real GDP Growth 3.8% 3.2% 3.3% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Chile Inflation 3.5% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Average Exchange Rate $532.12 $537.97 $541.73 $547.15 $552.62 $558.15 $563.73 $569.37 $575.06 $580.81 Devaluation (4.9%) 1.1% 0.7% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% Real GDP Growth 4.8% 5.3% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% Source: Citigroup and EIU economic research.

Summary Projections

In Nominal US$ million, unless otherwise stated

Volume ('000s Hls)

Net Revenues (US$ MM)

Contribution (US$ MM) and Contribution Margin (%)

EBITDA (US$ MM) and EBITDA Margin (%)

Source: Quinsa management estimates. Proportional consolidation of operating subsidiaries.

18

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Summary Projections In Nominal US$ million, unless otherwise stated Volume (‘000s Hls) CAGR: 2.7% 40,000 30,000 20,000 10,000 0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Argentina Paraguay Uruguay Bolivia Chile Net Revenues (US$ MM) CAGR: 4.9% 2,000 1,600 1,200 800 400 0 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Argentina Paraguay Uruguay Bolivia Chile Contribution (US$ MM) and Contribution Margin (%) CAGR: 4.7% 1,250 1,000 750 500 250 0 100% 80% 60% 40% 20% 0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Contribution Margin Contribution Margin (%) Source: Quinsa management estimates. Proportional consolidation of operating subsidiaries. EBITDA (US$ MM) and EBITDA Margin (%) CAGR 5.0% 800 600 400 200 0 100% 80% 60% 40% 20% 0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 EBITDA EBITDA Margin (%)

Projected Income Statement In Nominal US$ Million Projected Fiscal Year Ending December 31, (in US$ million) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Net Revenues $1,102.0 $1,232.8 $1,289.1 $1,341.5 $1,394.0 $1,454.4 $1,517.6 $1,585.6 $1,656.8 $1,731.3 Net Revenues $1,102.0 $1,232.8 $1,289.1 $1,341.5 $1,394.0 $1,454.4 $1,517.6 $1,585.6 $1,656.8 $1,731.3 COGS 480.4 569.6 600.3 623.5 646.0 670.2 695.4 722.3 750.1 779.4 SG&A 214.6 206.6 221.1 228.7 235.6 243.0 250.8 258.9 267.3 276.0 EBITDA $407.0 $456.6 $467.7 $489.3 $512.4 $541.2 $571.4 $604.5 $639.4 $675.9 Depreciation and Amortization 91.8 89.4 84.0 94.3 103.4 111.8 120.0 128.3 137.2 146.6 EBIT $315.2 $367.2 $383.7 $395.0 $409.0 $429.4 $451.4 $476.2 $502.2 $529.3 Asset Sales and Mgmt. Compensation (7.5) (8.5) (8.7) (9.1) (9.5) (10.0) (10.6) (11.2) (11.8) (12.5) Other Expenses (Income): Interest (Income) (4.6) (2.3) (2.0) (2.7) (1.6) 0.7 1.5 1.3 0.6 (0.2) Interest Expense 36.2 27.1 19.4 14.5 12.1 7.7 3.3 1.1 0.0 0.0 Pre-Tax Income $276.1 $334.0 $357.7 $374.1 $389.0 $411.0 $436.0 $462.5 $489.8 $517.0 Income Taxes (55.2) (66.8) (110.9) (116.0) (120.6) (127.4) (135.2) (143.4) (151.8) (160.3) Minority Interest in Net Income (34.4) (42.3) (40.2) (41.9) (43.5) (45.4) (47.3) (49.5) (51.7) (54.0) Net Income to Common $186.5 $224.9 $206.5 $216.3 $224.9 $238.2 $253.5 $269.7 $286.3 $302.7 Operating Stats Revenue Growth 15.5% 11.9% 4.6% 4.1% 3.9% 4.3% 4.3% 4.5% 4.5% 4.5% EBITDA Growth 5.7 12.2 2.4 4.6 4.7 5.6 5.6 5.8 5.8 5.7 EBIT Growth 10.2 16.5 4.5 2.9 3.5 5.0 5.1 5.5 5.5 5.4 EBITDA Margin 36.9 37.0 36.3 36.5 36.8 37.2 37.7 38.1 38.6 39.0 EBIT Margin 28.6 29.8 29.8 29.4 29.3 29.5 29.7 30.0 30.3 30.6 Source: Quinsa management estimates. Proportional consolidation of operating subsidiaries.

Projected Balance Sheet In Nominal US$ Million Projected Fiscal Year Ending December 31, (in US$ million) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Cash & Equivalents $66.4 $48.4 $53.8 $83.3 ($3.3) ($31.0) ($43.1) ($24.3) ($4.7) $15.7 Accounts Receivable 90.6 101.3 106.0 110.3 114.6 119.5 124.7 130.3 136.2 142.3 Inventory 118.1 128.3 134.9 139.3 143.5 148.0 152.6 157.6 162.6 167.8 Other Current Assets 77.1 86.3 90.2 93.9 97.6 101.8 106.2 111.0 116.0 121.2 Total Current Assets $352.2 $364.4 $384.8 $426.8 $352.4 $338.4 $340.5 $374.6 $410.0 $447.1 Fixed Assets 649.8 726.0 804.7 859.3 880.2 894.9 894.9 894.9 894.9 894.9 Goodwill 330.8 330.8 330.8 330.8 330.8 330.8 330.8 330.8 330.8 330.8 Cash Equivalents (Long Term) 42.8 42.8 42.8 42.8 42.8 42.8 42.8 42.8 42.8 42.8 Other Assets 50.5 50.5 50.5 50.5 50.5 50.5 50.5 50.5 50.5 50.5 Total Assets $1,426.1 $1,514.5 $1,613.7 $1,710.1 $1,656.6 $1,657.4 $1,659.6 $1,693.6 $1,729.1 $1,766.1 Revolver 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Loans and Financing 293.7 208.3 172.9 142.2 60.0 30.0 0.0 0.0 0.0 0.0 Total Debt $293.7 $208.3 $172.9 $142.2 $60.0 $30.0 $0.0 $0.0 $0.0 $0.0 Other Liabilities 571.2 632.6 663.9 682.9 700.4 719.3 738.8 759.4 780.5 802.4 Minority Interest 78.8 78.8 78.8 78.8 78.8 78.8 78.8 78.8 78.8 78.8 Total Liabilities $943.8 $919.7 $915.6 $903.9 $839.2 $828.1 $817.6 $838.2 $859.3 $881.2 Shareholders' Equity 482.3 594.8 698.0 806.2 817.4 829.3 842.0 855.5 869.8 884.9 Total Liabilities and Shr. Equity $1,426.1 $1,514.5 $1,613.7 $1,710.1 $1,656.6 $1,657.4 $1,659.6 $1,693.6 $1,729.1 $1,766.1 Leverage and Coverage Ratios Total Debt / Total Capitalization 0.4 0.3 0.2 0.1 0.1 0.0 0.0 0.0 0.0 0.0 Net Debt/ EBITDA 0.6x 0.4x 0.3x 0.lx 0.lx 0.lx 0.lx 0.0x 0.0x (0.0x) Total Debt / EBITDA 0.7 0.5 0.4 0.3 0.1 0.1 -- -- -- -- Source: Quinsa management estimates. Proportional consolidation of operating subsidiaries.

Projected Cash Flow Statement In Nominal US$ Million Projected Fiscal Year Ending December 31, (in US$ million) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Net Income $186.5 $224.9 $206.5 $216.3 $224.9 $238.2 $253.5 $269.7 $286.3 $302.7 Depreciation and Amortization 91.8 89.4 84.0 94.3 103.4 111.8 120.0 128.3 137.2 146.6 Non-Cash Expenses 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Funds From Operations $278.3 $314.3 $290.5 $310.6 $328.4 $350.0 $373.5 $398.0 $423.5 $449.3 (Inc.) Dec. in Acc. Payable (35.0) (10.8) (4.6) (4.3) (4.3) (5.0) (5.2) (5.6) (5.9) (6.1) (Inc.) Dec. in Inventory (14.5) (10.2) (6.6) (4.4) (4.2) (4.5) (4.6) (4.9) (5.0) (5.2) (In.) Dec. Other Current Assets (23.6) (9.2) (3.9) (3.7) (3.7) (4.2) (4.4) (4.8) (5.0) (5.2) In. (Dec.) in Other Liabilities 103.5 61.4 31.3 19.0 17.5 18.9 19.5 20.6 21.1 21.9 (In.) Dec. in Working Capital $30.4 $31.3 $16.1 $6.6 $5.3 $5.2 $5.2 $5.3 $5.2 $5.3 Cash Flow From Operat. $308.7 $345.6 $306.6 $317.2 $333.7 $355.2 $378.8 $403.3 $428.7 $454.7 Capex (Net) (128.9) (165.7) (162.7) (148.9) (124.3) (126.6) (120.0) (128.3) (137.2) (146.6) Free Cash Flow $179.8 $179.9 $144.0 $168.4 $209.4 $228.6 $258.7 $275.0 $291.5 $308.1 Debt Issuance (Repayment) (100.3) (85.4) (35.4) (30.7) (82.2) (30.0) (30.0) 0.0 0.0 0.0 Debt Issuance (Repayment) (100.3) (85.4) (35.4) (30.7) (82.2) (30.0) (30.0) 0.0 0.0 0.0 Dividends Paid (177.1) (112.4) (103.3) (108.1) (213.7) (226.3) (240.8) (256.2) (272.0) (287.6) Equity Issuance 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Others 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Change in Cash ($97.6) ($17.9) $5.3 $29.5 ($86.5) ($27.7) ($12.1) $18.8 $19.5 $20.5 Beginning Cash and Equivalents 164.0 66.4 48.4 53.8 83.3 (3.3) (31.0) (43.1) (24.3) (4.7) Ending Cash $66.4 $48.4 $53.8 $83.3 ($3.3) ($31.0) ($43.1) ($24.3) ($4.7) $15.7 Source: Quinsa management estimates. Proportional consolidation of operating subsidiaries.

Summary of DCF Analysis In Nominal US$ Million Terminal EBITDA Multiple Range 8.0x 8.5x 9.0x 9.5x 10.0x WACC Firm Value as of 12/11/06 9.50% $4,018 $4,168 $4,317 $4,466 $4,616 10.00% 3,887 4,030 4,173 4,317 4,460 10.50% 3,761 3,898 4,036 4,173 4,311 11.00% 3,640 3,772 3,904 4,036 4,168 11.50% 3,524 3,651 3,777 3,904 4,031 WACC Implied Perpetuity Growth Rate 9.50% 2.5% 2.9% 3.2% 3.5% 3.8% 10.00% 2.9 3.3 3.7 4.0 4.3 10.50% 3.4 3.8 4.2 4.5 4.8 11.00% 3.9 4.3 4.6 4.9 5.2 11.50% 4.3 4.7 5.1 5.4 5.7 WACC Implied EV/2006E EBITDA 9.50% 9.9x 10.2x 10.6x 11.0x 11.3x 10.00% 9.6 9.9 10.3 10.6 11.0 10.50% 9.2 9.6 9.9 10.3 10.6 11.00% 8.9 9.3 9.6 9.9 10.2 11.50% 8.7 9.0 9.3 9.6 9.9 Terminal EBITDA Multiple Range $5,407 $5,745 $6,083 $6,421 $6,759 WACC Equity Value as of 12/11/06 (a) 9.50% $3,584 $3,733 $3,883 $4,032 $4,181 10.00% 3,453 3,596 3,739 3,883 4,026  10.50% 3,327 3,464 3,602 3,739 3,877  11.00% 3,206 3,338 3,470 3,602 3,734  11.50% 3,090 3,217 3,343 3,470 3,597 WACC Price per Class B Share Equivalent (b) 9.50% $33.07 $34.44 $35.82 $37.20 $38.58 10.00% 31.85 33.17 34.50 35.82 37.14 10.50% 30.69 31.96 33.23 34.50 35.77 11.00% 29.57 30.79 32.01 33.23 34.45  11.50% 28.50 29.67 30.84 32.02 33.19 WACC Implied EV/2007E EBITDA 9.50% 8.8x 9.lx 9.5x 9.8x 10.1x  10.00% 8.5 8.8 9.1 9.5 9.8 10.50% 8.2 8.5 8.8 9.1 9.4 11.00% 8.0 8.3 8.5 8.8 9.1 11.50% 7.7 8.0 8.3 8.6 8.8  (a) Adjusted for net debt and minority interest in QIB. (b) Price per share equals Firm Value less total debt and minority interest, plus cash (net debt and minority interest of US$434 million) divided by 108.4 million shares (assumes that each 10 Class A shares equals 1 Class B share).

Analyses at Various Prices Implied Multiples from DCF Analyses (US$ MM, except per data share) Price Per Class B Share $31.53 $32.53 $33.53 $34.53 $35.53 Implied Premium to Market Price (a) Current $29.01 8.7% 12.2% 15.6% 19.0% 22.5% 1-Month Average Price 28.68 10.0% 13.4% 16.9% 20.4% 23.9% 3-Month Average Price 27.55 14.5% 18.1% 21.7% 25.3% 29.0% 6-Month Average Price 26.16 20.5% 24.4% 28.2% 32.0% 35.8% 12-Month Average Price 22.55 39.8% 44.3% 48.7% 53.1% 57.6% Illustrative Equity Values (US$ MM) (b) 3,418 3,526 3,634 3,743 3,851 Net Debt (US$ MM) (c) 434 434 434 434 434 Illustrative Enterprise Values (US$ MM) 3,852 3,960 4,069 4,177 4,285 Implied EV/Sales (d) 2006E 3.5x 3.6x 3.7x 3.8x 3.9x 2007E 3.l x 3.2x 3.3x 3.4x 3.5x 2008E 3.0x 3.1 x 3.2x 3.2x 3.3x Implied EV/EBITDA(e) 2006E 9.5x 9.7x 10.0x 10.3x 10.5x 2007E 8.4x 8.7x 8.9x 9.l x 9.4x 2008E 8.2x 8.5x 8.7x 8.9x 9.2x (a) Assumes market price as of November 7, 2006 (1-day prior to announcement). (b)Assumes 108.4 million shares (c)  As of June 30, 2006. Includes minority interest. (d) Using Quinsa management projections for Sales and EBITDA.

B. Public Benchmark of Value

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B. Public Benchmark of Value

Public Benchmark of Value Latin American and International Brewing Companies Closing Price % of 52 12/11/2006 Week Market Enterprise EV/Sales EV/EBITDA P/ E EBITDA Company (in USD) High Cap. Value 2006E 2007E 2006E 2007E 2006E 2007E Mgn. '06E Latin America Brewers Ambev $48.2 99.2% $31,062.4 $34,527.5 4.3x 3.9x 10.4x 9.0x 21.8x 18.4x 41.6% Grupo Modelo 5.3 93.3 17,276.8 16,857.9 3.3 3.0 9.1 8.7 22.1 17.6 36.0 Femsa 115.5 100.0 13,776.2 19,523.4 1.8 1.5 8.7 7.7 21.9 19.0 20.2 CCU 6.0 100.0 1,911.2 2,134.9 2.1 1.9 9.2 8.2 16.8 14.4 22.3 Mean 2.9x 2.6x 9.4x 8.4x 20.6x 17.4x 30.0% Median 2.7 2.5 9.2 8.5 21.8 18.0 29.2 International Brewers InBev $64.2 97.7% $39,232.1 $61,016.5 3.5x 3.3x 11.2x 10.3x 20.9x 17.6x 31.1% Anheuser Busch 48.3 96.8 37,141.7 35,816.3 2.3 2.2 9.2 8.8 18.8 17.4 24.8 SABMiller 21.3 98.8 31,991.1 38,220.1 2.2 2.1 9.5 8.6 19.0 16.7 23.4 Heineken 47.4 96.9 23,210.5 27,081.9 1.7 1.7 8.9 8.3 17.7 16.8 19.5 Scottish & Newcastle 10.6 97.9 9,921.7 14,626.3 2.2 2.1 12.9 12.3 15.9 14.8 16.8 Carlsberg 96.6 100.0 7,365.9 11,504.5 1.6 1.5 9.6 8.9 22.6 19.1 16.6 Mean 2.2x 2.2x 10.2x 9.5x 19.lx 17.lx 22.0% Median 2.2 2.1 9.6 8.8 18.9 17.1 21.5 Quinsa (a) $33.2 $3,598.7 $4,032.8 3.5x 3.l x 9.9x 8.8x 19.3x 16.0x 36.9% Source: IBES estimates, Bloomberg and companies filings. (a) Based on Quinsa’s management estimates.

C. Precedent Transactions

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C. Precedent Transactions

Precedent Transactions Selected Latin American Change of Control Transactions - 2001/2006 Year Target Acquirer Transaction Value FV/LTM EBITDA Jul-05 Bavaria SABMiIIer $7,800.0 10.1x Jun-05 Kaiser FEMSA Cerveza 128.0 NA Jun-03 UPC Backus & Johnston Bavaria 567.8 10.7 Jun-03 CCU Heineken 389.2 11.8 May-03 Centralcer S&N 575.3 10.5 Feb-02 Kaiser Molson 765.0 12.0 Feb-02 Quilmes AmBev 496.4 7.7 Nov-01 CHSA SAB 553.6 13.3 Nov-01 Cerv. Nacional Bavaria 288.0 11.7 Nov-01 Cerv. Hondureña SAB 537.0 11.0 Average 11.0x Median 11.0

Precedent Transactions Selected International Change of Control Transactions - 2001/2006  Year Target Acquirer Transaction Value FV/LTM EBITDA Jan-06 Fujian Sedrin InBev $730.0 13.0x Jul-04 Molson Coors 8,000.0 9.4 Jun-04 Harbin Brewery Grp Ltd Anheuser-Busch 744.0 17.4 Mar-04 Labatt AmBev 7,300.0 11.4 Mar-04 Holstein-Brauerei Carlsberg 357.6 9.1 Feb-04 Brau und Brunnen Dr. August Oetker 462.0 10.4 Jun-03 Dinkelacker Interbrew 572.4 8.9 Jun-03 Apatin Interbrew 274.8 6.3 Jun-03 BBAG Heineken 2,135.4 12.2 Jun-03 Centralcer Scottish & Newcastle 575.3 10.5 May-03 Peroni SABMiller 283.6 12.6 May-03 BBAG Heineken 2,188.1 10.2 Nov-02 Gilde Interbrew 519.0 8.6 Dec-01 Carling Coors 1,700.0 8.1 Nov-01 CHSA SAB 554.0 13.3 Aug-01 Becks Interbrew 1,600.0 13.1 Average 10.9x Median 10.5

Precedent Minority Squeeze-Out Transactions Transactions with US Target Above $100 mm (1/1/2001 - 11/15/2006) (Dollars in millions, except per share data) Transaction Prem. Final Offer Date Announced Acquiror Target %Acquired Value 1 Day 4 Week Oct-06 VNU Net Ratings 39.5% $243 9.8% 11.3% Oct-05 Micro Therapeutics Inc ev3 Inc 29.8% $101 8.3% 7.3% Sep-05 Vector Group New Valley Corp 42.3% $106 44.7% 46.7% Sep-05 IYG Holdings & SEJ 7-Eleven Inc. 23.0% $1,301 32.3% 14.1% Jul-05 Santos Ltd. Tipperary Corp. 45.0% $140 18.9% 36.3% Feb-05 Novartis AG Eon Labs Inc. 32.5% $933 11.0% 23.5% Jan-05 Danisco A/S Genencor International 16.0% $184 23.9% 15.8% Aug-04 Cox Enterprises Cox Communications 37.9% $8,390 26.0% 24.1% Jul-04 Investor Group AMC Entertainment 50.1% $834 13.6% 28.5% Nov-03 Barnes & Noble Inc. barnesandnoble.com Inc. 25.2% $122 35.6% 27.1% Jun-03 ICN Pharmaceuticals Ribapharm 19.9% $187 23.0% 50.2% Nov-02 Samuel J. Heyman International Specialty Prods 19.1% $138 29.6% 49.0% Feb-02 Sabre Holdings Travelocity.com 30.0% $447 45.8% 25.2% Oct-01 TD Bank TD Waterhouse 11.2% $403 53.2% 49.8% Oct-01 Investor Group NCH Corp. 45.7% $122 34.0% 18.8% Jun-01 Liberty Mutual Ins Liberty Financial 30.0% $536 2.3% (1.5%) May-01 EDS Unigraphic Solutions 14.0% $170 52.9% 74.1% Feb-01 Westfield America Trust Westfield America 22.5% $268 12.5% 12.8% Mean 26.5% 28.5% Median 24.9% 24.7%

D. Detailed Projections

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D. Detailed Projections

Summary Operational Projections - Argentina In Nominal US$ Million Projected Fiscal Year Ending December 31, ARGENTINA-SUMMARY 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Volumes 21,670 21,833 22,637 23,294 23,903 24,522 25,158 25,810 26,480 27,169 Volume Growth 13.8% 0.8% 3.7% 2.9% 2.6% 2.6% 2.6% 2.6% 2.6% 2.6% Net Revenues $753.1 $813.2 $838.7 $877.2 $915.4 $955.2 $996.8 $1,040.3 $1,085.9 $1,133.5 % Growth 17.0% 8.0% 3.1% 4.6% 4.4% 4.3% 4.4% 4.4% 4.4% 4.4% Contribution Margin 421.7 437.3 445.1 467.2 489.3 512.4 536.6 561.9 588.5 616.1 % of Net Revenues 56.0% 53.8% 53.1% 53.3% 53.5% 53.6% 53.8% 54.0% 54.2% 54.4% Margin / HL 19.5 20.0 19.7 20.1 20.5 20.9 21.3 21.8 22.2 22.7 COGS 370.7 416.9 435.5 452.7 469.7 487.2 505.5 524.7 544.6 565.5 SG&A 100.4 110.0 118.2 122.1 125.9 129.9 134.1 138.4 142.8 147.4 EBITDA $282.0 $286.3 $284.9 $302.4 $319.8 $338.0 $357.2 $377.3 $398.5 $420.5 EBITDA Margin 37.4% 35.2% 34.0% 34.5% 34.9% 35.4% 35.8% 36.3% 36.7% 37.1% EBITDA / HL 13.0 13.1 12.6 13.0 13.4 13.8 14.2 14.6 15.0 15.5 Source: Quinsa management estimates.

Summary Operational Projections - Paraguay In Nominal US$ Million Projected Fiscal Year Ending December 31, PARAGUAY - SUMMARY 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Volumes 2,198 2,322 2,398 2,393 2,412 2,484 2,559 2,635 2,714 2,796 Volume Growth 7.7% 5.6% 3.3% (0.2%) 0.8% 3.0% 3.0% 3.0% 3.0% 3.0% Net Revenues $142.8 $153.6 $166.4 $168.5 $172.4 $181.1 $190.2 $199.9 $210.0 $220.6 % Growth 31.6% 7.6% 8.3% 1.3% 2.3% 5.1% 5.1% 5.1% 5.1% 5.1% Contribution Margin 104.9 112.1 121.4 122.8 125.5 132.0 138.8 145.9 153.4 161.3 % of Net Revenues 73.5% 73.0% 73.0% 72.9% 72.8% 72.9% 72.9% 73.0% 73.1% 73.1% Margin / HL 47.7 48.3 50.6 51.3 52.0 53.1 54.2 55.4 56.5 57.7 COGS 41.3 44.9 48.6 49.3 50.6 52.9 55.3 57.9 60.6 63.4 SG&A 15.4 16.4 17.6 17.8 18.2 18.9 19.6 20.3 21.0 21.8 EBITDA $86.1 $92.2 $100.2 $101.3 $103.6 $109.3 $115.3 $121.7 $128.4 $135.5 EBITDA Margin 60.3% 60.1% 60.2% 60.1% 60.1% 60.4% 60.6% 60.9% 61.2% 61.4% EBITDA / HL 39.2 39.7 41.8 42.3 42.9 44.0 45.1 46.2 47.3 48.4 Source: Quinsa management estimates.

Summary Operational Projections - Bolivia In Nominal US$ Million Projected Fiscal Year Ending December 31, BOLIVIA - SUMMARY 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Volumes 2,709 2,907 2,977 3,034 3,091 3,150 3,209 3,304 3,403 3,504 Volume Growth 16.5% 7.3% 2.4% 1.9% 1.9% 1.9% 1.9% 3.0% 3.0% 3.0% Net Revenues $154.5 $172.0 $180.9 $186.6 $192.4 $199.9 $207.8 $218.2 $229.2 $240.8 % Growth 23.5% 11.3% 5.2% 3.1% 3.1% 3.9% 3.9% 5.0% 5.0% 5.0% Contribution Margin 119.5 132.4 139.0 143.2 147.4 153.3 159.4 167.5 176.1 185.1 % of Net Revenues 77.3% 77.0% 76.9% 76.7% 76.6% 76.7% 76.7% 76.8% 76.8% 76.9% Margin / HL 44.1 45.5 46.7 47.2 47.7 48.7 49.7 50.7 51.7 52.8 COGS 39.7 44.5 46.9 48.6 50.3 52.0 53.9 56.3 58.8 61.5 SG&A 18.5 19.7 20.5 21.0 21.6 22.2 22.8 23.6 24.4 25.3 EBITDA $96.3 $107.8 $113.5 $117.0 $120.6 $125.7 $131.1 $138.3 $146.0 $154.0 EBITDA Margin 62.3% 62.7% 62.7% 62.7% 62.7% 62.9% 63.1% 63.4% 63.7% 64.0% EBITDA / HL 35.6 37.1 38.1 38.6 39.0 39.9 40.8 41.9 42.9 43.9 Source: Quinsa management estimates.

Summary Operational Projections - Chile In Nominal US$ Million Projected Fiscal Year Ending December 31, CHILE - SUMMARY 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Volumes 732 838 922 969 992 1,016 1,040 1,065 1,091 1,117 Volume Growth 33.2% 14.4% 10.1% 5.0% 2.4% 2.4% 2.4% 2.4% 2.4% 2.4% Net Revenues $49.8 $57.6 $63.9 $68.1 $70.7 $73.8 $77.1 $80.5 $84.1 $87.8 % Growth 39.8% 15.7% 11.0% 6.5% 3.8% 4.4% 4.4% 4.4% 4.4% 4.4% Contribution Margin 22.6 26.1 28.8 30.7 32.0 33.7 35.5 37.4 39.4 41.5 % of Net Revenues 45.4% 45.4% 45.1% 45.1% 45.2% 45.6% 46.0% 46.4% 46.8% 47.2% Margin / HL 30.8 31.2 31.3 31.7 32.2 33.2 34.1 35.1 36.1 37.2 COGS 29.6 33.9 37.6 39.9 41.3 42.8 44.3 45.9 47.5 49.2 SG&A 20.6 21.3 22.9 24.0 24.7 25.6 26.5 27.5 28.4 29.5 EBITDA ($0.4) $2.4 $3.4 $4.2 $4.6 $5.4 $6.2 $7.1 $8.1 $9.1 EBITDA Margin (0.7%) 4.1% 5.4% 6.1% 6.5% 7.3% 8.1% 8.9% 9.6% 10.4% EBITDA / HL (0.5) 2.8 3.7 4.3 4.6 5.3 6.0 6.7 7.4 8.2 Source: Quinsa management estimates.

Summary Operational Projections - Uruguay In Nominal US$ Million Projected Fiscal Year Ending December 31, URUGUAY - SUMMARY 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Volumes 1,213 1,375 1,465 1,502 1,539 1,577 1,615 1,655 1,696 1,738 Volume Growth 14.5% 13.4% 6.6% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% Net Revenues $62.5 $74.6 $80.0 $83.2 $86.5 $89.9 $93.4 $97.1 $101.0 $105.0 % Growth 20.2% 19.5% 7.2% 3.9% 4.0% 4.0% 4.0% 4.0% 4.0% 4.0% Contribution Margin 36.3 42.4 44.9 46.7 48.5 50.4 52.4 54.5 56.6 58.9 % of Net Revenues 58.1% 56.8% 56.2% 56.1% 56.1% 56.1% 56.1% 56.1% 56.1% 56.1% Margin / HL 29.9 30.8 30.7 31.1 31.5 32.0 32.4 32.9 33.4 33.9 COGS 28.7 35.1 38.0 39.5 41.0 42.6 44.2 45.9 47.7 49.5 SG&A 12.5 14.0 14.7 15.2 15.6 16.0 16.5 16.9 17.4 17.9 EBITDA $21.4 $25.6 $27.2 $28.5 $29.9 $31.3 $32.7 $34.3 $35.9 $37.6 EBITDA Margin 34.2% 34.3% 34.0% 34.3% 34.5% 34.8% 35.0% 35.3% 35.5% 35.8% EBITDA / HL 17.6 18.6 18.6 19.0 19.4 19.8 20.3 20.7 21.2 21.6 Source: Quinsa management estimates.

Summary Operational Projections - Other In Nominal US$ Million Projected Fiscal Year Ending December 31, FPV 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Net Revenues 7.9 11.2 11.8 12.0 12.1 12.4 12.6 12.9 13.1 13.4 % Growth 41.7% 4.9% 1.5% 1.5% 2.0% 2.0% 2.0% 2.0% 2.0% Total Variable Cost 5.2 7.3 7.6 7.8 7.9 8.0 8.2 8.3 8.5 8.6 Fixed Costs 1.8 1.4 1.5 1.5 1.6 1.6 1.6 1.7 1.7 1.7 EBITDA $0.9 $2.5 $2.6 $2.7 $2.7 $2.7 $2.8 $2.9 $3.0 $3.1 EBITDA Margin 11.3% 22.6% 22.5% 22.2% 22.0% 22.2% 22.3% 22.5% 22.7% 22.8% CORPORATE / INTERCOMPANY Holding Expenses $52.6 $31.0 $33.1 $34.8 $35.8 $36.9 $38.0 $39.1 $40.3 $41.5 % Growth (41.2%) 7.0% 5.0% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% Interco Eliminations Revenues ($23.6) $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 COGS 23.6 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Source: Quinsa management estimates.

Summary Operational Projections - Consolidated (100%) In Nominal US$ Million Projected Fiscal Year Ending December 31, TOTAL (100% of all Companies) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Total Volumes 28,522 29,275 30,400 31,191 31,937 32,748 33,581 34,471 35,385 36,324 Volume Growth 14.0% 2.6% 3.8% 2.6% 2.4% 2.5% 2.5% 2.6% 2.7% 2.7% Net Revenues $1,146.9 $1,282.2 $1,341.6 $1,395.4 $1,449.4 $1,512.3 $1,578.0 $1,649.0 $1,723.3 $1,801.2 % Growth 20.2% 11.8% 4.6% 4.0% 3.9% 4.3% 4.3% 4.5% 4.5% 4.5% COGS 493.4 584.0 615.8 639.3 662.3 687.2 713.1 740.7 769.4 799.6 SG&A 219.9 212.3 227.1 234.9 241.9 249.5 257.4 265.8 274.4 283.4 EBITDA $433.6 $485.9 $498.8 $521.2 $545.2 $575.6 $607.5 $642.5 $679.5 $718.2 EBITDA Margin 37.8% 37.9% 37.2% 37.4% 37.6% 38.1% 38.5% 39.0% 39.4% 39.9% % Growth 12.6% 12.1% 2.7% 4.5% 4.6% 5.6% 5.5% 5.8% 5.8% 5.7% EBIT 336.3 391.1 409.8 421.2 435.6 457.1 480.2 506.5 534.1 562.8 EBIT Margin 29.3% 30.5% 30.5% 30.2% 30.1% 30.2% 30.4% 30.7% 31.0% 31.2% % Growth 17.5% 16.3% 4.8% 2.8% 3.4% 4.9% 5.1% 5.5% 5.5% 5.4% Source: Quinsa management estimates.

E. Cost of Capital Assumptions

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corporate and investment banking

E. Cost of Capital Assumptions

Political Risk Premiums Credit spreads of sovereign bonds vs. US 30-yr bond 900 800 700 600 500 400 300 200 100 0 Nov-03 Nov-04 Nov-05 Nov-06 Uruguay Chile Argentina Weighting of Sovereign Spreads Political Risk Premium Weighting (a) Low Average High Argentina 3.00% 3.50% 4.00% 58.84% Chile 0.75% 1.00% 1.25% 0.49% Paraguay 3.00% 3.25% 3.50% 16.57% Bolivia 3.00% 3.50% 4.00% 18.95% Uruguay 3.00% 3.25% 3.50% 5.15% Weighted Average (a) 2.99% 3.43% 3.88% (a) Based on 2007E EBITDA contribution. Source: The Yield Book, as of December 11, 2006. Note: Due to high political risk, Paraguay and Bolivia do not have bonds in the market. Blank areas in the graphic are unstable periods in which there was no trading.

ANNEX III LETTER OF TRANSMITTAL TO TENDER SHARES

LETTER OF TRANSMITTAL
To Tender Shares
of
QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME
RCS B No. 32501
to
BEVERAGE ASSOCIATES HOLDING LTD.
a wholly owned subsidiary
of
COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV
Pursuant to the Offer to Purchase
Dated January 25, 2007

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:00 P.M. LUXEMBOURG TIME, WHICH IS 5:00 P.M. NEW YORK CITY TIME, FEBRUARY 28, 2007, UNLESS THE OFFER IS EXTENDED.

The Share Tender Agent for the Offer is:

THE BANK OF NEW YORK, LONDON
By Mail:	By Hand or Overnight Delivery:
The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

Capitalized terms used in this Letter of Transmittal to Tender Shares (“Share Letter of Transmittal”) and not otherwise defined herein have the meanings ascribed thereto in the Offer Document, dated January 25, 2007 (the “Offer Document”).

Delivery of this Share Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Share Tender Agent. The instructions set forth in this Share Letter of Transmittal should be read carefully before this Share Letter of Transmittal is completed.

Tenders of Class A shares or Class B shares made pursuant to the Offer (as defined below) may be withdrawn at any time prior to the Expiration Date, in compliance with the terms set forth in “The Offer - Section 3. Withdrawal Rights” of the Offer Document. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 9 a.m., New York City time, which is 3 p.m., Luxembourg time, on March 1, 2007, unless theretofore accepted for payment as provided in the Offer Document.

THIS SHARE LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER SHARES. IT MAY NOT BE USED TO TENDER AMERICAN DEPOSITARY SHARES (“ADSs”). INSTEAD, TO TENDER ADSs, YOU MUST USE THE SEPARATE “ADS LETTER OF TRANSMITTAL” TO TENDER ADSs.

You should use this Share Letter of Transmittal if you are: (i) tendering registered shares that are registered in your name in the register of shares held by Quilmes Industrial (Quinsa), Société Anonyme (the “Company”) (“Registered Shares”), a company with a management board and supervisory board and organized under the laws of the Grand Duchy of Luxembourg, (ii) tendering bearer shares that are represented by a bearer share certificate (“Bearer Shares”), or (iii) tendering shares held through a clearing system. You must use one of the preceding methods to validly tender Class A shares and Class B shares.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Tendering Shareholder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share certificate(s))	Share(s) Tendered (Attach additional list if necessary)
	Share Certificate/Bearer Certificate Number(s)	Number of Shares Tendered

Total Shares

☐	Check Here if You Are Tendering Class A Shares or Class B Shares that Are Registered in Your Name in the Register of Shares Held by the Company.

Please indicate below whether you are enclosing with this Share Letter of Transmittal stock certificates representing your Registered Shares or other written confirmation of your registered ownership of Class A shares or Class B shares and provide the information listed below.

☐	Stock certificates or other written confirmation of registered ownership enclosed.

Name of Registered Holder(s)

Certificate Number(s)

Description of Other
Written Confirmation of
Registered Ownership

Account Number \ Address

☐	No stock certificates or other written confirmation of registered ownership enclosed.

Name of Registered Holder(s)

    Whether or not you submit stock certificates evidencing the Registered Shares that you are tendering or other written confirmation of your registered ownership of these shares, your tender of registered Class A shares or Class B shares will not be valid until the Company confirms to the Share Tender Agent that you are listed in the Company’s share register as the owner of the tendered shares.

☐	Check Here if You Are Tendering Bearer Shares.

Number of Bearer Shares Tendered

Certificate Number(s) for
Bearer Shares Tendered

    If you are tendering Bearer Shares or Registered Shares, you must provide the information described below and deliver the certificates representing your Bearer Shares or Registered Shares to the Share Tender Agent together with this Share Letter of Transmittal.

Enter payment details here:

Pay to: _____________________________________________________

ABA No.:  __________________________________________________

Account #: __________________________________________________

Account name:  ______________________________________________

Ref: _______________________________________________________

☐	Check Here if You Are Tendering Class A Shares or Class B Shares Held Through a Clearing System Such as Euroclear or Clearstream, Luxembourg[1]:

Number of Class A Shares or Class B Shares Tendered

Name of Tendering Holder

Account Number in the Clearing System (if applicable)

    The tendering holder hereby confirms its instruction (i) to block or cause the blocking of the tendered Class A shares or Class B shares unconditionally within Euroclear, Clearstream, Luxembourg, or other appropriate clearing system; and (ii) to transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, the tendered Class A shares or Class B shares that are purchased by the Purchaser pursuant to the Offer (as defined below).

___________________________
    1  If you are tendering Class A Shares or Class B Shares held through a clearing system this form should be signed and returned to the financial institution through which you hold your Shares.

    The tendering holder agrees that the Share Tender Agent is authorized to act as the sole source of instructions to the clearing systems: (i) following the Expiration Date, to transfer to the Purchaser Class A shares and/or Class B shares accepted for purchase by the Purchaser that were properly tendered and not properly withdrawn; and (ii) following the Expiration Date, to grant the release in the appropriate clearing system of any Class A shares and/or Class B shares not accepted for purchase by the Purchaser or properly withdrawn.

    A tender of Class A shares or Class B shares held through a clearing system will not be valid unless the Share Tender Agent receives confirmation from that clearing system that it has received a Share Letter of Transmittal relating to the tendered shares that is properly completed and duly executed, and confirmation from that clearing system that the tendered shares have been blocked in the clearing system.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

    The undersigned hereby tenders to Beverage Associates Holding Ltd., a company with a management board and supervisory board and organized under the laws of Bahamas (the “Purchaser”), [●] Class [●] shares of the Company, pursuant to the Purchaser’s Offer Document at $3.35 per Class A share or $33.53 per Class B share ($67.07 per ADS), net to the seller in cash (less any amounts withheld under applicable tax law), without interest (the “Offer”), upon the terms and subject to the conditions set forth in the Offer Document, dated January 25, 2007, receipt of which is hereby acknowledged, and in this Share Letter of Transmittal (which collectively, together with the ADS Transmittal Letter and any amendments or supplements thereto or hereto, constitute the “Offer Documentation”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Class A shares and/or Class B shares tendered pursuant to the Offer, in which case any reference to the Purchaser shall, if applicable, include such affiliate.

    Subject to, and effective upon, acceptance for payment of and payment for the Class A shares and/or Class B shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to all the Class A shares and/or Class B shares that are being tendered hereby and appoints the Share Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class A shares and/or Class B shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver to the Purchaser all Class A shares and Class B shares purchased by the Purchaser pursuant to the Offer, including all share certificates representing Registered Shares, all share certificates representing Bearer Shares and other written confirmation of registered ownership delivered by the undersigned to the Share Tender Agent pursuant to the Offer.

    The undersigned hereby irrevocably appoints each designee of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Class A shares and Class B shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action at any meeting of shareholders of the Company (whether general or extraordinary and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Class A shares and/or Class B shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment of such Class A shares and/or Class B shares shall revoke, without further action, any other power of attorney, proxy or written consent granted by the undersigned at any time with respect to such Class A shares and/or Class B shares, and no subsequent powers of attorney or proxies will be given, and no written consents will be executed, by the undersigned (and if given or executed, will not be deemed to be effective).

    The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in the Class A shares and/or Class B shares at least equal to the number of Class A shares and/or Class B shares being tendered;

    (2)  has full power and authority to tender, sell, assign and transfer the Class A shares and/or Class B shares tendered hereby and that, when the same are accepted for payment by us, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

    (3)  will, upon request, execute and deliver any additional documents deemed by the Purchaser or the Share Tender Agent to be necessary or desirable to complete the sale, assignment and transfer of the Class A shares and/or Class B shares tendered hereby.

The undersigned understands that tenders of Class A shares and/or Class B shares pursuant to the Offer Document and the instructions hereto will constitute an agreement to sell the Class A shares and/or Class B shares, conditional upon payment by the Purchaser, between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Purchaser pay interest on the purchase price for Class A shares and/or Class B shares or ADSs.

The undersigned recognizes that, under certain circumstances set forth in the Offer Document, the Purchaser may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Class A shares and/or Class B shares tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in “The Offer - Section 3. Withdrawal Rights” of the Offer Document, this tender is irrevocable.

    The Purchaser will determine in its sole discretion all questions as to the form of documents, including any notice of withdrawal, and the validity, eligibility (including time of receipt) and acceptance of tendered Class A shares and/or Class B shares. The Purchaser’s determination will be final and binding on all parties.

SIGN HERE

(Please Complete and Return)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Zip Code)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

ONLY CLASS A SHARES OR CLASS B SHARES MAY BE TENDERED IN THE OFFER PURSUANT TO THIS SHARE LETTER OF TRANSMITTAL. HOLDERS OF AMERICAN DEPOSITARY SHARES MAY NOT TENDER AMERICAN DEPOSITARY SHARES IN THE OFFER PURSUANT TO THIS SHARE LETTER OF TRANSMITTAL. A HOLDER OF AMERICAN DEPOSITARY SHARES DESIRING TO TENDER IN THE OFFER SHOULD USE THE “LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES”, BY WHICH SUCH HOLDER MAY TENDER AMERICAN DEPOSITARY SHARES INTO THE OFFER.

1.  Delivery of the Share Letter of Transmittal and Class A Shares or Class B Shares. You should use this Share Letter of Transmittal only if you are: tendering registered shares that are registered in your name in the register of shares held by the Company, tendering Bearer Shares or tendering Class A shares or Class B shares that are held through a clearing system. In order for you to validly tender Class A shares or Class B shares, prior to the Expiration Date (as defined in the Offer Document) (1) a properly completed and duly executed Share Letter of Transmittal and any other documents required by this Share Letter of Transmittal must be received by the Share Tender Agent2 at its address set forth on the front page of this Share Letter of Transmittal by the Expiration Date (as defined in the Offer Document), (2) if you are tendering Registered Shares, the Share Tender Agent must receive confirmation from the Company that the person executing this Share Letter of Transmittal is listed, in the Company’s registry of Class A shares or Class B shares, as the registered owner of the tendered Class A shares or Class B shares, (3) if you are tendering shares held through a clearing system, the Share Tender Agent must receive confirmation that the tendered shares have been blocked in the clearing system, and (4) if you are tendering Bearer Shares, the Share Tender Agent must receive the certificates representing the tendered Bearer Shares.

The method of delivery of all documents, including certificates, is at your option and risk. If you choose to deliver the documents by mail then registered mail or special courier service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

By executing this Share Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the Class A shares and/or Class B shares.

2.  Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” or elsewhere in this Share Letter of Transmittal is inadequate, then you should list the certificate numbers, the number shares or other required information on a separate signed schedule attached hereto.

3.  Partial Tenders. If you wish to tender (offer to sell) fewer than all of the Class A shares or Class B shares represented by any certificates delivered to the Share Tender Agent, fill in the number of Class A shares or Class B shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Class A shares or Class B shares represented by the old certificate will be sent to the person(s) signing this Share Letter of Transmittal as promptly as practicable after the expiration or termination of the Offer. Unless you indicate otherwise, all Class A shares or Class B shares represented by certificates delivered to the Share Tender Agent will be deemed to have been tendered. In the case of Class A shares or Class B shares tendered through a clearing system, all tendered Class A shares or Class B shares will be blocked and only the shares purchased by the Purchaser pursuant to the Offer will be transferred to the Purchaser. Any shares that are not purchased will be unblocked without expense to the tendering shareholder.

___________________________
    2  In the case of shareholders who hold their shares through a clearing system a duly executed Share Letter of Transmittal should only be provided to the relevant financial intermediary through which such shares are held.

    4.  Price at Which Class A Shares and Class B Shares Are Being Tendered. Class A shares are being tendered at a purchase price of $3.35 per Class A share and Class B shares are being tendered at a purchase price of $33.53 per Class B share, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer Document and in this Share Letter of Transmittal.

    5.  Signatures on Share Letter of Transmittal.

    (a)  Exact Signatures. If this Share Letter of Transmittal is signed by the registered holder(s) of the Class A shares or Class B shares tendered hereby, the signature(s) must correspond with the name(s) set out in the share register held by the Company.

    (b)  Different Names on Certificates. If any of the Class A shares or Class B shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Share Letters of Transmittal as there are different registrations of certificates.

    6.  Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class A shares and/or Class B shares will be determined by the Purchaser in its sole discretion, which determinations shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of Class A shares and/or Class B shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Purchaser’s counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Class A share and/or Class B share, and the Purchaser’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Class A shares and/or Class B shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent (as the foregoing are defined in the Offer Document) or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

    7.  Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer Document and this Share Letter of Transmittal should be directed to the Share Tender Agent, Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

    8.  United States Federal Income Tax Withholding and Information Reporting. No withholding or information reporting will be required if the tender and payment for Class A shares or Class B shares is effected at an office outside the United States for U.S. federal income tax purposes.

    Generally, the tender and payment for Class A shares or Class B shares of a holder will be effected at an office outside the United States unless (i) the gross proceeds are paid into an account maintained by the holder in the United States or mailed to the holder at an address in the United States and (ii) the confirmation of the sale is mailed to a holder in the United States.

    If the tender and payment for Class A shares or Class B shares will not be effected at an office outside the United States for U.S. federal income tax purposes, then the proceeds received by holders may be subject both to backup withholding at a rate of 28% and to information reporting, unless tendering holders of Class A shares or Class B shares provide the Share Tender Agent with either a completed IRS Substitute Form W-9, in the case of United States holders, or a completed IRS Form W-8, signed under penalties of perjury, attesting to a holder’s exempt status, in the case of a Non-United States holder. The relevant forms can be obtained from the Share Tender Agent.

    This Share Letter of Transmittal (or facsimile thereof bearing an original signature), properly completed and duly executed, together with all other required documents, must be received before 11 p.m. Luxembourg time, which is 5 p.m. New York City time, on the Expiration Date.

The Information Agent for the Offer is:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
United States of America

1-877-750-9501 (Toll-free in the U.S. and Canada)
00 800 7710 9970 (Freephone in the EU)
+1-412-232-3651 (Call collect from all other countries)
1-212-750-5833 (Banks and Brokers call collect)

The Dealer Manager for the Offer is:

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue
New York, New York 10010
United States of America

Attn: Equity Capital Markets
Call Toll-free: 800-318-8219

The Share Tender Agent for the Offer is:

THE BANK OF NEW YORK, LONDON

By Mail:	By Hand or Overnight Delivery:
The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun / Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

ANNEX IV LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES

LETTER OF TRANSMITTAL
to Tender American Depositary Shares
of
QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME
to
BEVERAGE ASSOCIATES HOLDING LTD.
a wholly owned subsidiary
of
COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV
Pursuant to the Offer Document
Dated January 25, 2007

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, WHICH IS 11:00 P.M. LUXEMBOURG TIME, ON FEBRUARY 28, 2007, UNLESS THE OFFER IS EXTENDED.

The ADS Tender Agent for the Offer is:

THE BANK OF NEW YORK

By Registered, Certified or First Class Mail:	By Hand or Overnight Delivery:	For Notice of Guaranteed Delivery: (for Eligible Institutions Only)

The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street, 1E Receive & Deliver Window New York, NY 10286	By Facsimile Transmission: 212-815-6433 To Confirm Facsimile Transmission Only: 212-815-6212

        Capitalized terms used in this American Depositary Share Letter of Transmittal (“ADS Letter of Transmittal”) and not otherwise defined herein have the meanings ascribed thereto in the Offer Document, dated January 25, 2007 (the “Offer Document”).

        Delivery of this ADS Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the ADS Tender Agent. The instructions set forth in this ADS Letter of Transmittal should be read carefully before this ADS Letter of Transmittal is completed.

        THIS ADS LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER AMERICAN DEPOSITARY SHARES (“ADSs”). IT MAY NOT BE USED TO TENDER SHARES. INSTEAD, TO TENDER SHARES, YOU MUST USE THE SEPARATE “SHARE LETTER OF TRANSMITTAL” TO TENDER SHARES.

        Each tender of an ADS is treated by the Purchaser (as defined below) as a tender of the two Class B shares underlying such ADS. Therefore, the purchase price per ADS is twice the purchase price per Class B share (or $67.07 per ADS).

        You should use this ADS Letter of Transmittal if you are tendering physical American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) or are causing the ADSs to be delivered by book-entry transfer to the ADS Tender Agent’s account at The Depository Trust Company (which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 2 of the Offer Document.

DESCRIPTION OF ADSs TENDERED
Name and Address of Registered Holder (As It Appears on Certificates)*	ADR Number(s)**	Total Number of ADSs Evidenced by ADR	Number of ADSs Tendered
(Correct address if necessary)

Total number of ADSs Tendered

* Unless otherwise indicated, it will be assumed that all ADSs represented by any ADRs delivered to the ADS Tender Agent are being tendered. See Instruction 4.

☐	Check here if certificates have been lost, destroyed or mutilated. See Instruction 12. The number of ADSs evidenced by lost, destroyed or mutilated certificates is .

If you desire to tender ADSs in the Offer, but you cannot deliver your ADSs and all other required documents to the ADS Tender Agent by the Expiration Date (as defined in the Offer Document) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your ADSs pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer Document. See Instruction 2.

Additional Information if ADSs Are Being Delivered by Book-Entry Transfer or

Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

☐	Check here if tendered ADSs are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the ADS Tender Agent and complete the following:

Name(s) of Registered Holder(s)

Window Ticket No. (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If Guaranteed Delivery is to be made by book-entry transfer, complete the following:

Name of Tendering Institution

DTC Account No.

Transaction Code

☐
Check here if tendered ADSs are being delivered by book-entry transfer made to an account maintained by the ADS Tender Agent with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver ADSs by book-entry transfer):

Name of Tendering Institution

DTC Account No.

Transaction Code No.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

        The undersigned hereby tenders to Beverage Associates Holding Ltd., a company with a management board and supervisory board and organized under the laws of Bahamas (the “Purchaser”), [●] ADSs of Quilmes Industrial (Quinsa), Société Anonyme, a company with a management board and supervisory board and organized under the laws of the Grand Duchy of Luxembourg (the “Company”), pursuant to the Purchaser’s Offer Document any and all outstanding shares of the Company (including those tendered as ADSs) not owned by the Purchaser or its affiliates at $67.07 per ADS, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer Document, dated January 25, 2007, receipt of which is hereby acknowledged, and in this ADS Letter of Transmittal (which collectively, together with the Share Letter of Transmittal, any amendments or supplements thereto or hereto, collectively constitute the “Offer”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase ADSs tendered pursuant to the Offer, in which case any reference to the Purchaser shall, if applicable, include such affiliate.

        Subject to, and effective upon, acceptance for payment of and payment for the ADSs tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to all the ADSs that are being tendered hereby and appoints the ADS Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such ADSs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver to the Purchaser all ADSs purchased by the Purchaser pursuant to the Offer, including all written confirmation of registered ownership delivered by the undersigned to the ADS Tender Agent pursuant to the Offer.

        The undersigned hereby irrevocably appoints each designee of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the ADSs tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action at any meeting of shareholders of the Company (whether general or extraordinary and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such ADSs by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment of such ADSs shall revoke, without further action, any other power of attorney, proxy or written consent granted by the undersigned at any time with respect to such ADSs, and no subsequent powers of attorney or proxies will be given, and no written consents will be executed, by the undersigned (and if given or executed, will not be deemed to be effective).

        The undersigned hereby represents and warrants that the undersigned:

    (1) has full power and authority to tender, sell, assign and transfer the ADSs tendered hereby and that, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

    (2) will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered hereby.

        The undersigned understands that tenders of ADSs pursuant to the Offer Document and this ADS Letter of Transmittal and instructions hereto will constitute an agreement to sell the ADSs, conditional, upon payment by the Purchaser, between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Purchaser pay interest on the purchase price for ADSs.

        The undersigned recognizes that, under certain circumstances set forth in the Offer Document, the Purchaser may terminate or amend the Offer or may postpone the acceptance for payment of or the payment for ADSs tendered.

        Unless otherwise indicated under “Special Payment Instructions” please issue the check for the purchase price of any ADSs purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any ADRs evidencing ADSs not tendered or not purchased, in the name(s) of the undersigned or, in the case of ADSs tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions” please mail the check for the purchase price of any ADSs purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and any ADRs evidencing ADSs not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any ADSs purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any ADSs not tendered or not purchased in the name(s) of, and mail said check and mail any ADRs evidencing ADSs to, the person(s) so indicated.

The undersigned recognizes that the Purchaser has no obligation, pursuant to the “Special Payment Instructions”, to transfer any ADSs from the name of the registered holder(s) thereof, if the Purchaser does not accept for payment any of the ADSs so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer Document, this tender is irrevocable.

        The Purchaser will determine in its sole discretion all questions as to the form of documents, including any notice of withdrawal, and the validity, eligibility (including time of receipt) and acceptance of tendered ADSs. The Purchaser’s determination will be final and binding on all parties.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6, 7 and 8)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 1, 6, 7 and 8)

   To be completed ONLY if the check for the purchase price of ADSs purchased (less the amount of any federal income and backup withholding tax required to be withheld) and/or ADR(s) evidencing ADSs not tendered or not purchased are to be issued in the name of someone other than the undersigned.

  To be completed ONLY if the check for the purchase price of ADSs purchased (less the amount of any federal income and backup withholding tax required to be withheld) and/or ADR(s) evidencing ADSs not tendered or not purchased are to be mailed to someone other than the undersigned.

Issue check to:	Mail or deliver to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Including Zip Code)	(Including Zip Code)

(Tax ID or Social Security Number) (See accompanying Substitute Form W-9)	☐ Check here if this is a permanent address change.

SIGN HERE

(Please Complete and Return the Attached Substitute Form W-9 below)

Signature(s) of Owner(s)

Name(s)

 (Please Print)

Capacity (full title)

Address

(Zip Code)

 (Tax Identification or Social Security Number)
(See Substitute Form W-9 Included Herewith)

Daytime Area Code and Telephone Number

Dated                                         , 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Guarantee of Signature(s), if required

(See Instructions 1 and 6)

Name:

Title:

Name of Firm:

Authorized Signature:

Address

(Zip Code)

Area Code and Telephone Number:

Dated:                                         , 2007

SUBSTITUTE FORM W-9	Part I Taxpayer Identification No. — For All Accounts		Part II For Payees Exempt From Backup Withholding, please write “Exempt” here (see enclosed Guidelines)
____________
Department of the Treasury Internal Revenue Service
Enter your Taxpayer Identification Number in the appropriate box. For most individuals and sole proprietors, this is your Social Security Number. For other entities, it is your Employer Identification Number. If you do not have a number, see How to Obtain a TIN in the enclosed Guidelines.
Social security number

Payer’s Request for Taxpayer Identification No.	Note: If the account is in more than one name, see the chart on page 2 of enclosed Guidelines to determine which number to give.	OR ______________ Employer identification number

Part III — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) Any information provided in this form is true, correct and complete.

SIGNATURE	DATE:

Name (Please Print)
Address (Please Print)
Entity (Please check appropriate box):
[ ] Individual / Sole Proprietor [ ] Corporation [ ] Partnership [ ]Other (please specify below)

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

ONLY ADSs MAY BE TENDERED IN THE OFFER PURSUANT TO THIS ADS LETTER OF TRANSMITTAL. HOLDERS OF SHARES MAY NOT TENDER SHARES INTO THE OFFER PURSUANT TO THIS ADS LETTER OF TRANSMITTAL. A HOLDER OF SHARES DESIRING TO TENDER IN THE OFFER SHOULD USE THE “SHARE LETTER OF TRANSMITTAL” TO TENDER SHARES, BY WHICH SUCH HOLDER MAY TENDER SHARES INTO THE OFFER.

1.  Guarantee of Signatures. Except as otherwise provided below, all signatures on this ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this ADS Letter of Transmittal need not be guaranteed (a) if this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of ADSs) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this ADS Letter of Transmittal, or (b) if such ADSs are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any ADRs evidencing ADSs that you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6.

2.  Delivery of the ADS Letter of Transmittal and ADSs; Guaranteed Delivery Procedure. You should use this ADS Letter of Transmittal only if you are forwarding ADRs evidencing ADSs with this ADS Letter of Transmittal or causing the ADSs to be delivered by book-entry transfer pursuant to the procedures set forth in Section 2 of the Offer Document. In order for you to validly tender ADSs, ADRs evidencing ADSs for all physically delivered ADSs, or a confirmation of a book-entry transfer of all ADSs delivered electronically into the ADS Tender Agent’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this ADS Letter of Transmittal, must be received by the ADS Tender Agent at one of its addresses set forth on the front page of this ADS Letter of Transmittal by the Expiration Date (as defined in the Offer Document).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the ADS Tender Agent, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the ADSs that such participant has received and agrees to be bound by the terms of this ADS Letter of Transmittal and the Purchaser may enforce such agreement against them.

Guaranteed Delivery. If you cannot deliver your ADSs and all other required documents (including ADRs evidencing the ADSs) to the ADS Tender Agent by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your ADSs pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer Document. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

      (b)  a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the ADS Tender Agent by the Expiration Date, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

      (c)  ADRs evidencing the ADSs for all physically delivered ADSs, or a confirmation of a book-entry transfer of all ADSs delivered electronically into the ADS Tender Agent’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed ADS Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this ADS Letter of Transmittal, must be received by the ADS Tender Agent within three (3) New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 2 of the Offer Document.

The method of delivery of all documents, including ADRs evidencing the ADSs, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No fractional ADSs will be purchased. If the Purchaser would otherwise be required to purchase from a holder a fractional ADS, the Purchaser will round down to the nearest whole ADS to determine the number of ADSs to be purchased from that holder. By executing this ADS Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the ADSs.

3.  Inadequate Space. If the space provided in the box captioned “Description of ADSs Tendered” is inadequate, then you should list the ADRs evidencing such ADSs and/or the number of ADSs evidenced by such ADRs on a separate signed schedule attached hereto.

4.  Partial Tenders (Not applicable to stockholders who tender by book-entry transfer). If you wish to tender (offer to sell) fewer than all of the ADSs evidenced by any ADR that you deliver to the ADS Tender Agent, fill in the number of ADSs that are to be tendered in the box entitled “Number of ADSs Tendered.” In such case, a new ADR for the remainder of the ADSs evidenced by the old ADR will be sent to the person(s) signing this ADS Letter of Transmittal, unless otherwise provided in the appropriate box on this ADS Letter of Transmittal, as promptly as practicable after the expiration or termination of the Offer. Unless you indicate otherwise, all ADSs represented by an ADR delivered to the ADS Tender Agent will be deemed to have been tendered. In the case of ADSs tendered by book-entry transfer at the Book-Entry Transfer Facility, the ADSs will be credited to the appropriate account maintained by the tendering holder at the Book-Entry Transfer Facility. In each case, ADSs will be returned or credited without expense to the stockholder.

5.  Indication of Price at Which ADSs Are Being Tendered. ADSs are being tendered at a purchase price of $67.07 per ADS, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer Document and in this ADS Letter of Transmittal.

6.  Signatures on ADS Letter of Transmittal; Stock Powers and Endorsements.

      (a)  Exact Signatures. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADRs evidencing the ADSs without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the ADSs tendered hereby are held of record by two or more persons, all such persons must sign this ADS Letter of Transmittal.

      (c)  Different Names on ADRs. If any of the ADSs tendered hereby are registered in different names on different ADRs evidencing the ADSs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of ADRs.

      (d)  Endorsements. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, no endorsements of ADRs evidencing the ADSs or separate stock powers are required. Signatures on any such ADRs or stock powers must be guaranteed by an Eligible Institution.

If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs tendered hereby, ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the ADRs evidencing such ADSs. Signature(s) on any such ADRs or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this ADS Letter of Transmittal or any ADR or other certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the ADS Tender Agent of the authority of such person so to act must be submitted.

7.  Stock Transfer Taxes. Except as provided in this Instruction 7, the Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any ADSs to it or its order pursuant to the Offer. If, however, payment of the purchase price for the ADSs is to be made to, or ADSs not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered ADSs are registered in the name of a person other than the name of the person(s) signing this ADS Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the ADS Tender Agent, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

8.  Special Payment and Delivery Instructions. If the check for the purchase price of any ADSs purchased is to be issued and any ADSs not tendered or not purchased are to be returned in the name of a person other than the person(s) signing this ADS Letter of Transmittal or if the check and any ADR evidencing ADSs not tendered or not purchased are to be mailed to someone other than the person(s) signing this ADS Letter of Transmittal or to the person(s) signing this ADS Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this ADS Letter of Transmittal should be completed.

9.  United States Federal Income Tax Withholding. Under the U.S. backup withholding rules, the ADS Tender Agent may be required to withhold 28% of the amount of any payments made to certain holders of ADSs pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder must provide the ADS Tender Agent with such ADS holder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth above, an IRS form W-8 as described below, or otherwise establish an exemption under applicable regulations.

In general, if an ADS holder is an individual, the taxpayer identification number is the social security number of such individual. If the ADS Tender Agent is not provided with the correct taxpayer identification number, the ADS holder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such ADS holder pursuant to the Offer may be subject to backup withholding. Certain ADS holders (including, among others, corporations and foreign persons) are not subject to these backup withholding requirements. In order to satisfy the ADS Tender Agent that a foreign person qualifies as an exempt recipient, such ADS holder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Such statements can be obtained from the ADS Tender Agent.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if ADSs are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause ADSs to be deemed invalidly tendered, but may require the ADS Tender Agent to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

10.  Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by the Purchaser in its sole discretion, which determination shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of ADSs it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Purchaser’s counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular ADS, and the Purchaser’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of ADSs will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent (as the foregoing are defined in the Offer Document) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

11.  Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer Document and this ADS Letter of Transmittal should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

12.  Lost, Stolen, Destroyed or Mutilated ADRs. If your ADRs evidencing part or all of your ADSs have been lost, stolen, destroyed or mutilated, you should call The Bank of New York, as depositary under the Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary for the ADSs) and the holders and beneficial owners from time to time of ADRs, at 1-800-507-9357, regarding the requirements for replacement. You may be required to post a bond in connection with the issuance of a replacement ADR. You are urged to contact The Bank of New York immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

This ADS Letter of Transmittal, properly completed and duly executed, together with ADRs evidencing ADSs being tendered (or confirmation of book-entry transfer) and all other required documents, must be received by the ADS Tender Agent before 5:00 p.m. New York City time, which is 11:00 p.m. Luxembourg time, on the Expiration Date, or the tendering ADS holder must comply with the procedures for guaranteed delivery.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer
— Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer:

For this type of account:		Give the name and SOCIAL SECURITY number of—
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship account or single-owner LLC	The owner(3)
For this type of account:		Give the EMPLOYER IDENTIFICATION number of—
6.	A valid trust, estate, or pension trust	The legal entity(4)
7.	Corporate account or LLC electing corporate status on IRS Form 8832	The corporation
8.	Partnership account (or multiple-member LLC) member held in the name of the business	The partnership
9.	Association, club, or tax-exempt organization account	The organization
10.	A broker or registered nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The broker or nominee The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)
Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. Either your social security number or employer identification number (if you have one) may be used.

(4)
List and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
    If you do not have a taxpayer identification number (“TIN”) you should apply for one immediately. You may obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration, or get this form online at www.socialsecurity.gov. You may obtain Form SS-4, Application for Employer Identification Number, or Form W7, Application for IRS Individual Taxpayer identification Number, from the Internal Revenue Service by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet website at www.irs.gov. If you do not have a TIN, write “Applied For” in the space for the TIN.

Payees Exempt from Backup Withholding
    Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions including the following:

•	A corporation.

•	A financial institution.

•
An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a) of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

    Certain other payees may be exempt from either dividend and interest payments or broker transactions. You should consult your tax advisor to determine whether you might be exempt from backup withholding. Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

    ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ACROSS THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN THE FORM TO THE PAYER.

    IF YOU ARE A NONRESIDENT ALIEN OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYER THE APPROPRIATE COMPLETED FORM W-8.

    Privacy Act Notice.—Section 6109 of the Code requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
    (1) Penalty for Failure to Furnish Taxpayer Identification Number— If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
    (2) Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
    (3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
    (4) Misuse of Taxpayer Identification Numbers—If the requester discloses or uses Taxpayer Identification Numbers in violation of Federal Law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

The Information Agent for the Offer is:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor
New York, New York 10022
United States of America

1-877-750-9501 (Toll-free in the U.S. and Canada)
00 800 7710 9970 (Freephone in the EU)
+1-412-232-3651 (Call collect from all other countries)
1-212-750-5833 (Banks and Brokers call collect)

The Dealer Manager for the Offer is:

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue
New York, New York 10010
United States of America

Attn: Equity Capital Markets
Call Toll-free: 800-318-8219

The ADS Tender Agent for the Offer is:

THE BANK OF NEW YORK

By Registered, Certified or First Class Mail:	By Hand or Overnight Delivery:	For Notice of Guaranteed Delivery: (for Eligible Institutions Only)

The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street, 1E Receive & Deliver Window New York, NY 10286	By Facsimile Transmission: 212-815-6433 To Confirm Facsimile Transmission Only: 212-815-6212

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender American Depositary Shares (“ADSs”)

of

QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME

Pursuant to the Offer Document dated January 25, 2007

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
WHICH IS 11:00 P.M. LUXEMBOURG TIME, ON FEBRUARY 28, 2007, UNLESS THE OFFER IS EXTENDED.

Capitalized terms used in this Notice of Guaranteed Delivery and not otherwise defined herein shall have the meaning ascribed to them in the Offer Document dated January 25, 2007 (the “Offer Document”).

As set forth in Section 2 of the Offer Document, this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if: (1) American Depositary Receipts (“ADRs”) evidencing ADSs and all other documents required by the Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) cannot be delivered to the ADS Tender Agent or (2) the procedures for book-entry transfer for the tender of ADSs cannot be completed by the Expiration Date (as defined in the Offer Document). This form may be delivered by hand, facsimile transmission or mail to the ADS Tender Agent. See Section 2 of the Offer Document.

The ADS Tender Agent for the Offer is:

THE BANK OF NEW YORK

By Registered, Certified or First Class Mail:	By Hand or Overnight Delivery:	For Notice of Guaranteed Delivery: (for Eligible Institutions Only)

The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street, 1E Receive & Deliver Window New York, NY 10286	By Facsimile Transmission: 212-815-6433 To Confirm Facsimile Transmission Only: 212-815-6212

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer Document) do not constitute valid delivery to the ADS Tender Agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer Document) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

THIS NOTICE OF GUARANTEED DELIVERY MAY ONLY BE USED TO ACCEPT THE OFFER IN RELATION TO ADSs IN THE CIRCUMSTANCES SET OUT ABOVE. IT MAY NOT BE USED TO ACCEPT THE OFFER IN RELATION TO CLASS B SHARES.

Ladies and Gentlemen:

The undersigned hereby tenders to Beverage Associates Holding Ltd., a Bahamas corporation (“Purchaser”), a wholly owned subsidiary of Companhia de Bebidas das Américas - AmBev, a Brazilian corporation (“AmBev”), upon the terms and subject to the conditions set forth in the Offer Document, receipt of which is hereby acknowledged and the related ADS Letter of Transmittal (which together with the related Letter of Transmittal to Tender Shares and the Offer Document, as they may be amended or supplemented from time to time, constitute the “Offer”) the number (indicated below) of ADSs of Quilmes Industrial (Quinsa), Société Anonyme, a Luxembourg public limited company (“Quinsa” or the “Company”), pursuant to the guaranteed delivery procedure for ADSs set forth in Section 2 of the Offer Document.

NUMBER OF ADSs BEING TENDERED HEREBY:                      ADSs

The undersigned hereby tenders ADSs of Quinsa, each of which represents two underlying Class B shares, at the price of $67.07 per ADS, which is twice the purchase price paid per Class B share. The undersigned acknowledges that each tender of an ADS tendered hereby will be treated by Purchaser as a tender of the two Class B shares underlying such ADS.

ADR Nos. (if available):

If ADSs will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.                                                      at

The Depository Trust Company

SIGN HERE

Signature(s)

Dated:                                         , 2007

Name(s) of ADS holder:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or that is otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees delivery to the ADS Tender Agent of the American Depositary Shares tendered hereby, together with a properly completed and duly executed ADS Letter of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer Document) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) New York Stock Exchange, Inc. trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated: , 2007

DO NOT SEND ADRs EVIDENCING ADSs WITH THIS FORM.

YOUR ADRs MUST BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

ANNEX V NOTICE OF WITHDRAWAL

OFFER BY BEVERAGE ASSOCIATES HOLDING LTD. ("BAH")
FOR THE SECURITIES OF QUILMES INDUSTRIAL ("QUINSA"), SOCIÉTÉ ANONYME (THE "COMPANY")

______________________________________

FORM OF WITHDRAWAL REQUEST1

______________________________________

TO WITHDRAW THE COMPANY SHARES TENDERED IN THE OFFER MADE BY BAH

The undersigned hereby represents that the undersigned has tendered the Company shares in the Offer made by BAH and wishes to withdraw all or part of such tenders as indicated below.

The undersigned further represents that the undersigned is aware of the terms and conditions of the Offer made by BAH for the Company shares and/or ADSs as described in the Offer Document, which was approved by the CSSF on January 25, 2007 (the “Offer Document”). All capitalised terms used but not defined herein are defined in the Offer Document.

THIS FORM OF WITHDRAWAL REQUEST MUST BE FILED
ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME
(WHICH IS 11:00 P.M. LUXEMBOURG TIME), ON FEBRUARY 28, 2007
(SUBJECT TO POSSIBLE EXTENSION AS PUBLISHED BY THE OFFEROR)

Name of Holder of the Company shares:

Address (include postal code):

Hereby:

☐
instructs and gives full power of attorney to the financial intermediary with which the tendered shares of the Company were deposited before their tender in the Offer:

to withdraw their following tenders in the Offer and to credit the withdrawn shares back to my securities account.

☐	withdraws their following tenders in the Offer (in the case the Company shares were registered directly in the Company’s share register before their tender in the Offer)
(Please tick the box corresponding to the option chosen.)

Date(s) of such tender(s)	___________________

Date: Signature of Holder:

_______________________________
1      To be completed in duplicate in the case of shares where the holder is directly registered in the shareholders register with one copy to be sent to Quinsa and the other to be sent to the Share Transfer Agent.

With respect to the Company shares directly registered on the Company share register, this form of withdrawal request must be sent to the Company, as share registrar, and the Share Transfer Agent at:

THE COMPANY

Quilmes Industrial (Quinsa) Société Anonyme,
FAO Francis Cressall,
84, Grand Rue
L-1660 Luxembourg ;

Fax: + 352 47 3885

The Share Tender Agent for the Offer is:

THE BANK OF NEW YORK, LONDON

By Mail:	By Hand or Overnight Delivery:
The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

In Luxembourg please contact:

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035